                                                                EXHIBIT 10.32



                             FAIR MARKET VALUATION

                    OF THE REGIONS AND SYSTEMS THAT COMPRISE

                    FALCON CLASSIC CABLE INCOME PROPERTIES,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1996























                                 Prepared For:

                          Falcon Cable Investors Group
                            Los Angeles, California




                                                             [LOGO]
                                                             KANE REECE
                                                             ASSOCIATES, INC.

[KANE REECE LETTERHEAD]


March 10, 1997




Falcon Cable Investors Group
10900 Wilshire Boulevard
Los Angeles, CA  90024

ATTN:    Mr. Michael K. Menerey

In accordance with your authorization, Kane Reece Associates, Inc. ("Kane Reece" or the "appraisers") has made an investigation and valuation of the cable television system assets of each of the Regions (Burke County, Centreville, and Somerset) and Systems (Redmond and California City) that comprise Falcon Classic Cable Income Properties ("FCCIP" or the "Partnership").

This valuation study was conducted to determine the fair market value of 100% of the assets described above as of December 31, 1996. The appraisal was conducted pursuant to Section 4.9 of the Amended and Restated Agreement of Limited Partnership of Falcon Classic Cable Income Properties, L.P. dated May 15, 1989. This is the sole purpose of this appraisal.

Fair market value, as used herein, is defined as the price, in cash or equivalent, that a buyer could reasonably be expected to pay and a seller could reasonably be expected to accept, if the property were exposed for sale on the open market for a reasonable period of time, both buyer and seller being in possession of the pertinent facts, and neither being under compulsion to act, as of a certain date.

Our methodology for determining the fair market value of any CATV property incorporates an assessment of the potential revenues and cash flows the property will generate over an appropriate investment term and the likely appreciation in value of the property over that term. We confirm this calculated economic valuation with an analysis of recent sales of comparable properties to the extent available and relevant.

As part of the research required for our study, we were furnished materials on historical and prospective operations. We have also consulted recognized sources of financial and industry information; visited each Region to physically inspect facilities and the service area, and interview management. We did not visit the California City and Redmond systems.

Kane Reece and this report comply with the appraisal standards set forth in the Uniform Standards of Professional Appraisal Practice and those promulgated by the American Society of Appraisers.



                 Valuation, Management & Technical Consultants

Falcon Cable Investors Group
March 10, 1997
Page Two



Based upon our investigation and valuation as described in the accompanying report and subject to the Limiting and General Service Conditions and the Appraisal Certificate contained in the report that follows, it is Kane Reece's opinion that the fair market values of 100% of each of the Regions' and Systems' assets that make up FCCIP as of December 31, 1996 were:

                 Burke County                                $      20,570,000
                                                             =================

                 Centreville                                 $      23,980,000
                                                             =================

                 Somerset                                    $      33,590,000
                                                             =================

                 Redmond                                     $       7,680,000
                                                             =================

                 California City                             $       3,500,000
                                                             =================


Respectfully submitted,



KANE REECE ASSOCIATES, INC.

                    Limiting and General Service Conditions

1) We were provided certain financial and operating data by management and we have relied on this information without independent analysis or verification by Kane Reece Associates, Inc.

2) Kane Reece Associates, Inc. is not responsible for the impact of economic events occurring after the date of this report and we have no obligation to update this report unless subsequently engaged to do so.

3) We have made no investigation of, and assume no responsibility for, the title to the assets appraised nor for any undisclosed liabilities of the subject company.

4) All statements in this appraisal are based on the best knowledge and belief of Kane Reece Associates, Inc.

5) Neither Kane Reece Associates, Inc. nor any of its employees has any present or contemplated financial interest in the appraised entity, and we certify the compensation received for this study is in no way contingent upon the valuation conclusions.

6) Kane Reece Associates, Inc. is not required to give testimony in court, or be in attendance during any hearings or depositions, with reference to the company being appraised, unless previous arrangements have been made.

7) This appraisal is valid only for the purpose(s) stated herein, and no one may rely on the report for any other purpose(s) and is valid only for the appraisal date or dates specified herein. You may show our report in its entirety to those third parties who need to review the information contained therein. You agree to hold Kane Reece Associates, Inc., harmless from any liability, including attorneys' fees, damages or cost which may result from any improper use or reliance by you or third parties. No reference to our name or our report, in whole or in part, in any document you prepare and/or distribute to third parties may be made without our prior written consent. We will maintain the confidentiality of all conversations, documents provided to us, and the contents of our reports, subject to legal or administrative process or proceedings. These conditions can be modified only by written documents executed by both parties.

KANE REECE ASSOCIATES, INC.

399 Thornall Street
Metro Park, NJ  08837-2236
(908)494-3700

                             FAIR MARKET VALUATION

                    OF THE REGIONS AND SYSTEMS THAT COMPRISE

                    FALCON CLASSIC CABLE INCOME PROPERTIES,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1996

                             FAIR MARKET VALUATION

                    OF THE REGIONS AND SYSTEMS THAT COMPRISE

                    FALCON CLASSIC CABLE INCOME PROPERTIES,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1996





                               TABLE OF CONTENTS
                               -----------------
              TRANSMITTAL LETTER

              LIMITING AND GENERAL SERVICE CONDITIONS

        I.    INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . 1

       II.    INDUSTRY REVIEW   . . . . . . . . . . . . . . . . . . . . . . . 5

      III.    DESCRIPTION OF THE REGIONS' AND

                 SYSTEMS' SERVICE AREAS   . . . . . . . . . . . . . . . . .  26

       IV.    BUSINESS ENTERPRISE VALUATION   . . . . . . . . . . . . . . .  53

APPRAISAL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

EXHIBIT A:    Photographs

EXHIBIT B:    Region and System Operating Statistics

EXHIBIT C:    Region and System Cash Flow Statements

EXHIBIT D     Region and System Cash Flow Projection Assumptions

EXHIBIT E     Region and System Cash Flow Projections



QUALIFICATIONS OF THE APPRAISERS

APPENDIX:     Glossary of Cable TV Terms

                             FAIR MARKET VALUATION

                    OF THE REGIONS AND SYSTEMS THAT COMPRISE

                    FALCON CLASSIC CABLE INCOME PROPERTIES,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1996

                             PART I - INTRODUCTION

Falcon Cable Investors Group, the General Partner (the "General Partner") of Falcon Classic Cable Income Properties, a California Limited Partnership ("FCCIP" or the "Partnership") manages cable television systems located in three (3) regional clusters in Burke County, North Carolina; Centreville, Maryland; and Somerset, Kentucky; (the "Regions") as well as two (2) systems in Redmond, Oregon and California City, California (the "Systems").

Kane Reece Associates, Inc. ("Kane Reece" or the "appraisers") of Metro Park, New Jersey was selected and retained by the General Partner to determine fair market value of 100% of the assets of each Region and System of FCCIP as of December 31, 1996. Kane Reece was retained pursuant to Section 4.9 of the Partnership Agreement as Amended and Restated. This is the sole purpose of this report.

Fair market value, as used herein, is defined as the price, in cash or equivalent, that a buyer could reasonably be expected to pay and a seller could reasonably be expected to accept, if the property were exposed for sale in the open market for a reasonable period of time, both buyer and seller being in possession of the pertinent facts, and neither being under compulsion to act, as of a certain date.

The appraisers visited Burke County, Centreville, and Somerset for this study, while having visited the Hesperia Region, the region that California City reports to in a previous Falcon engagement. The appraisers visited the service areas to interview management, inspect facilities, and to determine the growth potential of each of the service areas. Pursuant to information requests, the appraisers were provided various documents. The appraisers were not denied any material information and all requests were handled in a timely manner.

Documents provided included but were not limited to the following:

         . Management prepared financial statements at various time periods including the year ending December 31, 1996.

         . Management prepared operating statistics reports -- homes passed, basic subscribers, pay units, etc. for various dates including December 31, 1996.

         .       1997 operating budgets by Region and System.

         .       Various SEC filings, i.e., 10K and 8K filings.

         .       System channel charts and rate cards for various dates.

The appraiser also relied on demographic data and other service area information provided by CACI and various Chambers of Commerce as well as cable industry trade publications and industry analysts' reports in forming the value conclusions contained herein.

GENERAL APPRAISAL CONSIDERATIONS

The following paragraphs discuss some of the pertinent variables which contribute to or detract from the value of a cable system, and provide commentary on how they are considered in this study.

Remaining Life of the Franchise

The terms under which franchises are issued can vary considerably. The term of the acquired franchise represents franchise life because the continued operation of the existing system will terminate at that point. In order to secure a franchise renewal the operator will be required to negotiate a new franchise. Typical system changes agreed to by the incumbent operator in this negotiation process include, but are not limited to, rebuilding the system, adding local origination facilities, adding more channels, and making rate concessions. There are numerous examples of onerous franchise provisions demanded by cities to grant a new franchise.
These types of changes materially alter the economic environment for the cable system. Additionally, there are many examples of cities either denying a new franchise or allowing a second franchise when the incumbent operator resists new franchise provisions.


Homes in the Franchise Area

The number of homes and the future growth of households in the franchise area limit the maximum potential for expansion of revenues for a system. The demographics of the franchise area are also important factors. Other important demographics include household income, median age, and projected growth of the employment base.

Net Plant Age and Channel Capacity

A typical cable television system plant is generally believed to have a 10 to 12 year life. A new system plant is obviously more attractive for investment than one which is facing a very near-term major rebuild. The 10 to 12 year life can be longer or shorter depending on preventive maintenance, several environmental factors, e.g., proximity to salt water, and type and quality of initial construction.

Old-fashioned 12-channel systems, or for that matter 36-channel systems, are obsolete when compared to the new or high capacity systems. The greater the channel capacity, the greater the possibility for offering additional pay services and other revenue enhancing services.

Local Political Considerations

Certain areas have been identified as politically difficult for the cable TV operators. In such cases, the anticipated market value or selling price for a cable system will be less than in areas with a cooperative political environment.

Regulatory Environment

In addition to franchises issued by local governmental units, the industry is regulated under the Cable Acts of 1984 and 1992, the Telecommunication Act of 1934 and the Telecommunication Act of 1996. The 1996 Act, while the regulations have yet to codified, will have far reaching affects on the cable TV, communications, and broadcast industries. One of the major elements of the 1996 Act is the removal or lessening of barriers of entry for the provision of telephone and multichannel video services by would be competitors. The Industry Review section includes a discussion of the current regulatory environment.

                             FAIR MARKET VALUATION

                    OF THE REGIONS AND SYSTEMS THAT COMPRISE

                    FALCON CLASSIC CABLE INCOME PROPERTIES,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1996

                           PART II - INDUSTRY REVIEW

The cable television ("CATV") industry is currently facing sweeping regulatory and technological changes which offer, on one hand, the potential for new services and growth opportunities and on the other, significant challenges. It is the purpose of this section to provide the reader with a brief historical backdrop and a discussion of various factors and issues that will impact the CATV industry.

Early History

The first cable television system was developed in Mahanoy, Pennsylvania in 1948 as a re-distributor of off-air television broadcast signals. Technical constraints and limited product confined industry growth to areas of limited or no off-air television reception through the mid-1970s. By that time, 29% of television homes in the United States had cable television service available to them, and approximately 12% to 15% of television households subscribed. Home Box Office, and other satellite delivered cable exclusive programming, developed in the mid-1970s represented a major breakthrough in technology. The number of cable exclusive programming services grew exponentially through the mid-1980s giving consumers a reason to subscribe to cable other than just better television reception.

Historic Growth and Forecasts

During the late 1970s and the 1980s, the cable television industry was characterized by a period of rapid growth as a number of communities granted franchises, systems were built and wired, and subscribers were added. This growth was spawned by an easing of government regulations, the increased availability of capital, more cable-exclusive programming, and improved technology. Following this period of intensive construction, the industry's attention in the latter half of the 1980s turned to new programming, geographic consolidation ("clustering"), new sources of revenues, such as "pay-per-view", increased competition with broadcasters, the development of more dynamic consumer marketing, and improved customer service.

From 1980 to 1995 the number of cable subscribers more than tripled from 18.1 million in 1980 to 62.1 million in 1995 (Table 1A), representing a compound annual growth rate ("CAGR") of 8.6%. During the same time period, pay TV units grew from 9.1 million to 54.2 million representing a 12.6% CAGR. Basic cable TV subscribers now comprise 67% of United States homes passed by cable television. This is projected by Kagan1 to decline to 65.5% by 2000, reflecting the impact of competitive delivery systems, such as direct broadcast satellite (DBS), multichannel multipoint distribution service (MMDS), and hybrid fiber/coax transport services, among others.

While the percent of cable television households subscribing to cable is projected to be flat or slightly decline, basic subscribers will continue to grow in absolute numbers, but at a rate of growth slower than in the past. While basic cable units grew at a CAGR of 8.6% between 1980 - 1995, they are expected to grow only at a 0.2% rate between 1995 and 2005. Pay unit growth patterns are also projected at a substantially lower rate than the industry has seen over the past 15 years. Between 1980 and 1995 pay units grew at a CAGR of 12.6%; however, between 1995 and 2005 the growth rate is expected to decline to 1.9% due to market saturation and increased competition.

Historical and projected subscriber growth rates and industry revenues are shown in Table 1A and 1B.





______________________

(1)The Cable TV Financial Databook 1996, published by Paul Kagan Associates,
   Inc.

                                    TABLE 1A
                      CABLE TELEVISION INDUSTRY STATISTICS
                        CABLE INDUSTRY GROWTH STATISTICS

                                             Basic Cable                            Pay Cable Units
                                      -------------------------        --------------------------------------
                     TV Homes                             % of                            % of
                      Passed         Subscribers*         Homes         Units**          Homes           % of
Yr End              (Millions)        (Millions)         Passed        (Millions)        Passed         Basic
------              ----------        ----------         ------        ----------        ------         -----
1980                   32.8               18.1             55.2%           9.1            27.7%          50.3%
1981                   41.2               22.5             54.6%          15.5            37.6%          68.9%
1982                   49.1               27.2             55.4%          20.8            42.4%          76.5%
1983                   55.9               31.4             56.2%          26.4            47.2%          84.1%
1984                   60.5               34.2             56.5%          30.0            49.6%          87.7%
1985                   64.7               36.7             56.7%          30.6            47.3%          83.4%
1986                   69.4               39.7             57.2%          32.1            46.3%          80.9%
1987                   73.1               42.6             58.3%          34.8            47.6%          81.7%
1988                   77.2               45.7             59.2%          38.8            50.3%          84.9%
1989                   82.8               49.3             59.5%          41.1            49.6%          83.4%
1990                   86.0               51.7             60.1%          41.5            48.3%          80.3%
1991                   88.4               53.4             60.4%          43.1            48.8%          80.7%
1992                   89.7               55.2             61.5%          44.4            49.5%          80.4%
1993                   90.6               57.2             63.1%          46.0            50.8%          80.4%
1994                   91.6               59.7             65.2%          51.1            55.8%          85.6%
1995                   92.7               62.1             67.0%          54.2            58.5%          87.3%
1996 (Est.)            93.7               64.0             68.3%          57.6            61.4%          89.9%
2000 (Est.)            98.1               64.3             65.5%          62.0            63.2%          96.4%
2005 (Est.)           103.9               63.3             60.9%          65.5            63.1%         103.5%

                                                   COMPOUND AVERAGE ANNUAL GROWTH RATES (CAGR)

1980-1995              7.2%               8.6%                           12.6%
1995-2000              1.1%               0.7%                            2.7%
1995-2005              1.1%               0.2%                            1.9%

*Prior to 1982, basic subscribers and homes passed reflect quantities in those systems offering pay TV.

**Pay cable units includes both pay units and mini pay units.
Sources:   Paul Kagan Associates, Inc., The Cable TV Financial Databook, June
           1996.
           Kane Reece Associates, Inc., Compound Annual Growth Rates.

                                    TABLE 1B
                CABLE TELEVISION INDUSTRY STATISTICS (CONTINUED)
                            CABLE INDUSTRY REVENUES
                                  ($ Millions)

                                                     Actual                  Forecast               1995-
                                                                       -------------------          2000
Year                                                  1995             1996           2000          CAGR
                                                      ----             ----           ----          ----
Basic/Exp. Basic Cable Revenue                    $  16,858        $  18,600       $  22,900          6.3%
Pay Revenue (1)                                       5,063            5,237           5,377          1.2%
                                                  ---------        ---------       ---------
Total Basic/Pay Revenue                              21,921           23,837          28,277         5.22%
                                                  ---------        ---------       ---------
Other Revenue:
PPV Revenue (2)                                         595              718           2,367         31.8%
Net Advertising Revenue                               1,281            1,499           2,451         13.9%
Digital Services Revenue (3)                            341              468           3,273         57.2%
Other Video Revenue (4)                                 729              865           1,371         13.5%
                                                  ---------        ---------       ---------
Total Other Revenue                                   2,946            3,550           9,462         26.3%
                                                  ---------        ---------       ---------
Total Video Revenue                                  24,867           27,387          37,739          8.7%
                                                  ---------        ---------       ---------
Video Revenue/Subscriber/Month                        34.03            36.17           48.76          7.5%
Cable Telephony Revenue (5)                             222              416           2,868         66.8%
                                                  ---------        ---------       ---------
Total Video & Cable Telephony Revenue             $  25,089        $  27,803       $  40,607         10.1%
                                                  =========        =========       =========
Per Basic Subscriber                              $   34.33        $   36.72       $   52.46          8.9%
                                                  =========        =========       =========

Sources:         Paul Kagan Associates, Inc., The Cable TV Financial Databook,
                 June 1996.
                 Kane Reece Associates, Inc. Compound Annual Growth Rate Calculations.
(1)      Pay cable revenue includes mini-pay revenue.
(2) PPV revenue includes PPV event, PPV/NVOD Movie and Non-Movie PPV/NVOD revenue.
(3) Digital revenue includes cable delivered video game, digital video tier, cable to business video and high speed access revenue.
(4) Other video revenue includes home shopping commission and miscellaneous revenue.
(5) Cable telephony revenue includes residential cablephone and wholesale/retail business cablephone revenue and cable Sprint Spectrum revenue at 60%.

Regulation

The Cable Communications Policy Act of 1984 (the "1984 Act") had a major impact on the CATV industry, the most significant of which was the deregulation of basic cable rates. Effective December 29, 1986 cable operators were able to raise monthly subscription rates on basic service at their own discretion, rather than being limited to rate approval by local and state authorities. The 1984 Act also eased the franchise renewal process by establishing a specific and consistent process for renewal. This "deregulated" cable world came to an end with the passage of the "Cable Television Consumer Protection Act of 1992" (the "1992 Act").

The Congress authorized the Federal Communications Commission ("FCC") to promulgate and enforce the major elements of the 1992 Act.

Some of the key elements and issues addressed by the 1992 Act were:

         - "Retransmission consent" whereby local TV stations were allowed to negotiate with cable operators for consent, for a fee, to retransmit their signals on cable, or local TV stations could opt for "must carry" which requires cable systems to carry the station for no fee.

         - The "anti-buythrough" provision requires cable operators to install expensive new addressable technology over the next ten years so subscribers would no longer be required to buy "full basic", or the "second tier", before being eligible to buy premium and pay-per-view services.

         - Rates of the lowest tier of local broadcast signals are subject to local regulation of most cable systems (97%) under guidelines developed by the FCC; expanded tiers of service may be subject to rate regulation if subscribers complain to the FCC and cable rates are found to be "unreasonable" on a case-by-case basis by the FCC.

         - New competition is "encouraged" by the bill from new cable operators, municipalities and alternate video distributors, and cable programmers are required to sell their creative products to competitors at justifiable prices.

         - An anti-trafficing provision prohibits cable operators from selling or transferring ownership in a cable system for at least three years after buying or building the system.

         - Other provisions affect channel positioning, customer service standards, the number of channels that can be occupied by a programmer owned or backed by a cable operator, and the number of cable subscribers any one cable operator may serve.

The 1992 Act had a substantial impact on the industry with revenues and cash flows adversely affected, which in turn influenced the availability of capital.

Rate regulation became effective with the FCC initial benchmark on September 1, 1993, followed by revised benchmarks effective as of May 15, 1994. In general, the regulations called for up to a maximum 17% reduction in basic cable service rates and a cost based approach to the pricing of installation and customer premise equipment such as remote control devices, converters and additional outlets.

The first major overhaul of the Telecommunications Act of 1934 was passed by Congress in January 1996. The Telecommunications Act of 1996 (the "1996 Act") passed for several reasons including the following:

         - Congress was under pressure to enact some "significant legislation."

         -       Election year friendly/voter indifference.

         -       Regain policy authority from the court.

         -       Provides for "compromise," something for each industry.

         - Public Relations Spin: jobs created for the information superhighway.

The 1996 Act is made up of seven titles:

                 Title I         Telecommunications Services

                 Title II        Broadcast Services

                 Title III       Cable Services

                 Title IV        Regulation Reform

                 Title V         Broadcast Obscenity and Violence

                 Title VI        Effect on Other Laws

                 Title VII       Miscellaneous Provisions

The 1996 Act is voluminous and complex. We will only deal with a sample of the more significant aspects of the bill as they relate to cable TV. The 1996 Act leaves in place, with certain modifications, most of the 1992 Act provisions.

         Rate Regulation

         -       Upper tier regulations

                 - Only a local franchising authority can file a complaint with the FCC -- the 1992 Act had provisions for individuals.

                 -        All tier rate regulation ends on March 31, 1999.

                 -        Small company relief is broadened and better defined
                          v. the 1992 Act.

                 Effective Competition

                 - Local exchange carriers ("LEC's") are added to test criteria.

                 -        Satisfaction of test criteria deregulates all rates.

                 -        Subscriber notice of rate changes are relaxed.

                 - Customer premise equipment rules remain essentially the same as the 1992 Act - sunset when FCC determines true competition exists.

         - "Must Carry" stays in place -- Nielsen DMA's ("designated market area") define broadcast market.

         - Telco's can enter cable TV business in their service area in three (3) ways:

         1.  As a cable system -- regulated under Title III.

         2.  As a common carrier -- regulated under Title II only.

         3. As an "open video system" -- cannot discriminate among programmers, do not require a local franchise but must comply with network non-duplication, syndicated exclusivity.

         -       Telephone and Cable Buyouts

                 - No LEC or affiliate can acquire more than 10% of a cable operator providing cable service within the carrier's service area.

                 - No cable operator or an affiliate can acquire more than 10% of a LEC providing telephone service within the cable system's service area.

                 - Developing LEC's and cable operators cannot form joint ventures to offer cable or telephone service.

                 - There are several exceptions to the above prohibitions which generally deal with small systems and markets.





         -       Infrastructure Sharing

                 - Requires telcos to provide information about their switched network to any "qualifying carrier". Potential competitors, including cable, need the information in order to connect their networks with the telcos' networks.

         -       Direct Broadcast Satellite

                 - Gives the FCC exclusive authority over direct-to-home satellite services ("DTH"), including direct broadcast satellite ("DBS"). The bill also bars local jurisdictions from taxing DTH satellite services but does not affect state taxes.

                 - Bars local communities, including homeowner associations, from writing zoning laws that prohibit DBS dishes.

The 1996 Act impact on the cable industry is mixed. The industry will benefit from telco competitive opportunities and the removal of rate regulations. However, the deregulatory benefit is modified by several effects of the Act: competitors are encouraged; telco takeovers become more feasible; the threat of competition restricts cable financing; and several 1992 Act regulations remain.

According to Research Weekly (Prudential Securities, December 11, 1995) the cable industry has essentially learned to live with the new regulations. Further, it notes that strategically the most important issues are local telephone entry and revenue growth driven by new technologies and services.

Consolidation

The uncertainty of the impact of regulation, the timing and financing of the "information superhighway" and its associated potential new revenue sources, and the advent of a competitive environment have created a market for cable systems driven by a need for consolidation. This is evident in the unprecedented number of large cable operators who put their cable systems up for sale in 1995, systems serving over 13 million subscribers, almost 20% of the industry. When all of these proposed deals close, the top 20 U.S. cable multiple system operators ("MSOs") will serve about 87% of an estimated 62.1 million cable customers and the top five MSOs will control 65% of the universe.(2)

The industry consensus is that consolidation is necessary in order to survive the impacts of convergence, regulation, and competition, and to provide operators with greater access to investment capital and greater leverage with suppliers of equipment and programming. According to a Wall Street Journal special report on telecommunications (September 16, 1996), only about 15% to 20% of the country's cable lines are equipped for two-way service; however, the industry is still leading the race to provide high speed data communications. Securing a portion of the market for the revenues from this type of service will serve as a key to maintaining competitiveness as convergence develops.

Cable TV companies are also creating joint ventures with companies outside the cable industry. A good example of industry convergence is the Sprint/Cable Alliance. The major players include Sprint with a 40% equity interest in the venture, TCI with a 30% equity interest and Cox Communications and Comcast Corporation each with a 15% equity interest. The total costs have been estimated at around $8 billion. Each of the players in the alliance will bring something different to the table in an attempt to accomplish what is best described as a national digital wireless communications network based on broadband communications services. Sprint brings long-distance and local





____________________________

(2) Cable TV Investor, December 18, 1995.

exchange authority, as well as a marketable and recognizable name. TCI offers a vast broadband wireline network. Comcast brings a wireline network and cellular service expertise to the venture, as well as, major markets in which to develop a Sprint branded wireline service. Cox Communications will provide their wireline network and a wireless service in the large southern California/Las Vegas market.(3)

Cable Financing

Regardless of the size of current transactions, the ability to complete a transaction requires the use of creative financing. The traditional financing vehicles, i.e., senior debt and mezzanine financing, have become limited as the investment community tries to analyze the potential impact of the new telecommunications legislation, and the ensuing competitive environment. New areas of financing include strategic alliances, recently increased junk bond activity; seller paper; major pension fund investors, e.g., CalPERs, and increased liquidity from non-traditional investors, e.g., US West's investments in a Time Warner cable and programming venture, acquisition of the Bass Atlanta systems, and its pending acquisition of Continental Cablevision.

Industry Trends

Cable TV historically has provided competitively priced entertainment compared with movie theaters and other away-from-home leisure activities. Cable revenues continue to exhibit stability over the business cycle relative to many other discretionary consumer expenditures.

The latter half of the nineties is expected to bring continued growth in both cable television subscriptions and revenues, albeit at a somewhat slower growth rate, reflecting a maturing of the traditional basic cable industry and new competition. The industry will focus on new programming and alternative viewing selections, such as staggered starting





_______________________________

(3) Cablevision Magazine, "Sprinting Into Telecommunications", November 13,
    1995.

times on alternative channels for entertainment events, increased pay-per-view options, video on demand, etc. Technology will play a major role in the continued growth and profitability of the industry. The use of fiber optic technology for 750 MHz systems with 500-2,000 households per node is standard for industry rebuilds in high density areas. This, along with developments in digital television signal compression technologies, will allow cable systems to offer more channels by orders of magnitude at cost effective rates. Additionally, this distribution network architecture will position the cable operator to offer new interactive services in competition with other service providers as the new services approach viability. High speed cable modem services offering extremely rapid access to the internet and other data services, telecommunications, and information services, such as Personal Communications Networks, are expected to offer additional revenue sources.

Programming and Services: The next five to ten years will see additional growth of CATV revenues from "other revenue" categories (other than basic and pay cable subscription revenue) such as advertising, pay-per-view ("PPV"), home shopping, digital audio, telephony, and potential new technology oriented services such as interactive games and computer related services. In 1995 other revenues including telephony (see Table 1B) were approximately $3.2 billion, or 13%, of the industry's $25.0 billion in revenues. As depicted in Table 1B, between 1995 and 2000 other revenues (non-telephony) are projected to grow to $9.5 billion, representing a CAGR of 26.3%. Telephony revenue is projected to grow at a rapid 66.8% CAGR between 1995 and 2000 reaching $2.9 billion in revenues. Basic cable subscription revenue is expected to grow at a 6.3% CAGR and pay services revenue will increase by 1.2% CAGR. These numbers clearly determine what services cable television companies will be focusing their energies on as convergence becomes a reality.

In addition to providing broadcast networks, basic cable offers a great variety of program alternatives in the form of basic cable networks. Each of the ten largest basic service networks (the top five being: The Discovery Channel, USA Network, Cable News Network, TBS Superstation, and TNT) have over 67 million subscribers as of the end of July 1996.4 Other widely distributed basic cable networks include The Learning Channel, Headline News, Lifetime, The Travel Channel, The Family Channel, C-Span, MTV, ESPN, Arts & Entertainment, The Weather Channel, WWOR- TV, QVC, The Nashville Network, CNBC, and Comedy Channel.

Pay television services include channels for which an optional additional fee is paid to the CATV operator. According to CableVision Magazine, April 29, 1996, the top five movie oriented pay channels served over 53 million subscribers as of mid-1996. The top five movie entertainment services are Home Box Office (19.2 million subscribers), Cinemax, Showtime, Disney Channel, and Encore.(4) Many of these programmers have increased their development and production of original programming as opposed to relying mostly on the acquisition of Hollywood movies. In addition to these services, regional and local sport networks and other specialized channels are sometimes offered as pay services.

New programming services are anticipated as cable industry capacity constraints and regulatory "disincentives" are eased. New sources of competition are expected from the Regional Bell Operating Companies ("RBOCs") and Hollywood. Examples include the formation of Tele-TV in 1994 (Bell Atlantic, Nynex, Pacific Telesis) and Americast) (Ameritech, BellSouth, GTE, SBC Communications and Disney).(5) The Tele-TV venture was formed by several "RBOC's" with the intention of providing video on demand cable services over telephone wires in an attempt to compete with the cable operators. However, due to technology delay, the venture has since switched their strategy to wireless cable "MMDS" in order to compete in video with a technology that is available





_______________________________

(4) Cablevision Magazine, October 21, 1996.
(5) Standard & Poor's Telecommunications Industry Survey, December 7, 1995.

today. Americast is not a proponent of "MMDS" and will continue to focus their efforts on competing in the video services industry via telephone infrastructure. The "RBOC's" are currently struggling with digital technology issues with MMDS and continue to be delayed in entering the market, but it is still expected that they will have a direct impact on video delivery service.

Cable advertising revenues have begun to play a significant role in the industry's profitability. According to Veronis, Suhler & Associates Communications Industry Forecast, 1996, the audience share for daytime cable increased from 30.1% in 1994 to 35.3% in 1995. Prime-time viewing also grew significantly in 1995, basic cable rising 20 percent and pay cable rising 7 percent. In contrast the 1995-1996 major network television season was hit hard by cable viewership due to the O.J. Simpson trial, the Winter Olympics and a barrage of new shows that confused viewers and were narrowly targeted at the shrinking 18-34 year old bracket. Network prime-time viewing fell 7.6% showing a direct relationship between cable network viewership and major network viewership. This has attracted the attention of both local and national advertisers. 1995 total advertiser spending on subscription video services rose to $5.3 billion, a 16.3% increase over the $4.6 billion spent in 1994 (Veronis Suhler & Associates, Communications Industry Forecast, 1996) "VS&A". Furthermore, according to VS&A, network ad spending rose to $3.7 billion in 1995, an increase of only 14.4% compared to an 18.2% increase in 1994, whereas, spot and local advertising rose 20.7% in 1995 versus 20.2% in 1994, another comparison that reaffirms the trade-off between major broadcast networks and cable networks.

Due to the niche nature of cable television programming, cable advertising offers an attractive, cost effective advertising medium to target specific consumer demographics. Additionally, cable advertising interconnects, serving broad metropolitan areas, facilitate the booking of advertising time at multiple cable systems time by national and regional advertisers.

In the future, PPV will become a significant source of revenues as digital technology is deployed and the acquisition of movies and event programming becomes more aggressive, thereby improving their availability on cable relative to theatrical and videocassette releases. A number of the large cable MSOs as well as both cable and broadcast networks continue to show significant interest in both acquiring and developing new programming. As of this writing, approximately 150 new programming channels are in development for cable television. Other examples of interest include cable programmers purchase of the rights to numerous professional sporting events including football, baseball, basketball, hockey, and boxing. In addition, MSO's have purchased sports teams and venues, such as Comcast's purchase of the Philadelphia Flyers and 76ers, and the Spectrum Sports Arena. These purchases will lock-in cable television broadcast rights.

Veronis, Suhler and Associates projects a downward trend in PPV movie prices, falling to $2.95 per movie in the year 2000 from the 1995 rate of $4.10. This trend in pricing will result in an increase in annual buys per PPV household rising from 2.9 in 1995 to 5.6 in 2000.

With the success of DBS and the availability of PPV services offered (over 50% of a DBS service's channels) and the coming of digital converters and increased channels in cable, VS&A gives the following favorable projections to PPV:

         - Total spending on PPV movies through cable operations will grow at a CAGR of 25.1% between 1995 and 2000 reaching $776 million in 2000.

         - Total spending on PPV movies through non-cable video services will climb to $218 million in 2000 from $76 million in 1995, a CAGR of 23.5%.

         . Total aggregate spending on PPV movies through cable and non-cable video services will be $994 million in 2000, up from $329 million in 1995, a CAGR of 24.7%.

Another source of incremental revenues has been the growth of home shopping services on cable TV. Paul Kagan Associates that reported these services generated 1995 revenue for CATV operators of $144 million and projects these revenues to grow to $217 million by 2000 (an 8.5% CAGR). These services are highly profitable for cable system operators who generally receive 5%-10% of gross sales.

Technology Developments

New revenue sources will be dependent upon new delivery systems. Emerging technologies which will influence the new delivery systems are briefly described below.

Interactive Digital Technology

A major factor in the growth in cable video revenues and related service revenues such as telephony will be dependent upon the cable industry's implementation of interactive digital technology into their delivery systems. These technical architectural changes include both digital and switched technologies.

Fiber Optics: Optical fiber technology is rapidly being deployed in cable television systems and is projected to grow at an annual rate of 25% in the 1990s. It's use provides several advantages over traditional coaxial copper cable:

         . Cost effective upgrades of channel capacity by replacing "trunk" without the high cost of replacing all cable to each individual home, resulting in the "hybrid" fiber-coaxial system commonly in use today;

         . Improved reliability, by reducing the number of electronics required between the headend and the consumer;

         . The addition of two-way services for consumers or business at cost effective rates.

         . Reduced operating costs due to fewer electronics which need periodic "balancing" or fine-tuning;

         . Improved signal quality, due to fewer electronics and less possibility of static or electrical interference.

Competition

Technological developments will dramatically alter the way households, businesses, and schools "connect" with informational, educational, entertainment, tele-communications and transactional services. The cable television industry is well positioned to take advantage of the new competitive marketplace brought about by the 1996 Act. Future competition to cable operators is expected to come from three industries; direct broadcast satellite services, telephone companies, and wireless cable. It appears that all three competitors are well financed to compete with cable operators. Briefly, here are some of the strengths and weaknesses of the most frequently mentioned competitive threats to cable television in the years ahead.

DBS: Direct Broadcast Satellite, is a satellite-to-home service utilizing a "backyard dish" or receiver. Historically, most DBS customers have been in lightly populated rural areas which are not served by cable companies due to cable's self-imposed guidelines for "cost-effective" densities of 20-30 households per mile. However, "U.S. Satellite Broadcasting's latest research found that 63% of its recent subscribers live in a city, suburb, or town while only 37% live in rural areas.6

The first DBS service was offered in June of 1994 by G.M. Hughes Electronics ("DirecTV") and U.S. Satellite Broadcasting, ("USSB"). The industry closed out 1995 with a subscriber base of 1.8 million, 500% greater than the 300,000 subscribers as of year-end 1994. DirecTV's 125 channel service accounted for
1.5 million of those subscribers, USSB had 800,000 subscribers and Primestar, had 1.1 million subscribers (the total number of subscribers does not correlate with the number of subscribers for each service because the services do have overlapping subscribers).





________________________________

6Cable World, August 26, 1996.

As expected, 1996 has brought added competition to the DBS service industry, including Echostar, a company that is projecting 300,000 to 400,000 subscribers by year end and Alphastar, a company that is projecting 100,000 to 150,000 by year end.

DBS analysts are estimating that DBS hardware will be in 4.8 million homes by the end of 1996 and between 13 and 17 million homes by the close of the year 2000 (CableWorld, August 1996). Donaldson, Lufkin and Jenrette projects a subscriber base in the year 2000 of 19.3 million homes or roughly one of every five homes in America.

These escalated growth projections are a direct result of the heated price wars brought on by a strategy to realize quicker subscriber growth and rely on monthly service revenue to cover offers to consumers of below-cost equipment sale prices. Echostar offered DBS equipment to the consumer in May of 1996 for $199 forcing the other DBS service providers to follow suit.

The monthly costs range between $5.95 and $44.95 per month and pay-per-view movies cost $2.99 each, more than a dollar less than the average cable pay-per-view.

Advantages of DBS to consumers are the prospect of satellite signals at competitive monthly prices and additional program services. Disadvantages are requirements for an unimpeded line of sight for the antenna, no carriage of local broadcast signals or locally originated programming, and currently the inability to provide practical interactive services. Cable systems in rural, low density areas with limited channel capacity (35 or less) and poor service, or areas without wired cable service are the most vulnerable to DBS competition. Telephone companies and cable operators themselves may also market DBS services as an entree to cable services. In fact, AT&T has made an investment in DirecTV and has already begun to market the service to its 95 million customers; and Primestar is owned by GE and several major cable operators.

Wireless: Wireless cable (officially referred to as "multichannel multipoint distribution system," or "MMDS") provides multichannel television service via a local microwave distribution system and microwave receive equipment at the consumer location. Wireless requires less capital than cable, is easier to construct, and provides service to an area faster than it takes to build a cable system. Disadvantages include line of sight requirements, a lack of interactivity and the transition to digital technology. In addition there are current limitations to a maximum of 33-channels of capacity for an MMDS system. However, digital compression techniques will increase the number of programs delivered when the service providers come up with the capital to make the transition.

Support for this technology is offered by the recent entry of several RBOC's, including Pacific Telesis and Nynex. Bell Atlantic has also formed an alliance with Cellular Vision of New York which provides a similar wireless service but at an even higher frequency. Some analysts believe the telco companies see this technology as an opportunity to get into subscription video services now while they await the arrival of video dial tone. The availability of digital technology is a significant factor in reviewing the prospects of MMDS. If deployed, it would give the industry a fair chance against DBS with the ability to provide 120 plus channel systems, a vast improvement over the current 33 channel systems.

In addition to MMDS the government has proposed another frequency auction at the 27.5-29.5 GHz range. This area of frequency providing for "LMDS" (local multipoint distribution service) offers five times as much spectrum as MMDS and is designed with two-way capability in mind. LMDS can be used for video-on-demand, high quality, digital radio and TV programming. Because of its cellular-like configuration, it is ideal for trunking personal communications services, video teleconferencing, and local transactional services. On the downside, LMDS requires that transmitters be placed approximately 2-3 kilometers apart, or more frequently than those of MMDS, giving

LMDS a much higher cost structure and is also much more sensitive to atmospheric conditions because of it's high frequency.

Though true competitive services to cable and DBS, the growth of wireless seems limited to an average of 2-3% of the marketplace. This is supported by Veronis, Suhler & Associates Communications Industry Forecast, 1996 which projects wireless cable subscribers increasing from 0.7 million in 1995 to 2.4 million in 2000 representing a 28% CAGR and 3% of the total subscription video subscribers.

Telephone Companies: When talking about cable competition, "telephone" usually means RBOCs because their lobbying and public campaign for rights to provide video in their service areas has been highly visible. Telephone companies view cable as a great new source of revenue and a way to finance fiber optic cable throughout their areas. The RBOC's have the financial resources, technical expertise and consumer experience to be real competitive threats. However, serious barriers to their entry remain. They have virtually no video experience since historically they have been prohibited from offering video services by the court and the Cable Act of 1984; their drops to households would all need to be replaced and new coax/fiber plant built at a huge cost in order to provide a broadband video service comparable to what cable already has in place; Public Utility Commissions would be unlikely to tolerate any cross-ownership of subsidiaries by a regulated utility for an entry into a new, competitive field dominated by an experienced incumbent (though telephone companies seem to be making significant inroads in certain states like Connecticut and Michigan); telephone companies have little experience in marketing services, much less in a complicated, multi- tiered, menu-driven cable television era. The 1996 Act creates a competitive marketplace for telephone and cable services by allowing phone and cable companies to compete in each others businesses while prohibiting combinations of companies serving overlapping areas. This so-called "two (2) wire" model is a situation that cable is far better situated to take advantage of from both a technological and regulatory standpoint with its broadband network in place. The telephone companies would face heavier costs, and time delays.

Many analysts continue to give the competitive advantage to cable due to:

         - Cable's national broadband fiber/coaxial networks can be expanded for telephone services with an estimated cost of $20 billion while telephone's limited fiber/twisted pair network would require an investment of an estimated $400 billion to enable it to provide high capacity video services;

         - Cable companies are likely to react to market opportunities more quickly, having an opportunistic entrepreneurial history, rather than that of a large, bureaucratic, utility monopoly which has only recently ventured into competitive business;

         - Cable is expected to "out-market" telephone companies, having experienced some competition and several large cable companies having managed cable-telco combined systems in the U.K. for several years; and

         - Cable will probably have an initial window of opportunity in the "open marketplace" of 2-3 years due to the RBOC's focus on first entering the long distance market, as well as normal lapsed time required for telephone companies to work their way through Public Utility Commission ("PUC") and regulatory procedures.

         - RBOC's are occupied with other priorities such as entering the long distance telephone market and defending their local service "monopoly."

On the other hand, Standard & Poor's Telecommunications Industry Survey, December 7, 1995 provides a synopsis of some of the more difficult issues facing the CATV industry as it prepares to enter the telecommunications market:

         - Cable networks are generally one way and operators must upgrade their networks with appropriate switching capabilities.

         - The cable industry must overcome the reliability of its service.

         - The United Kingdom market provides some insight into the ability of U.K. cable companies to capture as much as 25% of the U.K. Telephony market. However, the telephony market in the U.K. does not provide the same level of reliability as in the U.S.; thus the analogy may not correlate.

Summary

In summary, the cable TV industry is well positioned to participate in the growth of the information highway. It has a broadband cable plant in place, is entrepreneurial in nature, has outstanding companies and management talent to compete with the entrenched telephone and broadcast players in the marketplace. Additional services and corresponding sources of revenue will continue to develop, and the consolidation of players in the CATV industry and telecommunications industry, e.g., U.S. West's acquisition of Continental, Time Warner's acquisition of Cablevision Industries in 1995 and Turner Broadcasting in 1996 and Comcast's acquisition of Scripps Howard, will continue so that economies of scale and sufficient resources, both capital and management, will remain available.

                             FAIR MARKET VALUATION

                    OF THE REGIONS AND SYSTEMS THAT COMPRISE

                    FALCON CLASSIC CABLE INCOME PROPERTIES,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1996

                     PART III - DESCRIPTION OF THE REGIONS'

                           AND SYSTEMS' SERVICE AREAS

Description of Service Areas

FCCIP is made up of three (3) Regions and two (2) Systems collectively called the "Operating Areas" as follows:

         Regions:

                Burke County, North Carolina

                Centreville, Maryland

                Somerset, Kentucky

         Systems:

                Redmond, Oregon

                California City, California

Figures 1 - 5 are maps showing the location of each Operating Area and certain systems, i.e., systems serving communities that are in the "Maplinx" database, within each Region. Exhibits A and B contain photographs and detailed operating statistics as of the valuation date respectively. Tables 2A through 2E depict various relevant demographic factors, available at the valuation date, for each Operating Area's service areas. The reader should note that the demographic data in the Tables were compiled by postal zip codes. The zip codes served were provided by Falcon management. Also, the place names are associated with zip codes and will not necessarily be the same as the Operating Area franchise areas. The Tables contain population and household statistics, beginning with 1990 census data, show CACI projections for 1995 and 2000. Kane Reece computed the

                                    FIGURE 1





                           [BURKE COUNTY REGION MAP]



                        [FALCON CLASSIC CABLE INC. PROP.]

                                    FIGURE 2





                            [CENTREVILLE REGION MAP]





                       [FALCON CLASSIC CABLE INC. PROP.]

                                    FIGURE 3





                             [SOMERSET REGION MAP]





                       [FALCON CLASSIC CABLE INC. PROP.]

                                    FIGURE 4





                              [REDMOND SYSTEM MAP]





                       [FALCON CLASSIC CABLE INC. PROP.]

                                    FIGURE 5





                          [CALIFORIA CITY SYSTEM MAP]





                        FALCON CLASSIC CABLE INC. PROP.]

                                    TABLE 2A
                            Burke County, NC Region
                          Demographic Characteristics


                                                     Population
                             ------------------------------------------------
  Zip                                                                CAGR
 Code       Location           1990         1995          2000   90-95  95-00
 ----       --------           ----         -----         ----   -----  ----
 28601   Hickory              44,830       46,799        49,006   0.9%   0.9%
 28602   Hickory              21,146       22,205        23,311   1.0%   1.0%
 28603   N/A
 28612   Connellys Spring     15,387       16,117        16,846   0.9%   0.9%
 28619   N/A
 28628   N/A
 28637   N/A
 28666   N/A
 28671   N/A
 28680   N/A
 28690   Valdese               4,231        4,234         4,329   0.0%   0.4%
 28761   Nebo                  5,046        5,495         5,838   1.7%   1.2%

         Total/Avg            90,640       94,850        99,330   0.9%   0.9%
         Wtd. Avg.            30,196       31,535        33,037   0.9%   0.9%

         North Carolina    6,628,637    7,179,473     7,704,035   1.6%   1.4%
         United States   248,709,873  263,006,245   277,083,635   1.1%   1.0%

       * National Rank

Source: The Sourcebook of Zip Code Demographics, 1995



                                                     Households
                                  ---------------------------------------------                    Median
  Zip                                                                  CAGR         Median Age       HH      National   State
 Code       Location              1990       1995          2000    90-95  95-00   1990     1995    Income     Centile   Centile
 ----       --------              ----       ----          ----    -----  -----   ----     ----    -------    -------   -------
 28601   Hickory                 18,141      19,003       19,920    0.9%   0.9%  34.7      36.3     $34,719     70%       77%
 28602   Hickory                  7,948       8,337        8,745    1.0%   1.0%  33.7      35.4      28,503     52%       46%
 28603   N/A
 28612   Connellys Spring         5,887       6,157        6,432    0.9%   0.9%  33.9        36      30,716     60%       61%
 28619   N/A
 28628   N/A
 28637   N/A
 28666   N/A
 28671   N/A
 28680   N/A
 28690   Valdese                  1,801       1,799        1,838   -0.0%   0.4%  37.5     38.7       29,277      55%     53%
 28761   Nebo                     1,747       1,906        2,026    1.8%   1.2%  34.4     36.4       29,165      54%     52%

         Total/Avg               35,524      37,202       38,961    0.9%   0.9%  34.8     36.6       30,476      58%     58%
         Wtd. Avg.               12,195      12,779       13,401    0.9%   1.0%  34.4     36.2       32,116

         North Carolina       2,517,026   2,730,795    2,936,445    1.6%   1.5%  33.1     34.6       32,188      26 *
         United States       91,947,410  97,069,804  102,201,641    1.1%   1.0%  32.9     34.0       33,610

       * National Rank

Source: The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2B
                             Centreville, MD Region
                          Demographic Characteristics


                                                       Population
                               ----------------------------------------------------------
  Zip                                                                          CAGR
 Code    Location              1990           1995           2000        90-95      95-00
 ----    --------              ----           ----           ----        -----      -----
 21620   Chestertown          10,618         11,541         12,304       1.7%       1.3%
 21645   Kennedyville          1,811          1,877          1,955       0.7%       0.8%
 21646   N/A
 21661   Rock Hall             2,770          2,815          2,908       0.3%       0.7%
 21667   Still Pond              289            300            312       0.7%       0.8%
 21678   Worton                1,680          1,742          1,815       0.7%       0.8%
 21610   Betterton               485            503            524       0.7%       0.8%
 21651   Millington            2,003          2,096          2,200       0.9%       1.0%
 21670   N/A
 21668   Sudlersville          2,008          2,124          2,248       1.1%       1.1%
 21623   Church Hill             814            879            939       1.5%       1.3%
 21617   Centreville           5,863          5,856          6,025      -0.0%       0.6%
 21658   Queenstown            3,301          3,582          3,838       1.6%       1.4%
 21619   Chester               4,199          4,713          5,131       2.3%       1.7%
 21628   Crumpton                689            736            782       1.3%       1.2%
 21638   Grasonville           3,225          3,550          3,829       1.9%       1.5%
 21666   Stevensville          8,630          9,541         10,316       2.0%       1.6%
 21663   Saint Michael         3,247          3,427          3,606       1.1%       1.0%
 21601   Easton               16,439         17,537         18,538       1.3%       1.1%
 21612   Bozman                  847            894            941       1.1%       1.0%
 21624   N/A
 21625   Cordova               2,346          2,472          2,599       1.1%       1.0%
 21647   McDaniel                610            632            659       0.7%       0.8%
 21652   N/A
 21653   N/A
 21662   Royal Oak               889            938            986       1.1%       1.0%
 21665   Sherwood                262            272            283       0.8%       0.8%
 21671   Tilghman                745            772            805       0.7%       0.8%
 21676   Wittman                 338            350            365       0.7%       0.8%
 21679   Wye Mills               270            285            299       1.1%       1.0%

         Total/Avg            74,378         79,434         84,207       1.3%       1.2%
         Wtd. Avg.             7,701          8,303          8,833       1.5%       1.2%

           Maryland        4,781,468      5,056,951      5,344,316       1.1%       1.1%
         United States   248,709,873    263,006,245    277,083,635       1.1%       1.0%

       * National Rank

Source: The Sourcebook of Zip Code Demographics, 1995

                                                 Households
                             ----------------------------------------------                       Median
  Zip                                                              CAGR           Median Age        HH     National   State
 Code    Location            1990        1995         2000    90-95   95-00      1990    1995     Income   Centile   Centile
 ----    --------            ----        ----         ----    -----   -----      ----    ----     ------   --------  -------
 21620   Chestertown         3,996       4,378        4,698    1.8%    1.4%      35.5    36.7    $37,609     78%      29%
 21645   Kennedyville          575         595          621    0.7%    0.9%      36.8      38     36,660     76%      26%
 21646   N/A
 21661   Rock Hall           1,175       1,191        1,230    0.3%    0.6%      41.3    41.8     26,571     43%       3%
 21667   Still Pond            109         113          118    0.7%    0.9%      36.5      38     36,764     76%      27%
 21678   Worton                645         668          697    0.7%    0.9%      36.7      38     36,680     76%      26%
 21610   Betterton             195         202          211    0.7%    0.9%      36.6    38.2     36,777     76%      27%
 21651   Millington            734         767          805    0.9%    1.0%      35.7    36.9     35,957     74%      23%
 21670   N/A
 21668   Sudlersville          695         734          777    1.1%    1.1%      34.3    36.4     37,608     78%      29%
 21623   Church Hill           309         334          358    1.6%    1.4%      36.4    38.2     40,521     83%      35%
 21617   Centreville         2,149       2,135        2,192   -0.1%    0.5%      36.9    37.6     40,604     83%      36%
 21658   Queenstown          1,224       1,325        1,420    1.6%    1.4%      39.1    38.4     59,543     97%      77%
 21619   Chester             1,634       1,828        1,986    2.3%    1.7%      34.3    34.5     52,153     94%      64%
 21628   Crumpton              257         274          291    1.3%    1.2%      36.5    37.7     35,553     72%      22%
 21638   Grasonville         1,204       1,323        1,426    1.9%    1.5%      35.5    35.5     46,040     90%      51%
 21666   Stevensville        3,068       3,388        3,662    2.0%    1.6%      34.1    35.3     60,443     97%      79%
 21663   Saint Michael       1,470       1,549        1,629    1.1%    1.0%      48.5    49.6     39,636     82%      33%
 21601   Easton              6,859       7,320        7,745    1.3%    1.1%      38.3    39.1     36,144     74%      24%
 21612   Bozman                376         396          417    1.0%    1.0%        49      50     39,191     81%      32%
 21624   N/A
 21625   Cordova               811         854          897    1.0%    1.0%      33.4    35.1     39,262     81%      32%
 21647   McDaniel              247         256          267    0.7%    0.8%      40.9    40.7     32,288     64%      17%
 21652   N/A
 21653   N/A
 21662   Royal Oak             371         391          411    1.1%    1.0%      44.3    46.5     40,628     83%      36%
 21665   Sherwood              113         117          122    0.7%    0.8%      40.9    41.2     32,734     66%      18%
 21671   Tilghman              307         318          331    0.7%    0.8%      40.7    40.8     32,537     65%      17%
 21676   Wittman               154         159          166    0.6%    0.9%      40.9    40.8     32,466     65%      17%
 21679   Wye Mills             104         109          115    0.9%    1.1%      33.9    35.3     39,651     82%      33%

         Total/Avg          28,781      30,724       32,592    1.3%    1.2%      38.3    39.2     39,361     77%      33%
         Wtd. Avg.           3,104       3,348        3,566    1.5%    1.3%      37.3    38.2     41,730

           Maryland      1,748,991   1,845,277    1,948,339    1.1%    1.1%      33.0    34.2     47,728      4 *
         United States  91,947,410  97,069,804  102,201,641    1.1%    1.0%      32.9    34.0     33,610

       * National Rank

Source: The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2C

                              Somerset, KY Region
                          Demographic Characteristics

                                                               Population
                             ---------------------------------------------------------------------
  Zip                                                                                 CAGR
 Code         Location                  1990           1995      2000           90-95      95-00
 ----         --------                  ----           ----      ----           -----      -----
 42544   Nancy                         3,861          4,622          5,220       3.7%       2.5%
 42553   Science Hill                  2,899          3,550          4,056       4.1%       2.7%
 40489   Waynesburg                    4,024          4,124          4,284       0.5%       0.8%
 42567   Eubank                        5,867          6,895          7,725       3.3%       2.3%
 42519   Burnside                      2,843          2,998          3,189       1.1%       1.2%
 42518   Bronston                      2,417          2,538          2,689       1.0%       1.2%
 42555   N/A
 42558   N/A
 42633   Monticello                   13,523         14,305         15,024       1.1%       1.0%
 42533   N/A
 40437   Hustonville                   2,965          3,174          3,356       1.4%       1.1%
 40448   N/A
 40484   Stanford                      9,072          9,831         10,524       1.6%       1.4%
 42501   Somerset                     28,546         30,687         32,941       1.5%       1.4%
 40740   Lily                          7,471          8,029          8,634       1.5%       1.5%
 40741   London                       20,329         23,226         25,770       2.7%       2.1%
 42642   Russell Springs               9,569          9,908         10,393       0.7%       1.0%
 42728   Columbia                     10,012         10,690         11,282       1.3%       1.1%
 42743   Greensburg                    8,471          8,355          8,328      -0.3%      -0.1%

         Total/Avg                   131,869        142,932        153,415       1.6%       1.4%
         Wtd. Avg.                    14,479         15,764         17,047       1.7%       1.6%

                   Kentucky        3,685,296      3,860,579      4,029,593       0.9%       0.9%
              United States      248,709,873    263,006,245    277,083,635       1.1%       1.0%

       * National Rank

Source: The Sourcebook of Zip Code Demographics, 1995



                                                         Households
                                  --------------------------------------------------                 Median
  Zip                                                                       CAGR       Median Age      HH   National  State
 Code         Location                1990         1995        2000    90-95   95-00  1990    1995   Income  Centile  Centile
 ----         --------                ----         ----        ----    -----   -----  ----    ----   ------  -------  -------

 42544   Nancy                       1,488        1,789        2,024    3.8%    2.5%     37    38.7   20,197   16%       61%
 42553   Science Hill                1,095        1,347        1,542    4.2%    2.7%   34.6    36.4   21,100   20%       65%
 40489   Waynesburg                  1,455        1,497        1,559    0.6%    0.8%   33.4    34.9   17,794    8%       45%
 42567   Eubank                      2,162        2,552        2,865    3.4%    2.3%   34.3    36.1   18,921   12%       53%
 42519   Burnside                    1,075        1,139        1,213    1.2%    1.3%   35.1    36.5   16,099    4%       31%
 42518   Bronston                      914          964        1,024    1.1%    1.2%   34.8    36.4   15,345    3%       25%
 42555   N/A
 42558   N/A
 42633   Monticello                  5,164        5,472        5,761    1.2%    1.0%   34.3      36   15,055    2%       24%
 42533   N/A
 40437   Hustonville                 1,096        1,178        1,247    1.5%    1.1%   34.4    36.1  $19,589   14%       59%
 40448   N/A
 40484   Stanford                    3,396        3,700        3,972    1.7%    1.4%     34    35.6   21,261   20%       66%
 42501   Somerset                   10,988       11,883       12,805    1.6%    1.5%   35.2    36.9   21,038   19%       65%
 40740   Lily                        2,627        2,840        3,066    1.6%    1.5%   31.6    33.3   16,989    6%       38%
 40741   London                      7,525        8,612        9,566    2.7%    2.1%   33.4      35   19,297   13%       56%
 42642   Russell Springs             3,868        4,026        4,233    0.8%    1.0%   35.8    37.4   17,781    8%       45%
 42728   Columbia                    3,837        4,130        4,380    1.5%    1.2%   35.3    36.6   17,805    8%       45%
 42743   Greensburg                  3,357        3,325        3,320   -0.2%   -0.0%     38    39.2   20,243   16%       62%

         Total/Avg                  50,047       54,454       58,577    1.7%    1.5%   34.7    36.3   18,568   11%       49%
         Wtd. Avg.                   5,531        6,038        6,541    1.8%    1.6%   34.7    36.3   18,981

                   Kentucky      1,379,782    1,450,703    1,516,692    1.0%    0.9%   33.0    34.6   24,504   48 *
              United States     91,947,410   97,069,804  102,201,641    1.1%    1.0%   32.9    34.0   33,610

       * National Rank

Source: The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2D
                               Redmond, OR Region
                          Demographic Characteristics


                                                                   Population
                                     ----------------------------------------------------------------
   Zip                                                                                   CAGR
   Code           Location                 1990           1995          2000        90-95      95-00
   ----           --------                 ----           ----          ----        -----      -----
    97756   Redmond                       12,161         15,680         18,968       5.2%       3.9%
    97760   Terrebonne                     2,101          2,885          3,586       6.5%       4.4%

            Total/Avg                     14,262         18,565         22,554       5.4%       4.0%
            Wtd. Avg.                     10,679         13,692         16,522       5.1%       3.8%

                         Oregon        2,842,321      3,141,979      3,427,386       2.0%       1.8%
                  United States      248,709,873    263,006,245    277,083,635       1.1%       1.0%

          * National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995



                                                         Households
                                  ----------------------------------------------------             Median
   Zip                                                                     CAGR       Median Age     HH     National  State
   Code           Location             1990        1995        2000   90-95  95-00   1990   1995   Income   Centile  Centile
   ----           --------             ----        ----        ----   -----  -----   ----   ----   ------   -------  -------
    97756   Redmond                    4,644       5,967       7,210   5.1%   3.9%    34.9   35.9  $30,992    61%      52%
    97760   Terrebonne                   772       1,055       1,310   6.4%   4.4%    35.4   36.6   31,995    64%      56%

            Total/Avg                  5,416       7,022       8,520   5.3%   3.9%    35.2   36.3   31,494    63%      54%
            Wtd. Avg.                  4,092       5,229       6,303   5.0%   3.8%    35.0   36.0   31,143

                         Oregon    1,103,313   1,214,202   1,322,298   1.9%   1.7%    34.5   35.6   35,077    21 *
                  United States   91,947,410  97,069,804 102,201,641   1.1%   1.0%    32.9   34.0   33,610

          * National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2E
                           California City, CA Region
                          Demographic Characteristics


                                                                      Population
                                        ---------------------------------------------------------------
   Zip                                                                                      CAGR
   Code            Location                1990           1995           2000          90-95      95-00
   ----            --------             -----------    -----------   ------------     ------      -----
    93505   California City                   6,086         10,090         13,337      10.6%       5.7%

                        California       29,760,021     31,754,305     33,660,583       1.3%       1.2%
                     United States      248,709,873    263,006,245    277,083,635       1.1%       1.0%

          * National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995






                                                                       Households
                                         -----------------------------------------------------------------
   Zip                                                                                        CAGR
   Code            Location                   1990          1995          2000          90-95      95-00
   ----            --------              ------------    ----------   -------------     -----      ------
    93505   California City                     2,172          3,573          4,707      10.5%       5.7%

                        California         10,381,206     10,995,431     11,624,997       1.2%       1.1%
                     United States         91,947,410     97,069,804    102,201,641       1.1%       1.0%

          * National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995






                                                                     Median
   Zip                                              Median Age       Median   National    State
   Code            Location                    1990       1995       Income   Centile    Centile
   ----            --------                    ----       ----       ------   -------    -------
    93505   California City                    30.7       31.4       $37,779        78%       58%

                        California             31.5       32.6        38,099        15 *
                     United States             32.9       34.0        33,610

          * National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995
various compound annual growth rates ("CAGR"). Median ages are shown for 1990 and 1995. Median household income for 1995 and the corresponding national income centiles are also included. Statistics for each state served and the U.S. are included for comparative purposes.

Area Description

BURKE COUNTY, CALIFORNIA - Table 2A depicts various relevant demographic statistics for the service area which encompasses several communities lying along Interstate Route 40. The service area lies approximately 70 miles north west of Charlotte and 40 miles east of Asheville. The Region serves the communities of Connelly Springs; Drexel, Glen Alpine, Rutherford College and Valdese as well as the unincorporated portions of Burke County. The primary industries in the county include furniture making and textiles. Other employers manufacture anti-lock brakes, pharmaceutical glass, ceramic tile, lithium batteries, medical appliances and truck axles. In spite of the strong manufacturing base the area's household growth and income are slightly below North Carolina and the U.S.

CENTREVILLE, MARYLAND - Table 2B depicts various relevant demographic statistics for the service area consists of several communities located on the eastern shore of Maryland (see Figure 2). Annual household growth between 1990 and 1995 (1.5%) is 0.4% higher than the state and U.S. This growth rate is expected to decline by 0.2% through 2000 but is still expected to be above the state and nation.

The eastern shore economy relies heavily on the Chesapeake Bay. Fishing, crabbing, and processing are important industries as is a growing tourism industry. Agriculture is also an important industry. According to regional management, over the past fifteen years the area's relatively inexpensive land has made it attractive for people to move from the western shore and commute to Washington DC and Baltimore for work.

The service area's median household income, while 12% below the state's, is 24% higher than the U.S. The relatively high median age also suggests a sizable retirement community.

SOMERSET, KENTUCKY - Table 2C depicts various relevant demographic statistics for the service area which consists of several communities in southern Kentucky, 75 miles south of Lexington, and 45 miles north of the Tennessee border (see Figure 3). Annual household growth between 1990 and 1995 was approximately 1.7% compared to Kentucky's annual growth rate of 1.0% on the U.S. rate of 1.1%. This annual growth rate pattern (1.5%) is expected to continue between 1995 and 2000. The service area's 1995 median household income is significantly below the State (24%) and the U.S. average (45%), but is growing at a fast rate as Somerset becomes a commerce center for southern Kentucky.

Unemployment in Somerset is below the state average with large employers including General Electric, Tecumseh Products Company, Kingsford Co., and others.

REDMOND, OREGON - Table 2D depicts various relevant demographic statistics for the service area which consists of the community of Redmond, Oregon (see Figure
4). Annual household growth between 1990 and 1995 was 5.1% which is approximately 2.5 times higher than that of the State and 4.5 times that of the U.S. average. Redmond is the single fastest growing city in Oregon. This annual growth rate is expected to moderate somewhat between 1995 and 2000 (3.9%) but it is still over double the State and four times the U.S. projections. The service area's 1995 median household income is 12% below the State average and 8% below the U.S. average.

The Region's economic base is largely based on timber and tourism. The city of Redmond has the only airport in central Oregon bordered by industrial land.
The community also has a job and workforce training facility.

CALIFORNIA CITY, CALIFORNIA - Table 2E depicts various demographics for the service area which encompasses the city of California City, California. Household growth rates, both historical and projected, are well above the U.S. and the State averages. Annual household growth rates between 1990 and 1995 were 10.0% compared to 1.2% for California and 1.1% for the U.S. For the period 1995-2000 growth is projected at an annual rate of 5.7%. Median age is below both the U.S. and State's average. Median household income is approximately equal to the State and approximately 12% higher than the U.S.

The following paragraphs describe the physical plant, revenue and cash flow generating capacity of the Regions. Tables 3A through 3E delineate the revenue per subscriber from various services in the 1995 and 1996 historical time periods, as well as budgeted 1997. These revenues per subscriber by revenue category have been used in our discounted cash flow analysis methodology to determine each Region's and System's fair market value at December 31, 1996.

System Description

BURKE COUNTY, NORTH CAROLINA - The Region serves subscribers from one (1) headend. The headend is well-located on the tallest mountain in the area. According to management, the System provides 43 channels and the plant is approximately 10 years old. Recently, fiber optics has replaced 65 miles of coax trunk. This has improved picture quality and capacity through a reduction in amplifier cascades. In spite of the fiber upgrade, the system needs a rebuild. In fact, Valdese requires an upgrade to 550 MHz by 2000. Notwithstanding the Valdese requirement, the service area is overbuilt.

-------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties, L.P.    Table 3A       Revenue Analysis
Burke, NC                                                      Valuation Date: December 31, 1996
-------------------------------------------------------------------------------------------------


                                     1997 Budget           Dec 1996 Actual           1996 Actual              1995 Actual
                                --------------------   ---------------------    ----------------------   ----------------------
                                ($000)       /EBU/MO     ($000)        /EBU       ($000)       /EBU/MO     ($000)       /EBU/MO
 Primary/Commercial              $2,220.2     $17.49     $179.1       $16.97     $2,051.1       $15.91    $2,048.9       $15.50
 Expanded Tier                        0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
 AL Tier                            688.0       5.42       56.4         5.34        574.9         4.46       407.0         3.08
                                 --------     ------     ------       ------     --------       ------    --------       ------
   Total Reg. Prog.               2,908.3      22.91      236.2        22.32      2,626.0        20.37     2,455.9        18.58

 Radio Services                      34.7       0.27        2.9         0.27         39.2         0.30        47.7         0.36
 Pay Cable - 1st Outlet             387.4       3.05       35.6         3.37        495.3         3.84       583.7         4.42
 Pay Cable - Add'l Outlet             0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
 New Product Tier - 1             1,081.6       8.52       81.7         7.74        892.1         6.92       948.1         7.17
 Commercial Pay                       0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
 Mini-Pay                             9.4       0.07        0.8         0.07         10.3         0.08        13.0         0.10
 Mini-Pay - Add'l Outlet              0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
 Pay Per View                       128.7       1.01        7.3         0.69        104.0         0.81       117.4         0.89
                                 --------     ------     ------       ------     --------       ------    --------       ------
   Total Unreg. Prog.             1,641.8      12.93      128.2        12.15      1,540.9        11.95     1,709.9        12.93

 Primary Add'l Outlet                 0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
 Remote Control                       3.9       0.03        0.3         0.03          4.1         0.03         4.0         0.03
 Converter Rental                   463.7       3.65       38.3         3.63        472.3         3.66       488.9         3.70
 Other - VCR                          0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
                                 --------     ------     ------       ------     --------       ------    --------       ------
   Total Equipment                  467.6       3.68       38.7         3.67        476.5         3.70       492.9         3.73

Wire Maint. Agreements               68.4       0.54        5.7         0.54         68.2         0.53        62.3         0.47
 New Cust. - Pay Installs             0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
 New Cust. - Basic  Installs         93.3       0.74        1.0         0.09         17.6         0.14        28.1         0.21
 Install Mat'l Charge                 0.0       0.00        0.0         0.00          1.1         0.01         0.4         0.00
 Installs - Non New Cust.             0.0       0.00        3.3         0.31         68.3         0.53        72.0         0.54
                                 --------     ------     ------       ------     --------       ------    --------       ------
   Total Install/Service            161.7       1.27       10.1         0.95        155.2         1.20       162.9         1.23

 Guide Revenue                       21.7       0.17        1.7         0.17         22.8         0.18        26.1         0.20
 Late Charges                        56.5       0.44        4.4         0.41         57.2         0.44        63.3         0.48
 Rent                                 3.2       0.03       (0.3)       (0.03)         2.7         0.02         3.0         0.02
 Franchise Pass Thru                  0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
 Miscellaneous                        0.0       0.00        0.0         0.00         16.5         0.13         0.0         0.00
 Shopping Net Car. Fee                0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
 FCC User Fee Pass Thru               5.8       0.05        0.4         0.04          5.3         0.04         5.1         0.04
 QVC Monthly Comm.                   16.7       0.13        0.9         0.09         16.7         0.13        15.1         0.11
 QVC Carriage Payment                13.0       0.10        0.0         0.00         12.2         0.09        14.0         0.11
 HSN Monthly Comm.                    9.6       0.08        0.2         0.02          9.6         0.07         0.0         0.00
 HSN Carriage Payment                 0.0       0.00        0.0         0.00          0.0         0.00         0.0         0.00
                                 --------     ------     ------       ------     --------       ------    --------       ------
    Total Non-Service/Misc.         126.5       1.00        7.5         0.71        142.9         1.11       126.7         0.96

 Advertising                        152.7       1.20       16.5         1.56        136.4         1.06        97.8         0.74
                                 --------     ------     ------       ------     --------       ------    --------       ------

Total Revenues                   $5,458.5     $42.99     $437.1       $41.35     $5,077.8       $39.39    $5,045.9       $38.17
                                 ========     ======     ======       ======     ========       ======    ========       ======

% Change from Prior Yr.               7.5%      9.1%                                  0.6%        3.2%
                                      ===       ===                                   ===         ===

Pay Revenue/Pay Unit                           $7.51                   $7.66                     $7.14                    $6.25
                                               =====                   =====                     =====                    =====


                           *   Adj to normalize:        ** $39.26 When adj. for
                                     $0.05  Rent           one time program
                                     (0.50) Advertising    payments
                                    ($0.45)

Falcon Classic Cable Income Properties, L.P.                   Table 3B
Revenue Analysis
Centreville, MD
Valuation Date: December 31, 1996


                                      1997 Budget       Dec 1996 Actual          1996 Actual           1995 Actual
                                 -------------------    ---------------       -----------------     ------------------
                                  ($000)     /EBU/MO    ($000)     /EBU       ($000)    /EBU/MO     ($000)     /EBU/MO
                                  -----      -------    ------     ----       ------    -------     ------     -------
 Primary/Commercial              $3,203.1     $20.70    $253.9    $19.91     $2,833.9    $19.02    $2,532.3     $17.60
 Expanded Tier                        0.0       0.00       0.0      0.00          0.0      0.00         0.0       0.00
 AL Tier                            516.9       3.34      41.8      3.28        425.0      2.85       340.5       2.37
   Total Reg. Prog.               3,720.0      24.04     295.8     23.18      3,258.8     21.87     2,872.8      19.96

 Radio Services                      25.6       0.17       2.1      0.16         28.1      0.19        33.3       0.23
 Pay Cable - 1st Outlet             745.2       4.82      62.4      4.89        845.1      5.67       931.2       6.47
 Pay Cable - Add'l Outlet             0.0       0.00       0.0      0.00          0.0      0.00         0.0       0.00
 New Product Tier - 1               790.1       5.11      63.5      4.97        580.6      3.90       361.8       2.51
 Commercial Pay                       0.0       0.00       1.2      0.09         14.7      0.10        13.8       0.10
 Mini-Pay                             0.0       0.00       0.0      0.00          0.0      0.00         0.0       0.00
Video Games & Activation             43.3       0.28       3.1      0.24         41.1      0.28         5.4       0.04
 Pay Per View                         0.0       0.00       0.0      0.00          0.0      0.00         0.0       0.00
   Total Unreg. Prog.             1,604.2      10.37     132.2     10.36      1,509.6     10.13     1,345.5       9.35

 Primary Add'l Outlet                 0.0       0.00       0.0      0.00          0.0      0.00         0.0       0.00
 Remote Control                       5.8       0.04       0.5      0.04          5.7      0.04         6.2       0.04
 Converter Rental                    45.0       0.29       3.7      0.29         34.8      0.23        25.3       0.18
 Other - VCR                          0.0       0.00       0.0      0.00          0.0      0.00         0.0       0.00
   Total Equipment                   50.8       0.33       4.1      0.32         40.5      0.27        31.5       0.22

Wire Maint. Agreements               43.0       0.28       3.5      0.27         39.3      0.26        31.2       0.22
 New Cust. - Pay Installs            58.4       0.38       0.0      0.00          0.3      0.00         0.0       0.00
 New Cust. - Basic  Installs          0.0       0.00       0.5      0.04          7.3      0.05        15.0       0.10
 Install Mat'l Charge                 0.0       0.00       0.0      0.00          0.0      0.00         0.0       0.00
 Installs - Non New Cust.             0.0       0.00       2.0      0.16         47.8      0.32        28.8       0.20
   Total Install/Service            101.4       0.66       6.0      0.47         94.7      0.64        75.0       0.52

 Guide Revenue                       21.3       0.14       1.9      0.15         13.8      0.09         8.8       0.06
 Late Charges                        67.8       0.44       7.1      0.55         74.0      0.50        64.6       0.45
 Rent                                23.7       0.15       1.9      0.15         23.5      0.16        14.8       0.10
 Franchise Pass Thru                117.4       0.76       9.1      0.71        104.9      0.70       101.4       0.70
 Miscellaneous                        2.8       0.02       0.0      0.00         24.7      0.17         0.0       0.00
 FCC User Fee Pass Thru               6.9       0.04       0.5      0.04          6.0      0.04         5.5       0.04
 QVC Monthly Comm.                   13.2       0.09       1.1      0.09         13.2      0.09         9.0       0.06
 QVC Carriage Payment                18.3       0.12       0.0      0.00         31.5      0.21         0.0       0.00
 HSN Monthly Comm.                   22.2       0.14       1.6      0.13         22.2      0.15        18.6       0.13
 HSN Carriage Payment                 2.1       0.01       0.2      0.01          2.1      0.01         2.1       0.01
    Total Non-Service/Misc.         295.7       1.91      23.4      1.83        315.9      2.12       224.8       1.56

 Advertising                        138.0       0.89      13.3      1.04        123.0      0.83       114.4       0.79

Total Revenues                    5,910.1     $38.19     474.8    $37.22      5,342.6    $35.85     4,664.0     $32.41

% Change from Prior Yr               10.6%      6.5%                             14.6%    10.6%        15.0%     15.0%

Pay Revenue/ Pay Unit                          $9.04               $8.23                  $8.76                  $8.67

--------------------------------------------------------------------------------
Falcon Classic Income Properties   Table 3C   Revenue Analysis
Somerset, Kentucky                            Valuation Date:  December 31, 1996
--------------------------------------------------------------------------------



                                      1997 Budget     Dec Mo 1996 Actual            1996 Actual                1995 Actual
                                   -----------------  ------------------         -------------------        -------------------
                                   ($000s)    EBU/MO    ($000s)  EBU/MO          ($000s)      EBU/MO        ($000s)       EBU/MO
                                   ------     ------    ------   ------          ------       ------        -------       ------
Revenues:
  Primary / Commercial             $4,579.9  $19.48     $371.3    $19.05         $4,158.5      $17.81       $3,850.2       $16.76
  Expanded Tier                       542.1    2.31       44.5      2.28            475.1        2.03          412.3         1.79
                                   --------  ------     ------    ------         --------      ------       --------       ------
     Total Regulated Programming    5,122.0   21.78      415.8     21.34          4,633.6       19.84        4,262.5        18.55
                                   --------  ------     ------    ------         --------      ------       --------       ------
  Radio Services                        0.0    0.00        0.0      0.00              0.1        0.00            0.1         0.00
  Pay Cable                           417.7    1.78       34.1      1.75            464.9        1.99          506.6         2.20
  New Product Tier                  1,219.2    5.19       99.8      5.12          1,005.9        4.31          813.9         3.54
  Mini-Pay                              0.0    0.00        0.0      0.00              0.0        0.00            0.0         0.00
  Pay Per View                         10.7    0.05        0.6      0.03             11.9        0.05            6.8         0.03
                                   --------  ------     ------    ------         --------      ------       --------       ------
     Total Unregulated Programming  1,647.6    7.01      134.5      6.90          1,482.8        6.35        1,327.4         5.78
                                   --------  ------     ------    ------         --------      ------       --------       ------
  Remote Control                       18.7    0.08        1.5      0.08             28.6        0.12           44.7         0.19
  Converter Rental                     96.4    0.41        8.1      0.42             83.0        0.36           49.6         0.22
  Other - VCR                           0.0    0.00        0.0      0.00              0.0        0.00            0.0         0.00
                                   --------  ------     ------    ------         --------      ------       --------       ------
     Total Equipment                  115.1    0.49        9.6      0.49            111.6        0.48           94.3         0.41
                                   --------  ------     ------    ------         --------      ------       --------       ------
  Wire Maintenance Agreements          39.5    0.17        3.3      0.17             41.1        0.18           37.7         0.16
  Installation                        125.2    0.53        5.0      0.26            113.1        0.48          126.6         0.55
                                   --------  ------     ------    ------         --------      ------       --------       ------
     Total Installation / Service     164.7    0.70        8.3      0.43            154.2        0.66          164.3         0.72
                                   --------  ------     ------    ------         --------      ------       --------       ------
  Guide Revenue                         5.1    0.02        0.4      0.02              3.8        0.02            0.0         0.00
  Late Charges                         66.4    0.28        6.6      0.34             70.6        0.40           67.9         0.30
  Home Shopping                        76.4    0.32        4.8      0.25             78.3        0.45           62.1         0.27
  FCC User Fee Pass Thru               10.7    0.05        0.8      0.04              9.4        0.05            8.8         0.04
  Franchise Pass Thru                  25.4    0.11        2.1      0.11             22.9        0.10            5.5         0.02
  Miscellaneous / Rent                 14.4    0.06       47.1      2.42            178.6        0.76            9.1         0.04
                                   --------  ------     ------    ------         --------      ------       --------       ------
     Total Non-Service / Misc.        198.4    0.84       61.8      3.17            363.6        1.56          153.4         0.67
                                   --------  ------     ------    ------         --------      ------       --------       ------
  Advertising                         387.2    1.65       43.9      2.25            345.1        1.48          297.3         1.29
                                   --------  ------     ------    ------         --------      ------       --------       ------
Total Revenues                     $7,635.0  $32.47     $673.9    $34.58         $7,090.9      $30.36       $6,299.2       $27.41
                                   ========  =====      ======    ======         ========      ======       ========       ======

% Change From Prior Year               7.67%   6.94%                                12.57%      10.76%
                                       ====    ====                                 =====       =====
Revenue / Pay Unit / Month                    $9.05                $8.43                        $8.53                       $8.43
                                              =====                =====                        =====                       =====

-------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties       Table 3D          Revenue Analysis
Redmond, Oregon                                                Valuation Date:  December 31, 1996
-------------------------------------------------------------------------------------------------



                                           1997 Budget        Dec Mo 1996 Actual          1996 Actual               1995 Actual
                                      --------------------   --------------------     --------------------     --------------------
                                       ($000s)      EBU/MO   ($000s)       EBU/MO      ($000s)      EBU/MO      ($000s)     EBU/MO
                                      --------      ------   -------       ------     --------      ------     --------     ------
Revenues:
  Primary / Commercial                $1,084.2      $21.41     $83.5       $22.57       $992.5      $21.47     $1,006.7     $20.27
  Expanded Tier                           75.9        1.50       5.8         1.57         69.6        1.51         74.1       1.49
                                      --------      ------    ------       ------     --------      ------     --------     ------
     Total Regulated Programming       1,160.1       22.91      89.3        24.14      1,062.1       22.98      1,080.8      21.76
                                      --------      ------    ------       ------     --------      ------     --------     ------

  Radio Services                           8.1        0.16       0.6         0.16          8.7        0.19         11.5       0.23
  Pay Cable                               55.4        1.09       4.6         1.24         72.0        1.56         99.6       2.01
  New Product Tier                       297.7        5.88      22.8         6.16        245.5        5.31        219.1       4.41
  Mini-Pay                                 2.4        0.05       0.2         0.05          2.5        0.05          2.4       0.05
  Pay Per View                             0.0        0.00       0.0         0.00          0.0        0.00          0.0       0.00
                                      --------      ------    ------       ------     --------      ------     --------     ------
     Total Unregulated Programming       363.6        7.18      28.2         7.62        328.7        7.11        332.6       6.70
                                      --------      ------    ------       ------     --------      ------     --------     ------

  Remote Control                           2.5        0.05       0.2         0.05          2.5        0.05          2.9       0.06
  Converter Rental                        34.1        0.67       2.7         0.73         35.6        0.77         39.4       0.79
  Other - VCR                              0.0        0.00       0.0         0.00          0.0        0.00          0.0       0.00
                                      --------      ------    ------       ------     --------      ------     --------     ------
     Total Equipment                      36.6        0.72       2.9         0.78         38.1        0.82         42.3       0.85
                                      --------      ------    ------       ------     --------      ------     --------     ------

  Wire Maintenance Agreements              6.6        0.13       0.5         0.14          7.0        0.15          7.8       0.16
  Installation                            14.5        0.29       0.7         0.19         13.6        0.29         14.5       0.29
                                      --------      ------    ------       ------     --------      ------     --------     ------
     Total Installation / Service         21.1        0.42       1.2         0.32         20.6        0.45         22.3       0.45
                                      --------      ------    ------       ------     --------      ------     --------     ------

  Guide Revenue                            3.4        0.07       0.3         0.08          2.3        0.05          0.0       0.00
  Late Charges                            13.7        0.27       0.8         0.22         13.5        0.29         14.0       0.28
  Home Shopping                           10.3        0.20       1.3         0.35         14.5        0.31          7.8       0.16
  FCC User Fee Pass Thru                   2.1        0.04       0.1         0.03          1.8        0.04          1.8       0.04
  Franchise Pass Thru                      0.0        0.00       0.0         0.00          0.0        0.00          0.0       0.00
  Miscellaneous / Rent                     7.0        0.14       0.5         0.14         12.7        0.27          6.0       0.12
                                      --------      ------    ------       ------     --------      ------     --------     ------
     Total Non-Service / Misc.            36.5        0.72       3.0         0.81         44.8        0.97         29.6       0.60
                                      --------      ------    ------       ------     --------      ------     --------     ------

  Advertising                             68.4        1.35       6.5         1.76         67.2        1.45         69.4       1.40
                                      --------      ------    ------       ------     --------      ------     --------     ------

Total Revenues                        $1,686.3      $33.30    $131.1       $35.43     $1,561.5      $33.78     $1,577.0     $31.75
                                      ========      ======    ======       ======     ========      ======     ========     ======

% Change From Prior Year                   7.99%     -1.41%                               -0.98%      6.41%
                                           ====      =====                                =====       ====

Revenue / Pay Unit / Month                           $6.21                  $6.32                    $7.12                   $7.45
                                                     =====                  =====                    =====                   =====

--------------------------------------------------------------------------------
                                    Table 3E
Falcon Classic Cable Income Properties         Revenue Analysis
California City, California                   Valuation Date:  December 31, 1996
--------------------------------------------------------------------------------

                                           1997 Budget       Dec Mo 1996 Actual          1996 Actual            1995 Actual
                                       ------------------    ------------------      ------------------     -------------------
                                       ($000s)     EBU/MO    ($000s)     EBU/MO     ($000s)      EBU/MO     ($000s)      EBU/MO
                                       -------     ------    -------     ------     -------      ------     -------      ------
Revenues:
  Primary / Commercial                  $377.5     $15.85      $31.4     $15.96      $364.6      $14.92     $367.0      $14.57
  Expanded Tier                          131.1       5.50       10.9       5.54       136.4        5.58      145.7        5.78
                                        ------     ------      -----     ------      ------      ------     ------      ------
     Total Regulated Programming         508.6      21.35       42.3      21.50       501.0       20.50      512.7       20.35
                                        ------     ------      -----     ------      ------      ------     ------      ------
  Radio Services                           6.0       0.25        0.5       0.25         6.4        0.26        7.7        0.31
  Pay Cable                               78.0       3.27        6.9       3.51        94.5        3.87      107.8        4.28
  New Product Tier                        66.2       2.78        5.0       2.54        51.2        2.10       40.8        1.62
  Mini-Pay                                 0.0       0.00        0.0       0.00         0.0        0.00        0.0        0.00
  Pay Per View                             0.0       0.00        0.0       0.00         0.0        0.00        0.0        0.00
                                        ------     ------      -----     ------      ------      ------     ------      ------
     Total Unregulated Programming       150.2       6.31       12.4       6.30       152.1        6.22      156.3        6.21
                                        ------     ------      -----     ------      ------      ------     ------      ------
  Remote Control                           3.3       0.14        0.3       0.15         3.5        0.14        3.6        0.14
  Converter Rental                        50.0       2.10        4.1       2.08        54.1        2.21       55.7        2.21
  Other - VCR                              0.0       0.00        0.0       0.00         0.0        0.00        0.0        0.00
                                        ------     ------      -----     ------      ------      ------     ------      ------
     Total Equipment                      53.3       2.24        4.4       2.24        57.6        2.36       59.3        2.35
                                        ------     ------      -----     ------      ------      ------     ------      ------
  Wire Maintenance Agreements              4.2       0.18        0.4       0.20         4.7        0.19        4.3        0.17
  Installation                            18.3       0.77        1.4       0.71        16.9        0.69       24.9        0.99
                                        ------     ------      -----     ------      ------      ------     ------      ------
     Total Installation / Service         22.5       0.94        1.8       0.92        21.6        0.88       29.2        1.16
                                        ------     ------      -----     ------      ------      ------     ------      ------
  Guide Revenue                            1.0       0.04        0.1       0.05         0.8        0.03        0.0        0.00
  Late Charges                             8.1       0.34        0.6       0.31         8.7        0.36        7.9        0.31
  Home Shopping                            7.1       0.30        0.5       0.25         7.1        0.29        9.9        0.39
  FCC User Fee Pass Thru                   1.0       0.04        0.1       0.05         1.0        0.04        1.0        0.04
  Franchise Pass Thru                      0.0       0.00        0.0       0.00         0.0        0.00        0.0        0.00
  Miscellaneous / Rent                     0.6       0.03        0.0       0.00         3.4        0.14        0.0        0.00
                                        ------     ------      -----     ------      ------      ------     ------      ------
     Total Non-Service / Misc.            17.8       0.75        1.3       0.66        21.0        0.86       18.8        0.75
                                        ------     ------      -----     ------      ------      ------     ------      ------
  Advertising                              0.0       0.00        0.0       0.00         0.0        0.00        0.0        0.00
                                        ------     ------      -----     ------      ------      ------     ------      ------

Total Revenues                          $752.4     $31.59      $62.2     $31.62      $753.3      $30.83     $776.3      $30.82
                                        ======     ======      =====     ======      ======      ======     ======      ======

% Change From Prior Year                  -0.12%     2.45%                             -2.96%      0.03%
                                          =====      ====                              =====      =====
Revenue / Pay Unit / Month                          $8.10                 $8.12                   $7.80                  $7.28
                                                    =====                 =====                   =====                  =====

The following remarks on overbuilds from Wanda Parsons, the Regional Manager, follow:

         Cable TV is a very competitive business in Burke County. The City of Morganton built a municipally-owned interdiction system in the early 1990's and quickly converted our customers within the city limits with their dramatically lower rates and greater channel offerings. The City is aggressively annexing more of our service area and they continue to convert virtually all of our subscribers in those areas. Additionally, TCI and Falcon have parallel lines in Valdese, Drexel and a small area in the County. They too have substantially lower rates and a comparable channel line-up. Most residents subscribe to TCI in those overbuilt areas.

This competition has put further urgency on the rebuild.

Burke's operating statistics as of the valuation date follow;

                                                                                 December 31, 1996
                                                                                 -----------------
         Homes passed                                                                  18,986

         Equivalent Billing Units (EBU's)                                              10,546

         Penetration %                                                                  55.5%

         Pay Units                                                                      4,614

         Pay-to-EBU's %                                                                 43.8%

         Plant Miles:     Aerial                                                          469

                          Underground                                                     262
                                                                                    ---------

           Total                                                                          731
                                                                                    =========

         Density (Homes/Miles)                                                           26.0
                                                                                    =========

EBU and pay unit penetrations are well-below industry averages of 68.3% and 78.0% respectively. The planned plant rebuild coupled with increased marketing efforts should result in improved subscriber retention growth and revenues per subscriber particularly from ancillary revenue sources. The Region's average density of 26 homes/mile is well below the industry average of 105 homes/mile. The higher the density the more efficient the use of capital, thus the higher the return on investment.

Table 3A details the Burke's actual revenues for 1995 and the month of December and year 1996; and the budget for 1997. The Table shows the impact of the overbuilds and FCCIP's efforts to minimize the revenue impact. Primary/Commercial (Basic) revenues increased 6.9% between 1995 and 1996 by increasing the rates for basic and tier services offset by a 3.6% decline in EBU's. Total 1996 revenue/EBU increased 3.2% while total revenues remained essentially flat as compared to 1995.

Total 1997 budgeted revenues are expected to increase 7.5% while revenues/EBU are expected to increase 9.1%. The largest year-to-year increases are expected to come from regulated basic and tier services. The Table also shows a decline in 1997 pay cable revenues. This is due in part to moving Disney from the pay category to the new product tier.

Exhibit C1 presents operating cash flow statements for time periods comparable to Table 3A. Cash flow margins after an allocation of corporate expenses were 53.5% and 55.1% of revenues for 1995 and 1996 respectively. The 1997 Budget reflects a margin increase to 56%. These margins are quite high based upon our experience and discussions with management. Factors which contribute to these high margins are very lean staffing, sometimes at the expense of customer service; low marketing and advertising expenses; and an aggressive in-house labor capitalization policy, i.e., moving labor costs to capital expenditures ("capex") accounts which increased cash flow margins. However, net cash flow, i.e., cash flow minus capex negates the effect of this expense capitalization policy.

CENTREVILLE, MARYLAND - The Centreville Region serves its subscribers from a single headend located at Wye Mills. The plant dates back to 1978 but was upgraded to 450 gear spaced at 330 MHz in 1989. A rebuild has already begun in the St. Michael's portion of the Region and according to management a complete rebuild of the entire plant and headend is planned.

Centreville's operating statistics as of the valuation date follow:

                                                                                  December 31, 1996
                                                                                  -----------------
         Homes passed                                                                  23,857

         EBU's                                                                         12,593

         Penetration %                                                                  52.8%

         Pay Units                                                                      7,440

         Pay-to-EBU's %                                                                 59.1%

         Plant Miles:     Aerial                                                       460.15

                          Underground                                                  189.60
                                                                                    ---------

           Total                                                                       649.75
                                                                                    =========

         Density (Homes/Miles)                                                           36.7
                                                                                    =========

EBU penetration of 52.8% is well below the industry average of 68.3% and pay unit penetration of 60.4% is below the industry average of 78.0%. The Region's average density of 36.7 home/mile is well below the industry average of 105 homes/mile.

Table 3B details Centreville's actual revenues for 1995, and the month of December and year 1996, as well as the 1997 budget. Total 1996 revenue/EBU rose by 10.6% and total revenue increased by nearly 15% as compared to 1995.

Total budgeted 1997 revenues are expected to increase by 10.6%, while revenue/EBU are expected to increase by 6.5%. EBU's are expected to increase by nearly 700 or 5.5% by years end.

Exhibit C2 presents operating cash flow statements for time periods comparable to Table 3B. Cash flow margins after allocated corporate expense were 39.5% in 1995 and 45.9% in 1996. The 1997 budget reflects a margin increase to 47.7%. The margin increase is due to rate increase, subscriber growth and higher capitalization of in-house labor.

SOMERSET, KENTUCKY - The Somerset Region serves its subscribers from five separate headends; Burnside, Columbia, Eubank, London, and McKinney that offer between 23 and 40 channels. The plant ranges from 270 MHz to 400 MHz in capacity. It is projected that the Burnside (Somerset) area will be rebuilt in the next few years. Burnside comprises approximately 528 miles or 63% of the total of 834.5 plant miles. The London (Laurel) area has been partially rebuilt to 750 MHz in 1996, and it is expected to complete the rebuild in 1997.

Somerset operating statistics as of the valuation date follows:

                                                                                  December 31, 1996
                                                                                  -----------------
         Homes Passed                                                                  22,060

         EBU's                                                                         19,486

         Penetration %                                                                  88.3%

         Pay Units                                                                      3,914

         Pay-to-EBU's %                                                                 20.1%

         Plant Miles:     Aerial                                                        816.5

                          Underground                                                    18.0
                                                                                     --------

           Total                                                                        834.5
                                                                                     ========

         Density (Homes/Mile)                                                            26.4
                                                                                     ========

EBU penetration is well above industry average of 68.3%, while the pay unit penetration of 20.1% is well below industry averages of 78.0%. The EBU penetration is reflective of the area's poor off-air reception. The planned rebuild and the continued improvement in the economy should result in improved revenue per subscriber, particularly from pay and ancillary revenue sources. The Region's average density of 26.4 homes/miles is well-below the industry average of 105 homes/mile. The higher the density the more efficient the use of capital, thus the higher the return on investment.

Table 3C details Somerset's actual revenues for 1995 and the month of December and year 1996, and the budget for 1997. Primary/Commercial (Basic) revenue increased 6.3% on an EBU basis between 1995 and 1996. Total 1996 revenue/EBU increased 10.8% and total revenues increased 12.6% as compared to 1995.

Total 1997 budgeted revenues are expected to increase 7.7% while revenue/EBU are expected to increase 7.0%. The largest year-to-year increases are expected to come from regulated services.

Exhibit C3 presents operating cash flow statements for time periods comparable to Table 3C. Cash flow margins after allocated corporate expenses (3.7% less than before allocated corporate expenses) were 50.9% in 1995 and 52.5% in 1996. The 1997 budget reflects a margin of 48.5%. The major area of increased costs is the technical category which has increased costs to accommodate the projected rebuild. Also, Somerset's 1996 margin is 1% point higher than normal due to one-time payments from programmers to insure carriage. These include Disney, Home Shopping, QVC, and Sci-Fi among others. These margins are approximately at levels that other cable systems with these characteristics would exhibit.

REDMOND, OREGON - The Redmond System serves its subscribers from one headend that offers 32 channels. The plant is predominantly 270 MHz, with a portion at 450 MHz. The plant was built in 1965 and upgraded over the years, but needs to be rebuilt, especially in the light of competition from MMDS operators. The System has not been scheduled for a rebuild in the next few years, however, the appraisers have assumed a rebuild in our cash flow projections.

Redmond's operating statistics as of the valuation date follows:

                                                                                 December 31, 1996
                                                                                 -----------------
         Homes Passed                                                                   7,252

         EBU's                                                                          3,679

         Penetration %                                                                  50.7%

         Pay Units                                                                        706

         Pay-to-EBU's %                                                                 19.2%

         Plant Miles:     Aerial                                                        116.0

                          Underground                                                    54.0
                                                                                     --------

           Total                                                                        170.0
                                                                                     ========

         Density (Homes/Mile)                                                            42.7
                                                                                     ========

The Redmond System has been losing both basic and pay units in recent years due to a very strong MMDS competitor (American Telecasting) and DTH installations. EBU's in 1995 were 4,025, a decline of 8.6% in 1996. Pay units were 979 in 1995, a decline in 1996 of 27.9%. This has led to EBU and pay unit penetration of 50.7% and 19.2% respectively, well-below the industry average of 68.3% and 78.0% respectively. The appraiser projected rebuild combined with increased marketing should result in improved subscriber growth. According to System management, financial constraints did not permit the System to compete for the majority of new homes built in the System's franchise area in the past year or more. This is to be rectified in 1997 and the System is optimistic it can capture the majority of new built homes due to superior programming and picture quality. The System's average density of 42.7 homes/mile is well-below the industry average of 105 homes/mile. The higher the density the more efficient the use of capital, thus the higher the return on investment.

Table 3D details Redmond's actual revenues for 1995 and the month of December and year 1996, and the budget for 1997. Primary/Commercial (Basic) revenue increased 5.9% on an EBU basis between 1995 and 1996. Total 1996 revenue/EBU increased approximately 6.4% and total revenues declined 1% as compared to 1995, due to loss of EBU's and pay units.

Total 1997 budgeted revenues are expected to increase 8.0% while revenues/EBU are expected to decrease 1.4%.

Exhibit C4 presents operating cash flow statements for time periods comparable to Table 3D. Cash flow margins after allocated corporate expense were 52.4% and 55.8% in 1995 and 1996 respectively after a reduction of 3.7% from before allocation margins. The 1997 budget reflects a margin of 51.1%, with virtually all the increased expense in the technical category. These margins are high based upon our experience. Factors which contribute to these historically high margins are very lean staffing, low marketing and advertising expense and an aggressive in- house labor capitalization policy, which increases cash flow margin. However, net cash flow, i.e., cash flow minus capital expenditures, negates the effect of this expense capitalization policy.

CALIFORNIA CITY, CALIFORNIA - The California City System serves subscribers from a single headend, with a capacity of 300 MHz and offering 41 channels. The system was upgraded in 1982. A rebuild has not been projected for the system. System management believes that channel capacity and picture quality are adequate for the foreseable future.

California City's operating statistics as of the valuation date follows:

                                                                                 December 31, 1996
                                                                                 -----------------
         Homes Passed                                                                   2,858

         EBU's                                                                          1,960

         Penetration %                                                                  68.6%

         Pay Units                                                                        839

         Pay-to-EBU's %                                                                 42.8%

         Plant Miles:     Aerial                                                         79.0
                          Underground                                                    11.1
                                                                                    ---------

           Total                                                                         90.1
                                                                                    =========

         Density (Homes/Mile)                                                            31.7
                                                                                    =========

EBU penetration is equal to and pay unit penetration is well-below industry averages of 68.3% and 78.0% respectively. Density of 31.7 homes/mile is extremely low.

Table 3E details California City's actual revenue for 1995 and the month of December and year 1996; and the 1997 budget. Primary (Basic) revenue/EBU increased by 2.5% while total revenues/EBU was flat compared to 1995. Total 1997 revenues are expected to be flat compared to 1996.

Exhibit B5 presents operating cash flow statements for time periods comparable to Table E. Cash flow margins after allocation of corporate expenses were 54.1% and 49.6% for 1996 and 1995 respectively. The projected 1997 margin is 49.6%. The areas of increased expense are technical and marketing. The appraisers have utilized a projected 1997 margin of 54%, in line with the 1996 margin. A rebuild is not scheduled, therefore not necessitating the increased technical costs. Subscriber losses were due to the closing of Edwards Air Force Base, not competitive pressure, therefore eliminating the need for increased marketing costs.

                             FAIR MARKET VALUATION

                    OF THE REGIONS AND SYSTEMS THAT COMPRISE

                    FALCON CLASSIC CABLE INCOME PROPERTIES,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1996

                    PART IV - BUSINESS ENTERPRISE VALUATION

The purpose of developing a business enterprise value ("BEV") is to determine the fair market value for a going concern entity. The business enterprise value includes the additional value that all the assets generate together as a going concern. This additional value is estimated from the returns achieved by the operating assets (both tangible and intangible) of FCCIP.

There are several possible approaches to value for any cable television system. The three classical approaches to value, based upon cost, market, and income, may all have relevance and validity in the valuation of a cable system. However, approaches that are based on cost would be the least meaningful and most subjective because a major element of value is the intangible assets, such as franchises, licenses, and subscriber relationships which permit a system to operate, and the cost of directly obtaining these assets usually bears little relation to the value of those intangible assets. Consequently, the best approaches to value are those which rely on estimates of future income to be realized from operating the system, and to a lesser extent, on market data from the sales of other systems.

                             THE VALUATION OF FCCIP

We have utilized the two most commonly employed methods for valuing a CATV business namely: income approach and market approach. The cost approach was considered as discussed above, but rejected as inappropriate.

Income Approach

There are several adaptions, or versions, of the income approach. The method most applicable to valuing properties like the subject is the Discounted Cash Flow Method ("DCF"). In this method, the anticipated future cash flows of the Region and Systems are discounted at a rate commensurate with the property's risk characteristics.

The DCF approach is standard investor and appraisal industry practice. The appraiser determined system operating cash flow, defined as income before depreciation, amortization, debt retirement, interest on funds invested in the property, and taxes, in arriving at a value indicator for each Region and System.

In determining each Region's and System's operating cash flows, the appraisers derived average annual revenue per subscriber, number of homes passed, operating margin, and market penetration as a percent of homes passed. This data, along with historical financial statements and other information obtained from Region and System management and industry sources, are reflected in our projections as of the valuation date. Exhibit D details the assumptions made and methodology employed in developing the cash flow projections in Exhibit E.

In using the DCF, value results from the sum of two sources: the present value of the annual cash flows of the projection period and the present value of the property's residual value at the end of the projection period. The reliability of this method rests directly with the accuracy of the revenue forecast, the income-expense relationship, and other assumptions required to produce the yearly cash flows.

In any analysis of future cash flows, a critical factor is the selection of the discount rate which will be utilized in the calculation of the present value of these future values. The investment's discount rate, also referred to as a return requirement, is the overall return which an investor expects to achieve on an investment. The development of the discount rate starts with the determination of a weighted average cost of capital.

The weighted average cost of capital is made up of two components: debt and equity.7 The cost of equity is arrived at by using the widely accepted Capital Asset Pricing Model ("CAPM"). The derivation of the cost of equity and its formula are shown in Table 4 and are consistent with the general form of the CAPM.

The derived equity rate represents the return expected on equity capital by an investor and is consistent with our experience with respect to equity investor expectations in today's CATV marketplace. Briefly, this method begins with the risk free rate of return, generally the rate on U.S. government debt instruments of appropriate duration, and then applies an equity risk premium, a small stock premium, and a unsystematic or company specific premium that an equity investor requires in order to invest. The appraisers considered various factors, such as competition, demographics, geography, clustering, etc. in arriving at FCCIP's unsystematic risk of 5%. In addition to these factors, the unsystematic risk must consider the single system as opposed to the portfolio of systems implicit in the CAPM. To determine the total equity return requirement, these components are summed.





_______________________________

7Stocks, Bonds, Bills and Inflation 1996 Yearbook, Ibbotson Associates Weighted Average Cost of Capital
      r   =    (re x we) + (rd x wd)
                        we + wd
      r   =    weighted average cost of capital
      re  =    expected rate or return on equity
      rd  =    expected rate of return on debt
      we  =    appropriate weight of equity
      wd  =    appropriate weight of debt
Equity Cost of Capital
      rs  =    rf + (B x rp)
      rs  =    the equity cost of capital
      rf  =    the current riskless rate
      B   =    the beta or market risk of the stock
      rp  =    the arithmetic equity risk (or market) premium
      sp  =    small stock premium is added if appropriate

                                    TABLE 4
                        WEIGHTED AVERAGE COST OF CAPITAL
                     FALCON CLASSIC CABLE INCOME PROPERTIES
                            AS OF DECEMBER 31, 1996

Cost of Equity
    Risk Free Rate
    (10-Year Treasury Securities Composite; December 26, 1996;
    Source: Value Line)                                                                            6.33%
    Equity Risk Premium Intermediate-Term (Entire Market)                  7.80%
    (Ibbotson Associates, 1995)
    Market Beta CATV Stocks                                              x 1.60
                                                                         ------

    Adjusted Equity Risk Premium                                                                  12.48%
                                                                                               --------

    Small Stock Premium
    (Ibbotson Associates, 1996)                                                                    3.60%
    Unsystematic Risk - Company Specific                                                           5.00%
                                                                                               ========
                                                              Cost of Equity                      27.41%
                                                                                               ========
Cost of Debt
         Kagan High Yield Media Bonds                                                             10.23%
         Less Tax Effect (at 35%)                                                                  3.58%
                                                       After Tax Cost of Debt                      6.65%
                                                                                              =========
Weighting
                                      %                       % of Capital                    Weighted Cost
                                    Return                      Structure                      of Capital
                                    ------                      ---------                      ----------
         Equity                       27.41%                       40%                            10.96%
         Debt                          6.65%                       60%                             3.99%
                                                                                               --------
                                             Weighted Average Cost of Capital                     14.95%
                                                                                               ========
                                             Rounded to                                           15.00%
                                                                                                ========

The next step is to determine the cost of debt capital. This rate is principally affected by the credit worthiness of the borrower and the general risk associated with the industry. To estimate the cost of debt as of the valuation date, we looked to the cable television debt market. Paul Kagan, in his Cable TV Investor of October 15, 1996, reported a yield to maturity for high yield cable bonds of 10.23%. Cable TV Investor tracked a large number of cable bonds providing a cable high-yield bond average. The appraisers then tax effected this cost of debt, taking into consideration statutory federal tax rates.

The final step is to determine the mixture of debt and equity in the capital structure. The capital structure percentages were derived based upon a review of the industry lending practices as of the valuation date. Senior debt lending limits are typically discussed in terms of cash flow multiples. The debt-to-equity ratio is derived by comparing the debt lending limit multiples to the valuation cash flow multiples. The calculation for the weighted average cost of capital for FCCIP is shown in Table 4. The weighted average cost of capital for FCCIP was 15% (rounded).

Beyond the projection horizon, each Region and System will still have value. This residual value is based upon the theory that the investor would sell the property at the end of the projection period. The present value of this hypothetical sale (residual) is then added to the present value of annual cash flows to arrive at a value indication under this approach. The appraisers selected a residual multiple of 8.0 for each Region and System. This 8.0 multiple was derived based on the appraisers opinion that due to increased risk over time, competition, and maturity of markets that the multiples ten years in the future generally should be equal to or lower, but not higher than today's multiple.

The value indications, under the income approach from Exhibit E, for 100% of the assets for each Region and System of FCCIP as of December 31, 1996 were as follows:

                 Burke County                                  $      19,960,000
                                                               =================

                 Centreville                                   $      23,800,000
                                                               =================

                 Somerset                                      $      33,230,000
                                                               =================

                 Redmond                                       $       7,770,000
                                                               =================

                 California City                               $       3,530,000
                                                               =================

Market Approach

Another approach to be considered in the valuation of CATV businesses is known as the market approach or comparable sales approach. The market approach requires the appraisers to collect and analyze recent comparable market transactions and then make value adjustments based on a comparative analysis between the market transactions and the subject property. It is important to use transactions which are on or about the valuation date and which, if possible, straddle that date.

The application of the market approach is most commonly found in the appraisal of real estate. The market for real estate is characterized by frequent sales within a geographic area, reliably known sale prices, and readily discernable attributes of properties sold. This is not the case for sales of cable television businesses. The businesses are comprised of a number of types of tangible and intangible assets, and data on these transactions are available only through the press and trade publications. The quality of this reported data is suspect and quite incomplete. The appraiser's experience in the cable industry has been that the publicly available data is at best an approximation. The buyers and sellers in this market are under no obligation to report the information.

The application of a classic market approach to cable television business would be extremely difficult and unreliable due to the lack of comparative data and the subjectivity of any comparative value adjustments. Due to the unique nature of each cable property, to complete a valid comparative analysis the following variables would need to be collected and analyzed for each market transaction:

         -       Homes in Franchise Area
         -       Homes Passed by Cable
         -       Subscriber Penetration
         -       Revenues Per Subscriber
         -       Current Cash Flow
         -       Operating Margin
         -       System Size/Configuration
         -       Location
         -       Service Area Demographics
         -       Physical Plant Condition
         -       Required Capital Expenditures
         -       Regulatory Environment
         -       Competition
         -       Specific Buyer and Seller Motivations
         -       Liabilities Assumed

Even if all the necessary information was available, the quantification of value adjustments to reflect differences between market transaction comparative indicators and the subject property's comparative indicators would be extremely difficult. As such, the classic market approach was not given a great deal of weight in arriving at a value conclusion for each Region and System.

Industry practice is to describe market transactions for cable systems in terms of subscriber (Price/Number of Subscribers) and cash flow multiples (Price/Cash
Flow). The appraisers reviewed the cable television transaction market, as reported in Cable TV Investor (Paul Kagan Associates) and selected the transactions of between 1,000 and 10,000 subscribers for comparisons to Redmond and California City and between 10,000 and 30,000 subscribers for comparisons to Burke, Centreville, and Somerset, announced between July 31, 1996 and December 31, 1996 (Table 5). The weighted average multiples and standard deviations are as follows:

                                    TABLE 5A
                         Market Approach Valuation Date
   1996 Announced/Proposed Cable System Sales (less than 10,000 subscribers)



                                                                                                   PRICE         HOMES
LOCATION                         STATE     SELLER                   BUYER                          (MIL)        PASSED
--------                         -----     ------                   -----                          -----        ------
DAVIDSON, WILLIAMSON             TN        CABLEVISION              INTERMEDIA PRTNRS.                $1.7          1.5
CLINTON COUNTY                   KY        CLINTON CABLE            ROY L. BAKER                       1.4          1.9
BROOKHAVEN                       MS        FUTUREVISION             MARCUS CABLE                       2.6          5.5
FRANKFORT                        IN        FRANKFORT CABLE          MARCUS CABLE                       6.7          8.0
& DAYTON OH
NH                               ME        PHOENIX GRASSRTS         FRONTIERVISION                     9.6         11.3
CHARTSWORTH, ETON                GA        FRONTIERVISION           HELICON PRTNRS. I LP               8.6          7.0
WOODSTOCK, NEW MKT.              VA        FRONTIERVISION           SHENANDOAH CBL.                    8.5          6.2
PA                               OH        SRW INC PA/OH CBL.       FRONTIERVISION                     3.8          5.3
ROSENBERG                        TX        JONES SPACELINK          TCI                                5.5          8.3
CHESTERFIELD                     NH        GATEWAY CVISION          PINE STATE                         2.9          4.0
VAN BUREN ET AL.                 AR        CLASSIC CABLE            TCA                                9.6          9.0
BOGART, WATKINSVILLE             GA        OCB                      INTERMEDIA                         8.3          7.0
OH, IN, PA                                 NORTHERN OHIO            FANCH                              9.4         12.1
CENTRAL/NORTHERN                 NH        PEGASUS CABLE            STATE CABLE TV                     7.2          6.1
MOCKSVILLE                       NC        FRIENDSHIP               GENESIS CABLE                      7.8         10.0
N. BREVARD                       FL        BREVARD                  GENESIS CABLE                      1.6          2.6
ROBESON COUNTY                   NC        GWC PROPERTIES           GENESIS CABLE                      2.5          3.8
TOTALS / SIMPLE AVERAGES                                                                             $97.7        109.5



                                                                        BASIC                                  CASH
                                                                        SUBS          %                        FLOW          PROJ
LOCATION             STATE   SELLER                BUYER                (000)        PEN.         VPS         ($000s)         CFx
--------             -----   ------                -----                 ---         ----        -----        -------        -----
DAVIDSON, WILLIAMSON  TN     CABLEVISION           INTERMEDIA PRTNRS.    1.3         87.0%       $1,283         $212.5         8.0
CLINTON COUNTY        KY     CLINTON CABLE         ROY L. BAKER          1.3         70.0%        1,111          197.2         7.1
BROOKHAVEN            MS     FUTUREVISION          MARCUS CABLE          2.4         44.0%        1,079          346.7         7.5
FRANKFORT             IN     FRANKFORT CABLE       MARCUS CABLE          5.6         70.0%        1,196          705.3         9.5
& DAYTON OH
NH                    ME     PHOENIX GRASSRTS      FRONTIERVISION        7.0         62.0%        1,371        1,142.9         8.4
CHARTSWORTH, ETON     GA     FRONTIERVISION        HELICON PRTNRS. I LP  5.7         81.0%        1,509        1,048.8         8.2
WOODSTOCK, NEW MKT.   VA     FRONTIERVISION        SHENANDOAH CBL.       5.0         81.0%        1,700          904.3         9.4
PA                    OH     SRW INC PA/OH CBL.    FRONTIERVISION        3.3         62.0%        1,152          506.7         7.5
ROSENBERG             TX     JONES SPACELINK       TCI                   2.9         35.0%        1,896          509.3        10.8
CHESTERFIELD          NH     GATEWAY CVISION       PINE STATE            2.5         63.0%        1,170          367.1         7.9
VAN BUREN ET AL.      AR     CLASSIC CABLE         TCA                   8.0         89.0%        1,199        1,185.2         8.1
BOGART, WATKINSVILLE  GA     OCB                   INTERMEDIA            6.3         90.0%        1,333        1,024.7         8.1
OH, IN, PA                   NORTHERN OHIO         FANCH                 6.8         56.0%        1,387        1,132.5         8.3
CENTRAL/NORTHERN      NH     PEGASUS CABLE         STATE CABLE TV        4.6         75.0%        1,572          757.9         9.5
MOCKSVILLE            NC     FRIENDSHIP            GENESIS CABLE         7.4         74.0%        1,057        1,114.3         7.0
N. BREVARD            FL     BREVARD               GENESIS CABLE         1.6         62.0%        1,013          228.6         7.0
ROBESON COUNTY        NC     GWC PROPERTIES        GENESIS CABLE         2.5         66.0%        1,015          347.2         7.2


TOTALS / SIMPLE AVERAGES                                                74.2         68.6%        1,297      $11,730.9         8.2

WEIGHTED AVERAGES                                                                    67.7%        1,317                        8.3

STANDARD DEVIATION                                                                                  252                        1.1

SIMPLE AVERAGE RANGE WITHIN 1 STANDARD DEVIATION - HIGH                                           1,548                        9.3

SIMPLE AVERAGE RANGE WITHIN 1 STANDARD DEVIATION - LOW                                            1,045                        7.1

                                    TABLE 5B
                         Market Approach Valuation Date
      1996 Announced/Proposed Cable System Sales (between 10,000 - 50,000 subscribers)


                                                                                             BASIC                    CASH
                                                                             PRICE  HOMES    SUBS    %                FLOW     PROJ
LOCATION                 STATE   SELLER                 BUYER                (MIL)  PASSED   (000)  PEN.    VPS      ($000)    CFx
--------                 -----   ------                 -----                -----  ------   -----  ----    ---      ------    ----
SAN FRAN BAY AREA         CA     BALKIN CABLE           TCI OF GA            $19.6   24.1     12.3  51.0%  $1,594   $2,227.3    8.8
SUMMERVILLE,TRENTON       GA     CLEAR-VU CABLE         HELICON               18.2   15.0     12.3  82.0%   1,530    2,246.9    8.1
& DAYTON OH
MOSES LAKE                WA     MARCUS CABLE           NORTHLAND COMM.       20.0   15.1     12.5  83.0%   1,568    2,105.3    9.5
ANAHEIM, ORANGE CO.       CA     JONES PRTNRS. II       CENTURY COMM.         36.0   24.3     17.0  70.0%   2,102    3,428.6   10.5
PALM COAST                FL     BENCHMARK COMM.        MOFFAT COMM.          29.7   12.3     10.0  81.0%   2,965    3,228.3    9.2
ALBUQUERQUE, SW WA,       NM     CLASSIC CABLE          CAMBRIDGE             22.9   22.8     13.0  57.0%   1,760    2,694.1    8.5
NWEST OR
BROOMFIELD                CO.    JONES INTERCABLE       TCI                   33.8   28.9     18.5  64.0%   1,825    3,557.9    9.5
OK-EASTERN AREAS          TX     MISSION CABLE          TW/FANCH-ONE          31.2   48.2     27.0  56.0%   1,156    4,105.3    7.6
ROSEVILLE                 CA     JONES 87-A             ROSEVILLE CABLE       31.0   21.9     16.0  73.0%   1,938    3,039.2   10.2
EVERGREEN ET AL           CO     JONES INTERCABLE       TCI                   43.2   31.3     26.0  83.0%   1,662    4,547.4    9.5

                                 TOTALS / SIMPLE AVERAGES                   $285.6  244.0    164.6  70.0%  $1,810  $31,180.1    9.1
                                                                            ======  =====    =====  =====  ======  =========   ====
                                 WEIGHTED AVERAGES                                                  67.5%  $1,735               9.2
                                                                                                    =====  ======              ====
                                 STANDARD DEVIATION                                                          $480               0.9
                                                                                                           ======              ====
                                 SIMPLE AVERAGE RANGE WITHIN 1 STANDARD DEVIATION - HIGH                   $2,290              10.0
                                                                                                           ======              ====
                                 SIMPLE AVERAGE RANGE WITHIN 1 STANDARD DEVIATION - LOW                    $1,330               8.2
                                                                                                           ======              ====

                                                                                       Standard
                                                                   Multiple           Deviation
            Less than 10,000 Subscribers:
                        Price/Subscriber                            $1,317                $252
                                                                    ======                ====
                        Price/Cash Flow                                8.3                 1.1
                                                                       ===                 ===
            Over 10,000 Subscribers:
                        Price/Subscriber                            $1,735                $480
                                                                    ======                ====
                        Price/Cash Flow                                9.2                 0.9
                                                                       ===                 ===

The standard deviations for the subscriber and cash flow multiples indicate that the multiples can vary between 19% and 28% and 13% and 10% respectively, above and below the mean. The subscriber multiple has greater variation and hence is less useful as a value indicator than the cash flow multiple. The weighted average multiples yield the following value indicators.

                                          Burke                                                    California
Multiple                                  County     Centreville       Somerset        Redmond        City
--------                                  ------     -----------       --------        -------        ----
                                                                   ($000s)

< 10K Subs Price/EBU      $1,317

> 10K Subs Price/EBU      $1,735

12/31/96 EBU's                            10,546           12,593         19,406         3,679         1,960
Price/EBU
Value Indicator                          $18,297          $21,849        $33,808        $4,845        $2,581

< 10K Subs Price/Cash Flow 8.3x

> 10K Subs Price/Cash Flow 9.2x

1997 or Year One
Cash Flow                               $3,120.7         $2,925.2       $4,106.2        $913.3        $415.4
Price/Cash Flow
Value
Indicator                                $28,710          $26,912        $37,777        $7,580        $3,448

In arriving at the value indicator under the market approach the appraiser weighted the subscriber multiple value indication 25% and the cash flow value indication 75%. This weighting considers investors' preference for the cash flow multiple and the variability, as described above, of the subscriber multiple.

Therefore, the value indicator for 100% of each Region's and System's assets under the market approach as of December 31, 1996 was (rounded):

                 Burke County                                            $      26,107,000
                                                                         =================

                 Centreville                                             $      25,646,000
                                                                         =================

                 Somerset                                                $      36,785,000
                                                                         =================

                 Redmond                                                 $       6,897,000
                                                                         =================

                 California City                                         $       3,231,000
                                                                         =================

Correlation and Conclusion

The valuation indicators, as of the valuation date, under the income and market approaches follow as of December 31, 1996:

                       Burke                                                                     California

                      County             Centreville         Somerset            Redmond            City
                      -------            -----------         --------            -------            ----
   Income           $19,960,000          $23,800,000        $33,230,000        $7,770,000        $3,530,000
                    ===========          ===========        ===========        ==========        ==========

   Market           $26,107,000          $25,646,000        $36,785,000        $6,897,000        $3,231,000
                    ===========          ===========        ===========        ==========        ==========

The appraisers considered the approaches used in light of the strengths and weaknesses inherent in each. The market approach is generally much weaker than the income approach for at least two reasons:

    1. Our experience has shown that seasoned cable system investors only use the market approach to "get a feel for value" and rely heavily on the income approach before making system purchases.

    2. In spite of the large number of transactions occurring around the valuation date, it is an almost impossible task to find "truly" comparable properties where all or most of the key parameters, such as date of sale, location, character, size, and situation are similar. General appraisal practice would hold that when reliable market or cost data is not available for like properties, greater emphasis falls on the capitalization of net income method of appraisal.

The market approach, using market derived multiples, is a much less reliable method to value the Regions and Systems for the reasons stated above, and those discussed in the previous section of this report. However, the market approach does provide corroborative information. We have therefore weighted the market approach at 10% and the income approach at 90%.

It is the appraiser's opinion that the fair market value of 100% of the assets of each of the Regions and Systems of FCCIP as of December 31, 1996 were (rounded):

                 Burke County                            $       20,570,000
                                                         ==================

                 Centreville                             $       23,980,000
                                                         ==================

                 Somerset                                $       33,590,000
                                                         ==================

                 Redmond                                 $        7,680,000
                                                         ==================

                 California City                         $        3,500,000
                                                         ==================

                             APPRAISAL CERTIFICATE

The determination of the fair market value of 100% of the assets of the Regions and Systems comprising Falcon Classic Cable Income Properties serving portions of the states of North Carolina, Maryland, Kentucky, Oregon, and California has been appraised by John E. Kane and Henry E. Sherman of Kane Reece Associates, Inc., Metro Park, New Jersey. The effective date of the appraisal is December 31, 1996.

We certify that, to the best of our knowledge and belief:

         - The statements of fact contained in this report are true and correct.

         - The reported analysis, opinions, and conclusions, are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

         - Neither Kane Reece Associates, Inc., nor we have any present or prospective interest in the property that is subject of this report, and we have no personal interest or bias with respect to the parties involved.

         - Kane Reece Associates, Inc.'s compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

         - Our analyses, opinions, and conclusions were developed, and this report has been prepared in conformity with the Uniform Standards of Professional Appraisal Practice.

         - No one provided significant professional assistance to the person(s) signing this report.

The appraisers personally interviewed management and inspected the Regions' service areas between November 11 and 13, 1996. The Systems (Redmond and California City) were not visited.

No investigation has been made of the title to or the liabilities against the assets which have been appraised.

It is understood that this report is provided for the purpose(s) described in the transmittal letter and introduction of this report. It is not to be quoted in whole or in part or otherwise referred to or disseminated to any other person, entity or government agency without the prior written consent of Kane Reece Associates, Inc.





/s/ John E. Kane
___________________________________
John E. Kane
Principal




/s/ Henry E. Sherman
___________________________________
Henry E. Sherman
Vice President







399 Thornall Street
Metro Park, NJ  08837-2236


March 10, 1997

                                   EXHIBIT A
                                  PHOTOGRAPHS

                         [BURKE REGION OFFICE PICTURE]












                            [BURKE HEADEND PICTURE]

                [WYE - MILLS HEADEND, 300' GUYED TOWER PICTURE]





                      [CENTERVILLE REGION OFFICE PICTURE]

                                   EXHIBIT B
                     REGION AND SYSTEM OPERATING STATISTICS

--------------------------------------------------------------------------------
Falcon Classic Cable Income           EXHIBIT B1            Operating Statistics
Properties, L.P.                                            Valuation Date:
Burke, NC                                                   December 31, 1996
--------------------------------------------------------------------------------

                                                                                      1996                                    Pay
                                  Homes Passed            Basic Subscribers           EBU's               1996               Units
                        -------------------------    ----------------------------     FCC        EBU       Pay     Pay/      % Chg
                         1996      1995    % Chg.     1996      1995       % Chg.     Method     Pene     Units    EBUs      v. 95
                        ------   ------    ------    ------   -------      ------   --------    -----    ------    -----    ------
Burke County            15,528   15,020      3.4%     9,233    9,652        -4.3%    9,255      59.6%    4,045     43.7%    -34.5%
Valdese                  1,377    1,097     25.5%       527      503         4.8%      527      38.3%      220     41.7%    -25.9%
Drexel                     653      653      0.0%       178      180        -1.1%      178      27.3%       93     52.2%    -29.5%
Glen Alpine                514      514      0.0%       142      152        -6.6%      142      27.6%       52     36.6%    -35.8%
Rutherford College         432      432      0.0%       136      139        -2.2%      144      33.3%       72     50.0%    -30.1%
Connelly Springs           482      482      0.0%       300      282         6.4%      300      62.2%      132     44.0%    -20.0%
                        ------   ------     ----     ------   ------        ----    ------      ----     -----     ----     -----
        Total Burke     18,986   18,198      4.3%    10,516   10,908        -3.6%   10,546      55.5%    4,614     43.8%    -33.6%
                        =======  ======     ====     ======   ======        ====    ======      ====     =====     ====     =====

                                                                                                                Franchise
                                       Plant Miles                                                      -------------------------
                        ---------------------------------------------       1996    Channel   Address-                      Life
                        Aerial     UG    Total '96    1995     % Chg.     Density   Capacity   able      Fee   Expiration   (Yrs)
                        ------   ------  ---------   ------    ------     -------   --------  --------  ----   ----------   -----
Burke County            404.64   229.43   634.07     631.69      0.4%       24.5       43       Yes       3%      Jun-98      1.4
Valdese                  15.99    18.32    34.31      32.35      6.1%       40.1       43       Yes       5%    Jun-2007     10.5
Drexel                    8.92     4.91    13.83      13.83      0.0%       47.2       43       Yes       5%    Feb-2005      8.1
Glen Alpine               8.50     5.81    14.31      14.31     -0.0%       35.9       43       Yes       3%      Oct-98      1.8
Rutherford College       17.19     0.68    17.87      17.87      0.0%       24.2       43       Yes       5%    Oct-2001      4.8
Connelly Springs         13.45     3.28    16.73      16.73      0.0%       28.8       43       Yes       3%      Oct-99      2.8
                        ------   ------   ------     ------     ----        ----                        ---
        Total Burke     468.69   262.43   731.12     726.78      0.6%       26.0                        3.2%
                        ======   ======   ======     ======     ====        ====                        ===

------------------------------------------------------------------------------
Falcon Classic Cable                EXHIBIT B2             Operating Statisics
Income Properties, L.P.                                    Valuation Date:
Centreville, MD                                            December 31, 1996
------------------------------------------------------------------------------

                                                                                1996                                    Pay
                                 Homes Passed           Basic Subscribers       EBU's               1996               Units
                        ----------------------------------------------------     FCC      EBU        Pay      Pay/     % Chg
                         1996      1995    % Chg.     1996     1995   % Chg.    Method    Pene      Units     EBUs     v. 95
                        -----     -----    -----     -----    -----   ------    -----     -----      ----     -----    ------
Kent County             2,154     2,120    0.016       701      670    0.05       701     0.325       450     0.642    -0.19
Betterton                 219       219        0        93       91    0.02        93     0.425        40      0.43    -0.22
Rock Hall               1,073     1,073        0       405      394    0.03       450     0.419       235      0.58     -0.2
Chestertown             1,404     1,396    0.006     1,212    1,231    -0.0     1,347     0.959       727       0.6    -0.07
Millington                215       215        0       176      169    0.04       176     0.819       115     0.653    -0.23
Templeville                44        44        0        18       19    -0.1        18     0.409         6     0.333     -0.4
Sudlersville              201       201        0        83       81    0.03        83     0.413        52     0.627    -0.09
Church Hill               203       203        0        95       97    -0.0         0         0        68     0.716    -0.16
Centreville               819       819        0       494      483    0.02       517     0.631       265     0.536    -0.18
Queenstown                240       220    0.091       167      147    0.14       167     0.696       103     0.617    -0.21
Queen Anne's County    10,964    10,682    0.026     5,805    5,519    0.05     5,873     0.536      3818     0.658    -0.12
St. Michaels            1,101     1,101        0       493      480    0.03       516     0.469       297     0.602    -0.13
Rio Vista                   0         0        0       197      178    0.11       220      n/a        136      0.69    -0.05
Talbot County           4,253     4,237    0.004     1,569    1,542    0.02     1,592     0.374       690      0.44    -0.22
Barclay                    56        56        0        47       52   -0.01        47     0.839        23     0.489    -0.34
Oxford                    499       499        0       427      407    0.05       450     0.902       169     0.396    -0.16
Trappe                    412       412        0       343      333    0.03       343     0.833       246     0.717    -0.05
                       ------    ------    -----    ------   ------    ----    ------     -----     -----     -----    -----
   Total Centreville   23,857    23,497    0.015    12,325   11,893    0.04    12,593     0.528     7,440     0.604    -0.14
                       ======    ======    =====    ======   ======    ====    ======     =====     =====     =====    =====

                                                                                                                 Franchise
                                                Plant Miles                                             -------------------------
                            ------------------------------------------------     1996        Address-                       Life
                             Aerial       UG    Total '96    1995      % Chg.   Density        able     Fee   Expiration    (Yrs)
                             ------      ----   ---------    -----     ------   -------      --------   ---   ----------    -----
Kent County                  27.57        9.9     37.47      36.66     0.022      57.5          No                           1.4
Betterton                     3.32       0.04      3.36       3.36         0      65.2          No                          10.5
Rock Hall                    22.85       1.09     23.94      23.94         0      44.8          No                           8.1
Chestertown                  25.33        6.1     31.43      31.23     0.006      44.7          No                           1.8
Millington                    2.69       0.24      2.93       2.93         0      73.4          No                           4.8
Templeville                   0.72       0.07      0.79       0.79         0      55.7          No                           2.8
Sudlersville                  3.03       0.74      3.77       3.77         0      53.3          No                           2.8
Church Hill                   3.05       0.48      3.53       3.53         0      57.5          No                           2.8
Centreville                  11.12       1.21     12.33      12.33         0      66.4          No                           2.8
Queenstown                    4.15       0.66      4.81        4.2     0.145      49.9          No                           2.8
Queen Anne's County          208.4      109.9     318.3      306.7     0.038      34.4          No                           2.8
St. Michaels                  7.34       5.03     12.37      12.37         0        89          No                           2.8
Rio Vista                        0          0         0          0         0       n/a          No                           2.8
Talbot County                128.7      49.14     177.8      177.2     0.003      23.9          No                           2.8
Barclay                       1.22          0      1.22       1.22         0      45.9          No                          12.2
Oxford                        5.85       1.62      7.47       7.47         0      66.8          No                           2.8
Trappe                        4.81       3.34      8.15       8.15         0      50.6          No                           2.8
                             -----      -----     -----      -----     -----      ----
     Total Centreville       460.2      189.6     649.8      635.9     0.022      36.7          No       100%/96-99
                             =====      =====     =====      =====     =====      ====

* Indicated capacity is 61 channels however plant spaced at 330 MHz with 450MHz gear.
** Rebuild per Falcon Rebuild Projection (8/6/96). Portion of H/E service area to be rebuilt/ Yr.(s) of rebuild.

--------------------------------------------------------------------------------
Falcon Classic Cable               EXHIBIT B3               Operating Statistics
Income Properties                                           Valuation Date:
Somerset, Kentucky                                          December 31, 1996
--------------------------------------------------------------------------------

                                     Homes Passed
                             ---------------------------      '96-'95
                             1996       1995       1994         % Chg.
                             ----       ----       ----        ------
Somerset                    4,890      4,890       4,890        0.0%
Pulaski Co. (Somerset)      4,269      4,269       4,336        0.0%
Science Hill                  809        809         809        0.0%
Lincoln Co. (Eubank)          618        618         618        0.0%
Eubank                        438        438         438        0.0%
Pulaski Co. (Eubank)          230        230         230        0.0%
Burnside                      299        299         299        0.0%
Pulaski Co. (Burnside)      4,275      4,275       4,275        0.0%
Ferguson                      366        366         366        0.0%
Woodson Bend                  454        454         454        0.0%
Lincoln Co. (McKinney)        316        316         316        0.0%
SOMXPC                        229        229         229        0.0%
Laurel County               2,263      2,218       2,256        2.0%
Clay County                    57         57          57        0.0%
Columbia                    1,529      1,529       1,529        0.0%
Adair County                1,018      1,018       1,018        0.0%
                            -----      -----       -----        ----
Total Somerset             22,060     22,015      22,120        0.2%
                            =====      =====       =====        ====

                                                                              1996                                           Pay
                                       Basic Subscribers                      EBU's                  1996                   Units
                                   --------------------------      '96-'95     FCC           EBU      Pay        Pay/       % Chg.
                                   1996       1995       1994       % Chg.    Method        Pene     Units       EBUs       v. 95
                                   ----       ----       ----       ------    ------        ----     -----       ----       ------
Somerset                          3,867      3,972      3,927        -2.6%     3,924                   731       18.6%      -40.3%
Pulaski Co. (Somerset)            3,502      3,439      3,302         1.8%     3,529        82.7%      599       17.0%      -23.4%
Science Hill                        630        637        624        -1.1%       635        78.5%       80       12.6%      -23.1%
Lincoln Co. (Eubank)                474        501        493        -5.4%       474        76.7%      162       34.2%      -16.1%
Eubank                              289        287        281         0.7%       289        66.0%       74       25.6%      -18.7%
Pulaski Co. (Eubank)                129        121        123         6.6%       129        56.1%       32       24.8%      -25.6%
Burnside                            251        254        257        -1.2%       270        90.3%       47       17.4%      -33.8%
Pulaski Co. (Burnside)            4,645      4,580      4,358         1.4%     4,688       109.7%      866       18.5%      -25.8%
Ferguson                            298        304        302        -2.0%       298        81.4%       38       12.8%      -35.6%
Woodson Bend                        346        353        370        -2.0%       346        76.2%       17        4.9%      -43.3%
Lincoln Co. (McKinney)              302        298        284         1.3%       302        95.6%       47       15.6%      -17.5%
SOMXPC                              189        183        191         3.3%       189        82.5%       41       21.7%      -10.9%
Laurel County                     1,762      1,728      1,681         2.0%     1,762        77.9%      309       17.5%      -18.5%
Clay County                          47         48         51        -2.1%        47        82.5%       14       29.8%      -22.2%
Columbia                          1,461      1,475      1,481        -0.9%     1,500        98.1%      501       33.4%       -7.2%
Adair County                      1,104      1,046        925         5.5%     1,104       108.4%      356       32.2%       -2.5%
                                 ------     ------     ------        -----    ------       ------    -----       -----      ------
Total Somerset                   19,296     19,226     18,650         0.4%    19,486        88.3%    3,914       20.1%      -24.3%
                                 ======     ======     ======        =====    ======       ======    =====       =====      ======


                                                Plant Miles
                           -------------------------------------------------------
                           Aerial       UG         1996       1995          % Chg.
                           ------       --         ----       ----          ------
Somerset                    74.00       1.00       75.00      75.00          0.0%
Pulaski Co. (Somerset)     182.50       0.00      182.50     182.50          0.0%
Science Hill                29.50       0.00       29.50      29.50          0.0%
Lincoln Co. (Eubank)        30.00       1.00       31.00      31.00          0.0%
Eubank                      16.00       0.00       16.00      16.00          0.0%
Pulaski Co. (Eubank)        19.00       0.00       19.00      19.00          0.0%
Burnside                    12.00       0.00       12.00      12.00          0.0%
Pulaski Co. (Burnside)     185.00       0.00      185.00     185.00          0.0%
Ferguson                    14.00       8.00       22.00      22.00          0.0%
Woodson Bend                 5.00       8.00       13.00      13.00          0.0%
Lincoln Co. (McKinney)      19.00       0.00       19.00      19.00          0.0%
SOMXPC                       9.00       0.00        9.00       9.00          0.0%
Laurel County              116.50       0.00      116.50     113.50          2.6%
Clay County                  3.00       0.00        3.00       3.00          0.0%
Columbia                    39.00       0.00       39.00      39.00          0.0%
Adair                       63.00       0.00       63.00      63.00          0.0%
                           ------      -----      ------     ------          ----
Total Somerset             816.50      18.00      834.50     831.50          0.4%
                           ======      =====      ======     ======          ====

                                                                                             Franchise
                                                                                 --------------------------------
                                1996       Channel    Address-                                              Life
                               Density     Capacity     able       Rebuild       Fee       Expiration       (Yrs)
                               -------     --------   --------     -------       ---       ----------       -----
Somerset                         65.2         40         No                          3%        Feb-96       (0.9)
Pulaski Co. (Somerset)           23.4         40         No                          3%      Oct-2008       11.8
Science Hill                     27.4         40         No                          3%           n/a
Lincoln Co. (Eubank)             19.9         36         No                          3%        Sep-98        1.7
Eubank                           27.4         36         No                          3%        Sep-98        1.7
Pulaski Co. (Eubank)             12.1         36         No                          3%        Sep-98        1.7
Burnside                         24.9         52         Yes       '97 - 99          3%        Jun-99        2.4
Pulaski Co. (Burnside)           23.1         52         Yes       '97 - 99          3%        Jun-99        2.4
Ferguson                         16.6         52         Yes       '97 - 99          3%      Nov-2008       11.9
Woodson Bend                     34.9         52         Yes       '97 - 99          3%        Sep-98        1.7
Lincoln Co. (McKinney)           16.6         52         Yes       '97 - 99          3%      May-2007       10.3
SOMXPC                           25.4         40         No                          3%           n/a
Laurel County                    19.4         24         No           1997           5%      May-2008       11.4
Clay County                      19.0         24         No                          3%           n/a
Columbia                         39.2         52         No                     3% - 5%      Aug-2011       14.7
Adair                            16.2         52         No                          3%      May-2005        8.4
                                 ----
Total Somerset                   26.4
                                 ====

                                      -73-

-------------------------------------------------------------------------------
Falcon Classic Cable               EXHIBIT B4               Operating Statisics
Income Properties                                           Valuation Date:
Redmond, Oregon                                             December 31, 1996
-------------------------------------------------------------------------------

                                  Homes Passed                   Basic Subscribers          1996                              Pay
                         -------------------------------   ------------------------------   EBU's            1996            Units
                                                 '96-'95                          '96-'95    FCC     EBU     Pay     Pay/    % Chg.
                         1996    1995     1994    % Chg.   1996    1995    1994    % Chg.   Method   Pene    Units   EBUs    v. 95
                         ----    ----     ----    ------   ----    ----    ----   -------   ------   ----    -----   -----   -----
Redmond                  7,252   6,881    6,487    5.4%    2,367   2,573   2,684    -8.0%    2,461   33.9%    446    18.1%   -28.9%
Deschutes County             0       0        0    0.0%    1,149   1,260   1,378    -8.8%    1,218    n/a     260    21.3%   -26.1%
                         -----   -----    -----   ----     -----   -----   -----    -----    -----   ----     ---    -----   -----
Total Redmond            7,252   6,881    6,487    5.4%    3,516   3,833   4,062    -8.3%    3,679   50.7%    706    19.2%   -27.9%
                         =====   =====    =====   ====     =====   =====   =====    =====    =====   ====     ===    =====   =====



                                        Plant Miles                                                                 Franchise
                        -----------------------------------------                                            -----------------------
                                                                     1996     Channel   Address-                               Life
                        Aerial    UG      1996     1995    % Chg.   Density   Capacity    able    Rebuild    Fee   Expiration  (Yrs)
                        ------    --      ----     ----    ------   -------   --------    ----    -------    ---   ----------  -----
Redmond                 116.00   54.00   170.00   162.00    4.9%     42.7        32       yes    '98 - '99    1%    Feb-2002    5.2
Deschutes County          0.00    0.00     0.00     0.00    0.0%      0.0        32       yes    '98 - '99
                        ------   -----   ------   ------    ----     ----

-------------------------------------------------------------------------------
Falcon Classic Cable               EXHIBIT B5               Operating Statisics
Income Properties                                           Valuation Date:
California City, California                                 December 31, 1996
-------------------------------------------------------------------------------

                                Homes Passed                      Basic Subscribers           1996                             Pay
                        ---------------------------------  --------------------------------    EBU's          1996            Units
                                                  '96-'95                           '96-'95    FCC     EBU    Pay    Pay/     % Chg
                        1996     1995     1994     % Chg.  1996     1995     1994    % Chg.   Method   Pene   Units  EBU's    v. 95
                        -----    -----    -----    ------  -----    -----    -----   ------   ------   ----   -----  -----   ------
California City         2,858    2,858    2,707    0.0%    1,922    2,097    2,075    -8.3%    1,960   68.6%   839   42.8%   -28.9%
                        -----    -----    -----    ---     -----    -----    -----    ----     -----   ----    ---   ----    -----
 Total California City  2,858    2,858    2,707    0.0%    1,922    2,097    2,075    -8.3%    1,960   68.6%   839   42.8%   -28.9%
                        =====    =====    =====    ===     =====    =====    =====    ====     =====   ====    ===   ====    =====



                                                                                                                 Franchise
                                      Plant Miles                                                         ------------------------
                        ------------------------------------------   1996     Channel  Address-                              Life
                        Aerial     UG      1996    1995     % Chg.  Density  Capacity   able    Rebuild   Fee   Expiration   (Yrs)
                        ------   -----    -----    -----    ------  -------  --------  -------- -------   ---   ----------   -----
California City         79.02    11.10    90.12    90.12     0.0%     0.0       41      yes       no            Apr-2001      4.3
                        -----    -----    -----    -----    ----      ---
 Total California City  79.02    11.10    90.12    90.12    -0.0%    31.7
                        =====    =====    =====    =====    ====     ====

                                   EXHIBIT C
                     REGION AND SYSTEM CASH FLOW STATEMENTS

--------------------------------------------------------------------------------
                                   EXHIBIT C1
Falcon Classic Cable Income                 Operating Cash Flow: Actual & Budget
Properties, L.P. Burke, NC                  Valuation Date: December 31, 1996
--------------------------------------------------------------------------------

                                          1997 Budget              Dec 1996 Actual           1996 Actual
                                       --------------------      -------------------      -------------------
                                       ($000)     % to Rev.      ($000)   % to Rev.       ($000)    % to Rev.
                                       --------   ---------      ------   ----------      -------   ---------
Revenues:
 Primary                                2,211.7        40.5%      $178.4       40.9%      $2,042.6       40.2%
 Commercial                                 8.5         0.2%         0.7        0.2%           8.5        0.2%
 Expanded Tier                              0.0         0.0%         0.0        0.0%           0.0        0.0%
 AL Tier                                  688.0        12.6%        56.4       12.9%         574.9       11.3%
                                        -------                    -----                   -------
   Total Reg. Prog.                     2,908.3        53.3%       235.5       54.0%       2,626.0       51.7%

 Radio Services                            34.7         0.6%         2.9        0.7%          39.2        0.8%
 Pay Cable - 1st Outlet                   387.4         7.1%        35.6        8.2%         495.3        9.8%
 Pay Cable - Add'l Outlet                   0.0         0.0%         0.0        0.0%           0.0        0.0%
 New Product Tier - 1                   1,081.6        19.8%        81.7       18.7%         892.1       17.6%
 Commercial Pay                             0.0         0.0%         0.0        0.0%           0.0        0.0%
 Mini-Pay                                   9.4         0.2%         0.8        0.2%          10.3        0.2%
 Mini-Pay - Add'l Outlet                    0.0         0.0%         0.0        0.0%           0.0        0.0%
 Pay Per View                             128.7         2.4%         7.3        1.7%         104.0        2.0%
                                        -------                    -----                   -------
   Total Unreg. Prog.                   1,641.8        30.1%       128.2       29.4%       1,540.9       30.3%

 Primary Add'l Outlet                       0.0         0.0%         0.0        0.0%           0.0        0.0%
 Remote Control                             3.9         0.1%         0.3        0.1%           4.1        0.1%
 Converter Rental                         463.7         8.5%        38.3        8.8%         472.3        9.3%
 Other - VCR                                0.0         0.0%         0.0        0.0%           0.0        0.0%
                                        -------                    -----                   -------
   Total Equipment                        467.6         8.6%        38.7        8.9%         476.5        9.4%

Wire Maint. Agreements                     68.4         1.3%         5.7        1.3%          68.2        1.3%
 New Cust. - Pay Installs                   0.0         0.0%         0.0        0.0%           0.0        0.0%
 New Cust. - Basic  Installs               93.3         1.7%         1.0        0.2%          17.6        0.3%
 Install Mat'l Charge                       0.0         0.0%         0.0        0.0%           1.1        0.0%
 Installs - Non New Cust.                   0.0         0.0%         3.3        0.8%          68.3        1.3%
                                        -------                    -----                   -------
   Total Install/Service                  161.7         3.0%        10.1        2.3%         155.2        3.1%

 Guide Revenue                             21.7         0.4%         1.7        0.4%          22.8        0.4%
 Late Charges                              56.5         1.0%         4.4        1.0%          57.2        1.1%
 Rent                                       3.2         0.1%        (0.3)      -0.1%           2.7        0.1%
 Franchise Pass Thru                        0.0         0.0%         0.0        0.0%           0.0        0.0%
 Miscellaneous                              0.0         0.0%         0.0        0.0%          16.5        0.3%
 Shopping Net Car. Fee                      0.0         0.0%         0.0        0.0%           0.0        0.0%
 FCC User Fee Pass Thru                     5.8         0.1%         0.4        0.1%           5.3        0.1%
 QVC Monthly Comm.                         16.7         0.3%         0.9        0.2%          16.7        0.3%
 QVC Carriage Payment                      13.0         0.2%         0.0        0.0%          12.2        0.2%
 HSN Monthly Comm.                          9.6         0.2%         0.2        0.1%           9.6        0.2%
 HSN Carriage Payment                       0.0         0.0%         0.0        0.0%           0.0        0.0%
                                        -------                    -----                   -------
    Total Non-Service/Misc.               126.5         2.3%         7.5        1.7%         142.9        2.8%

 Advertising                              152.7         2.8%        16.5        3.8%         136.4        2.7%
                                        -------                    -----                   -------
Total Revenues                          5,458.5       100.0%       436.4      100.0%       5,077.8      100.0%
                                        =======       =====        =====      =====        =======      =====

                                        1995 Actual              1994 Actual
                                     --------------------     -------------------
                                     ($000)    % to Rev.      ($000)    % to Rev.
                                     --------  ----------     --------  ---------
Revenues:
 Primary                             $2,040.1       40.4%     $2,064.9       40.6%
 Commercial                               8.8        0.2%          5.3        0.1%
 Expanded Tier                            0.0        0.0%          0.0        0.0%
 AL Tier                                407.0        8.1%        160.0        3.1%
                                      -------                  -------
   Total Reg. Prog.                   2,455.9       48.7%      2,230.3       43.9%
 Radio Services                          47.7        0.9%         58.9        1.2%
 Pay Cable - 1st Outlet                 583.7       11.6%        589.5       11.6%
 Pay Cable - Add'l Outlet                 0.0        0.0%          0.0        0.0%
 New Product Tier - 1                   948.1       18.8%      1,127.7       22.2%
 Commercial Pay                           0.0        0.0%          0.0        0.0%
 Mini-Pay                                13.0        0.3%         18.2        0.4%
 Mini-Pay - Add'l Outlet                  0.0        0.0%          0.0        0.0%
 Pay Per View                           117.4        2.3%        124.0        2.4%
                                      -------                  -------
   Total Unreg. Prog.                 1,709.9       33.9%      1,918.3       37.8%
 Primary Add'l Outlet                     0.0        0.0%          0.0        0.0%
 Remote Control                           4.0        0.1%          4.2        0.1%
 Converter Rental                       488.9        9.7%        489.2        9.6%
 Other - VCR                              0.0        0.0%          0.0        0.0%
                                      -------                  -------
   Total Equipment                      492.9        9.8%        493.3        9.7%
Wire Maint. Agreements                   62.3        1.2%         47.5        0.9%
 New Cust. - Pay Installs                 0.0        0.0%          0.0        0.0%
 New Cust. - Basic  Installs             28.1        0.6%         50.4        1.0%
 Install Mat'l Charge                     0.4        0.0%          0.0        0.0%
 Installs - Non New Cust.                72.0        1.4%         81.1        1.6%
                                      -------                  -------
   Total Install/Service                162.9        3.2%        179.0        3.5%
 Guide Revenue                           26.1        0.5%         35.4        0.7%
 Late Charges                            63.3        1.3%         68.2        1.3%
 Rent                                     3.0        0.1%          3.3        0.1%
 Franchise Pass Thru                      0.0        0.0%          0.0        0.0%
 Miscellaneous                            0.0        0.0%          0.0        0.0%
 Shopping Net Car. Fee                    0.0        0.0%          0.0        0.0%
 FCC User Fee Pass Thru                   5.1        0.1%          0.1        0.0%
 QVC Monthly Comm.                       15.1        0.3%         19.4        0.4%
 QVC Carriage Payment                    14.0        0.3%         14.0        0.3%
 HSN Monthly Comm.                        0.0        0.0%          0.0        0.0%
 HSN Carriage Payment                     0.0        0.0%          0.0        0.0%
                                      -------                  -------
    Total Non-Service/Misc.             126.7        2.5%        140.4        2.8%
 Advertising                             97.8        1.9%        118.6        2.3%
                                      -------                  -------
Total Revenues                        5,045.9      100.0%      5,080.0      100.0%
                                      =======      =====       =======      =====

--------------------------------------------------------------------------------
Falcon Classic Cable               EXHIBIT C2               Operating Cash Flow:
Income Properties, L.P.                                     Actual & Budget
Burke, NC                                                   Valuation Date:
                                                            December 31, 1996
--------------------------------------------------------------------------------

                                   1997 Budget        Dec 1996 Actual       1996 Actual         1995 Actual          1994 Actual
                               -------------------   ------------------  ------------------  -----------------   -------------------
                               ($000)    % to Rev.   ($000)   % to Rev.  ($000)   % to Rev.  ($000)  % to Rev.   ($000)    % to Rev.
                               ------    ---------   ------   ---------  ------   ---------  ------  ---------   ------    ---------
Operating Expenses:
 Technical
   Personnel                      551.5    10.1%      13.7      3.1%        266.7     5.3%     285.0     5.6%       295.7     5.8%
   Other                                              23.1      5.3%        295.1     5.8%     232.8     4.6%       245.1     4.8%
   Programming                    964.6    17.7%      69.2     15.9%        887.5    17.5%     942.9    18.7%       908.6    17.9%
   Capitalized Labor & O/H       (243.4)   -4.5%      (8.0)    -1.8%       (227.9)   -4.5%    (142.6)   -2.8%      (105.1)   -2.1%
                               --------             ------               --------           --------             --------
    Total Technical             1,272.7    23.3%      98.0     22.5%      1,221.4    24.1%   1,318.1    26.1%     1,344.3    26.5%

 Production & L/O
   Personnel                                           0.0      0.0%          0.0     0.0%      (0.1)   -0.0%        17.2     0.3%
   Other                                               0.0      0.0%          0.0     0.0%       0.3     0.0%         0.9     0.0%
                                                    ------               --------           --------             --------
    Total Prod. & L/O               0.0     0.0%       0.0      0.0%          0.0     0.0%       0.2     0.0%        18.1     0.4%

 Ad Sales
   Personnel                                           1.7      0.4%         20.2     0.4%      21.6     0.4%        49.3     1.0%
   Other                                               1.3      0.3%         15.3     0.3%      16.3     0.3%        21.9     0.4%
                                                    ------               --------           --------             --------
    Total Ad Sales                 26.4     0.5%       3.0      0.7%         35.4     0.7%      37.9     0.8%        71.2     1.4%

 Marketing
   Commissions                                         0.4      0.1%          0.8     0.0%       0.2     0.0%         2.6     0.1%
   Other                                              11.1      2.5%         68.9     1.4%      78.2     1.6%       108.6     2.1%
                                                    ------               --------           --------             --------
    Total Marketing                83.5    1.53%      11.5      2.6%         69.7     1.4%      78.5     1.6%       111.2     2.2%

 General & Administrative
   Personnel                      374.8    6.87%      13.0      3.0%        157.9     3.1%     137.9     2.7%       140.7     2.8%
   Other                          373.4    6.84%      49.5     11.4%        548.2    10.8%     535.3    10.6%       523.4    10.3%
   Capitalized Labor & O/H                            (0.2)    -0.0%         (9.1)   -0.2%     (13.3)   -0.3%       (16.8)   -0.3%
                                                    ------               --------           --------             --------
    Total G & A                   748.2   13.71%      62.4     14.3%        697.0    13.7%     659.9    13.1%       647.3    12.7%

Total Operating Expense
   Before Partnership Exps.     2,130.8   39.04%     174.9     40.1%      2,023.5    39.9%   2,094.5    41.5%     2,192.2    43.2%

Total Oper. Cash Flow
   Before Partnership Exps.     3,327.7    61.0%     261.5     59.9%      3,054.2    60.1%   2,951.4    58.5%     2,887.8    56.8%

 Partnership Expenses             272.9     5.0%      21.8      5.0%        253.9     5.0%     252.3     5.0%       254.0     5.0%
                               --------             ------               --------           --------             --------
Total Oper. Cash Flow
   After Partnership Exps.     $3,054.8    56.0%    $239.7     54.9%     $2,800.4    55.1%  $2,699.1    53.5%    $2,633.8    51.8%
                               ========    =====    ======     =====     ========    =====  ========    =====    ========    =====

--------------------------------------------------------------------------------
Falcon Classic Cable               EXHIBIT C3               Operating Cash Flow:
Income Properties, L.P.                                     Actual & Budget
Centreville, MD
                                                            Valuation Date:
                                                            December 31, 1996
--------------------------------------------------------------------------------


                                                          December
                                    1997 Budget         1996 Actual        1996 Actual        1995 Actual          1994 Actual
                               --------------------  -----------------  -----------------  -------------------  ------------------
                               ($000)     % to Rev.  ($000)  % to Rev.  ($000)  % to Rev.  ($000)    % to Rev.  ($000)   % to Rev.
                               ------     ---------  ------  ---------  ------  ---------  ------    ---------  ------   ---------
Revenues:
 Primary                        3,112.2     52.7%    $246.4    51.9%   $2,754.9    51.6%   $2,478.8    53.1%   $2,377.4    58.6%
 Commercial                        90.9      1.5%       7.6     1.6%     79.007     1.5%       53.5     1.1%       38.9     1.0%
 Expanded Tier                      0.0      0.0%       0.0     0.0%        0.0     0.0%        0.0     0.0%        0.0     0.0%
 AL Tier                          516.9      8.7%      41.8     8.8%      425.0     8.0%      340.5     7.3%      129.3     3.2%
                                -------               -----             -------             -------            --------
   Total Reg. Prog.             3,720.0     62.9%     295.8    62.3%    3,258.8    61.0%    2,872.8    61.6%    2,545.6    62.7%

 Radio Services                    25.6      0.4%       2.1     0.4%       28.1     0.5%       33.3     0.7%       39.7     1.0%
 Pay Cable - 1st Outlet           745.2     12.6%      62.4    13.1%      845.1    15.8%      931.2    20.0%      805.1    19.8%
 Pay Cable - Add'l Outlet           0.0      0.0%       0.0     0.0%        0.0     0.0%        0.0     0.0%        0.0     0.0%
 New Product Tier - 1             790.1     13.4%      63.5    13.4%      580.6    10.9%      361.8     7.8%      290.5     7.2%
 Commercial Pay                     0.0      0.0%       1.2     0.3%       14.7     0.3%       13.8     0.3%       13.8     0.3%
 Mini-Pay                           0.0      0.0%       0.0     0.0%        0.0     0.0%        0.0     0.0%        0.0     0.0%
Video Games & Activation           43.3      0.7%       3.1     0.6%       41.1     0.8%        5.4     0.1%        0.0     0.0%
 Pay Per View                       0.0      0.0%       0.0     0.0%        0.0     0.0%        0.0     0.0%        0.0     0.0%
                                -------               -----             -------             -------            --------
   Total Unreg. Prog.           1,604.2     27.1%     132.2    27.8%    1,509.6    28.3%    1,345.5    28.8%    1,149.1    28.3%

 Primary Add'l Outlet               0.0      0.0%       0.0     0.0%        0.0     0.0%        0.0     0.0%       (0.1)   -0.0%
 Remote Control                     5.8      0.1%       0.5     0.1%        5.7     0.1%        6.2     0.1%        5.2     0.1%
 Converter Rental                  45.0      0.8%       3.7     0.8%       34.8     0.7%       25.3     0.5%       25.9     0.6%
 Other - VCR                        0.0      0.0%       0.0     0.0%        0.0     0.0%        0.0     0.0%        0.0     0.0%
                                -------               -----             -------             -------            --------
   Total Equipment                 50.8      0.9%       4.1     0.9%       40.5     0.8%       31.5     0.7%       31.1     0.8%

Wire Maint. Agreements             43.0      0.7%       3.5     0.7%       39.3     0.7%       31.2     0.7%       18.6     0.5%
 New Cust. - Pay Installs          58.4      1.0%       0.0     0.0%        0.3     0.0%        0.0     0.0%       20.7     0.5%
 New Cust. - Basic  Installs        0.0      0.0%       0.5     0.1%        7.3     0.1%       15.0     0.3%        0.0     0.0%
 Install Mat'l Charge               0.0      0.0%       0.0     0.0%        0.0     0.0%        0.0     0.0%        0.0     0.0%
 Installs - Non New Cust.           0.0      0.0%       2.0     0.4%       47.8     0.9%       28.8     0.6%       16.5     0.4%
                                -------               -----             -------             -------            --------
   Total Install/Service          101.4      1.7%       6.0     1.3%       94.7     1.8%       75.0     1.6%       55.9     1.4%

 Guide Revenue                     21.3      0.4%       1.9     0.4%       13.8     0.3%        8.8     0.2%        8.8     0.2%
 Late Charges                      67.8      1.1%       7.1     1.5%       74.0     1.4%       64.6     1.4%       72.2     1.8%
 Rent                              23.7      0.4%       1.9     0.4%       23.5     0.4%       14.8     0.3%       12.8     0.3%
 Franchise Pass Thru              117.4      2.0%       9.1     1.9%      104.9     2.0%      101.4     2.2%       95.7     2.4%
 Miscellaneous                      2.8      0.0%       0.0     0.0%       24.7     0.5%        0.0     0.0%        0.0     0.0%
 FCC User Fee Pass Thru             6.9      0.1%       0.5     0.1%        6.0     0.1%        5.5     0.1%        0.2     0.0%
 QVC Monthly Comm.                 13.2      0.2%       1.1     0.2%       13.2     0.2%        9.0     0.2%        8.4     0.2%
 QVC Carriage Payment              18.3      0.3%       0.0     0.0%       31.5     0.6%        0.0     0.0%      (10.2)   -0.3%
 HSN Monthly Comm.                 22.2      0.4%       1.6     0.3%       22.2     0.4%       18.6     0.4%        0.0     0.0%
 HSN Carriage Payment               2.1      0.0%       0.2     0.0%        2.1     0.0%        2.1     0.0%        0.9     0.0%
                                -------               -----             -------             -------            --------
   Total Non-Service/Misc.        295.7      5.0%      23.4     4.9%      315.9     5.9%      224.8     4.8%      188.8     4.7%

 Advertising                      138.0      2.3%      13.3     2.8%      123.0     2.3%      114.4     2.5%       86.8     2.1%
                                -------               -----             -------             -------            --------
Total Revenues                  5,910.1    100.0%     474.8   100.0%    5,342.6   100.0%    4,664.0   100.0%    4,057.2   100.0%
                                =======               =====             =======             =======            ========

--------------------------------------------------------------------------------
Falcon Classic Cable               EXHIBIT C4              Operating Cash Flow:
Income Properties, L.P.                                    Actual & Budget
Centreville, MD                                            Valuation Date:
                                                           December 31, 1996
--------------------------------------------------------------------------------

                                                          December
                                    1997 Budget         1996 Actual        1996 Actual        1995 Actual          1994 Actual
                               --------------------  -----------------  -----------------  -------------------  ------------------
                               ($000)     % to Rev.  ($000)  % to Rev.  ($000)  % to Rev.  ($000)    % to Rev.  ($000)   % to Rev.
                               ------     ---------  ------  ---------  ------  ---------  ------    ---------  ------   ---------
Operating Expenses:
 Technical
   Personnel                     593.9     10.05%      20.5      4.3%      260.5      4.9%      255.2     5.5%      295.7     7.3%
   Other                                               12.4      2.6%      330.1      6.2%      320.5     6.9%      245.1     6.0%
   Programming                 1,379.5     23.34%     103.0     21.7%    1,220.7     22.8%    1,197.4    25.7%      908.6    22.4%
   Capitalized Labor & O/H      (237.4)    -4.02%     (30.2)    -6.4%     (196.1)    -3.7%     (127.4)   -2.7%     (105.1)   -2.6%
                               -------                -----              -------              -------             -------
    Total Technical            1,736.0     29.37%     105.7     22.3%    1,615.1     30.2%    1,645.8    35.3%    1,344.3    33.1%

 Production & L/O
   Personnel                                            0.0      0.0%        0.0      0.0%       (0.1)   -0.0%       17.2     0.4%
   Other                                                0.0      0.0%        0.0      0.0%        0.3     0.0%        0.9     0.0%
                                                      -----              -------              -------             -------
    Total Prod. & L/O              0.0      0.00%       0.0      0.0%        0.0      0.0%        0.2     0.0%       18.1     0.4%

 Ad Sales
   Personnel                                            4.3      0.9%       50.2      0.9%       42.1     0.9%       49.3     1.2%
   Other                                                2.1      0.4%       29.3      0.5%       22.1     0.5%       21.9     0.5%
                                                      -----              -------              -------             -------
    Total Ad Sales                69.4      1.17%       6.4      1.4%       79.6      1.5%       64.2     1.4%       71.2     1.8%

 Marketing
   Commissions                                          0.0      0.0%       25.3      0.5%       89.3     1.9%        2.6     0.1%
   Other                                                7.6      1.6%       76.5      1.4%       59.6     1.3%      108.6     2.7%
                                                      -----              -------              -------             -------
    Total Marketing              133.1      2.25%       7.6      1.6%      101.8      1.9%      148.9     3.2%      111.2     2.7%

 General & Administrative
   Personnel                                            6.2      1.3%      124.3      2.3%      144.5     3.1%      140.7     3.5%
   Other                                               58.0     12.2%      713.2     13.3%      605.0    13.0%      523.4    12.9%
   Capitalized Labor & O/H                              0.0      0.0%      (10.6)    -0.2%      (20.0)   -0.4%      (16.8)   -0.4%
                                                      -----              -------              -------             -------
    Total G & A                  874.3     14.79%      64.2     13.5%      826.8     15.5%      729.5    15.6%      647.3    16.0%

Total Operating Expense
   Before Partnership Exps.    2,812.8     47.59%     184.0     38.8%    2,623.3     49.1%    2,588.6    55.5%    2,192.2    54.0%

Total Oper. Cash Flow
   Before Partnership Exps.    3,097.4      52.4%     290.8     61.2%    2,719.4     50.9%    2,075.4    44.5%    1,865.1    46.0%

 Partnership Expenses            295.5       5.0%      23.7      5.0%      267.1      5.0%      233.2     5.0%      254.0     6.3%
                               -------                -----              -------              -------             -------

Total Oper. Cash Flow
   After Partnership Exps.    $2,801.9      47.4%    $267.0     56.2%   $2,452.2     45.9%   $1,842.2    39.5%   $1,611.1    39.7%
                               =======      ====      =====     ====    ========     ====     =======    ====     =======    ====






                                      =80=

--------------------------------------------------------------------------------
Falcon Classic Cable               EXHIBIT C5               Operating Cash Flow:
Income Properties                                           Budget & Actual
Somerset, Kentucky                                          Valuation Date:
                                                            December 31, 1996
--------------------------------------------------------------------------------

                                          1996 Budget        Dec Mo 1996 Actual          1996 Actual               1995 Actual
                                     --------------------   --------------------    ---------------------    ---------------------
                                     ($000s)    % to Rev.   ($000s)    % to Rev.    ($000s)     % to Rev.    ($000s)     % to Rev.
                                     ------     ---------   ------     ---------    -------     ---------    -------     ---------
Revenues:
  Primary / Commercial              $4,579.9      59.99%     $371.3      55.10%     $4,158.5     58.65%      $3,850.2     61.12%
  Expanded Tier                        542.1       7.10%       44.5       6.60%        475.1      6.70%         412.3      6.55%
                                    --------      ------     ------      ------     --------     ------      --------     ------
     Total Regulated Programming     5,122.0      67.09%      415.8      61.70%      4,633.6     65.35%       4,262.5     67.67%
                                    --------      ------     ------      ------     --------     ------      --------     ------
  Radio Services                         0.0       0.00%        0.0       0.00%          0.1      0.00%           0.1      0.00%
  Pay Cable                            417.7       5.47%       34.1       5.06%        464.9      6.56%         506.6      8.04%
  New Product Tier                   1,219.2      15.97%       99.8      14.81%      1,005.9     14.19%         813.9     12.92%
  Mini-Pay                               0.0       0.00%        0.0       0.00%          0.0      0.00%           0.0      0.00%
  Pay Per View                          10.7       0.14%        0.6       0.09%         11.9      0.17%           6.8      0.11%
                                    --------      ------     ------      ------     --------     ------      --------     ------
     Total Unregulated Programming   1,647.6      21.58%      134.5      19.96%      1,482.8     20.91%       1,327.4     21.07%
                                    --------      ------     ------      ------     --------     ------      --------     ------
  Remote Control                        18.7       0.24%        1.5       0.22%         28.6      0.40%          44.7      0.71%
  Converter Rental                      96.4       1.26%        8.1       1.20%         83.0      1.17%          49.6      0.79%
  Other - VCR                            0.0       0.00%        0.0       0.00%          0.0      0.00%           0.0      0.00%
                                    --------      ------     ------      ------     --------     ------      --------     ------
     Total Equipment                   115.1       1.51%        9.6       1.42%        111.6      1.57%          94.3      1.50%
                                    --------      ------     ------      ------     --------     ------      --------     ------
  Wire Maintenance Agreements           39.5       0.52%        3.3       0.49%         41.1      0.58%          37.7      0.60%
  Installation                         125.2       1.64%        5.0       0.74%        113.1      1.60%         126.6      2.01%
                                    --------      ------     ------      ------     --------     ------      --------     ------
     Total Installation / Service      164.7       2.16%        8.3       1.23%        154.2      2.17%         164.3      2.61%
                                    --------      ------     ------      ------     --------     ------      --------     ------
  Guide Revenue                          5.1       0.07%        0.4       0.06%          3.8      0.05%           0.0      0.00%
  Late Charges                          66.4       0.87%        6.6       0.98%         70.6      1.00%          67.9      1.08%
  Home Shopping                         76.4       1.00%        4.8       0.71%         78.3      1.10%          62.1      0.99%
  FCC User Fee Pass Thru                10.7       0.14%        0.8       0.12%          9.4      0.13%           8.8      0.14%
  Franchise Pass Thru                   25.4       0.33%        2.1       0.31%         22.9      0.32%           5.5      0.09%
  Miscellaneous / Rent                  14.4       0.19%       47.1       6.99%        178.6      2.52%           9.1      0.14%
                                    --------      ------     ------      ------     --------     ------      --------     ------
     Total Non-Service / Misc.         198.4       2.60%       61.8       9.17%        363.6      5.13%         153.4      2.44%
                                    --------      ------     ------      ------     --------     ------      --------     ------
  Advertising                          387.2       5.07%       43.9       6.51%        345.1      4.87%         297.3      4.72%
                                                  ------                 ------                  ------                   ------
Total Revenues                       7,635.0     100.00%      673.9     100.00%      7,090.9    100.00%       6,299.2    100.00%
                                    --------     -------     ------     -------     --------    -------      --------    -------

-------------------------------------------------------------------------------
Falcon Classic Cable               EXHIBIT C6              Operating Cash Flow:
Income Properties                                          Budget & Actual
Somerset, Kentucky                                         Valuation Date:
                                                           December 31, 1996
-------------------------------------------------------------------------------

                                           1996 Budget         Dec Mo 1996 Actual         1996 Actual             1995 Actual
                                      ---------------------   --------------------   ----------------------   ---------------------
                                      ($000s)     % to Rev.   ($000s)    % to Rev.   ($000s)      % to Rev.   ($000s)     % to Rev.
                                      -------     ---------   -------    ---------   -------      ---------   -------     ---------
Operating Expenses:
 Technical
   Personnel                             472.1      6.18%       25.1       3.72%        412.8       5.82%        378.3      6.01%
   Other                                 603.0                  91.1      13.52%        638.1       9.00%        540.5      8.58%
   Programming                         1,399.5     18.33%      100.5      14.91%      1,194.4      16.84%      1,099.5     17.45%
   Capitalized Labor & O/H              (230.3)    ------      (30.9)     -4.59%       (288.8)     -4.07%       (233.9)    -3.71%
                                      --------                ------      ------     --------      ------     --------     ------
    Total Technical                    2,244.3     29.39%      185.8      27.57%      1,956.5      27.59%      1,784.4     28.33%
                                      --------     ------     ------      ------     --------      ------     --------     ------

Production & L/O
   Personnel                                                     2.4       0.36%         27.9       0.39%         29.1      0.46%
   Other                                                         0.8       0.12%          6.1       0.09%          0.6      0.01%
                                                              ------      ------     --------      ------     --------     ------
    Total Production & L/O                40.1      0.53%        3.2       0.47%         34.0       0.48%         29.7      0.47%
                                      --------     ------     ------      ------     --------      ------     --------     ------
 Ad Sales
   Personnel                                                     5.3       0.79%         51.3       0.72%         78.5      1.25%
   Other                                                       -12.2      -1.81%         13.8       0.19%         21.7      0.34%
                                                              ------      ------     --------      ------     --------     ------
    Total Ad Sales                       114.5      1.50%       -6.9      -1.02%         65.1       0.92%        100.2      1.59%
                                      --------     ------     ------      ------     --------      ------     --------     ------
 Marketing
   Commissions                                                   0.5       0.07%          1.0       0.01%          0.3      0.00%
   Other                                                         4.1       0.61%        101.7       1.43%         59.9      0.95%
                                                              ------      ------     --------      ------     --------     ------
    Total Marketing                      153.8      2.01%        4.6       0.68%        102.7       1.45%         60.2      0.96%
                                      --------     ------     ------      ------     --------      ------     --------     ------

 General & Administrative
   Personnel                                                    10.0       1.48%        165.0       2.33%        158.6      2.52%
   Other                                                        70.3      10.43%        779.2      10.99%        729.9     11.59%
                                                              ------      ------     --------      ------     --------     ------
    Total G & A                        1,093.8     14.33%       80.3      11.92%        944.2      13.32%        888.5     14.10%
                                      --------     ------     ------      ------     --------      ------     --------     ------
Total Operating Expense
   Before Partnership Exps.            3,646.5     47.76%      267.0      39.62%      3,102.5      43.75%      2,863.0     45.45%
                                      --------     ------     ------      ------     --------      ------     --------     ------
Total Oper. Cash Flow
   Before Partnership Exps.           $3,988.5     52.24%     $406.9      60.38%     $3,988.4      56.25%     $3,436.2     54.55%
                                      ========     ======     ======      ======     ========      ======     ========     ======


------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable   EXHIBIT C7           Operating Cash Flow: Budget & Actual
Income Properties                           Valuation Date:  December 31, 1996
Redmond, Oregon
------------------------------------------------------------------------------------------------------------------



                                        1997 Budget         Dec Mo 1996 Actual         1996 Actual                 1995 Actual
                                   --------------------    -------------------      -------------------       ---------------------
                                    ($000s)   % to Rev.    ($000s)   % to Rev.       ($000s)  % to Rev.        ($000s)    % to Rev.
                                   --------   --------     -------   --------       -------   --------        --------    ---------
Revenues:
  Primary / Commercial             $1,084.2     64.29%      $83.5       63.69%       $992.5      63.56%       $1,006.7       63.84%
  Expanded Tier                        75.9      4.50%        5.8        4.42%         69.6       4.46%           74.1        4.70%
                                    -------    ------       -----      ------       -------     -------        -------      -------
     Total Regulated Programming    1,160.1     68.80%       89.3       68.12%      1,062.1      68.02%        1,080.8       68.54%
                                    -------    ------       -----      ------       -------     ------         -------      -------
  Radio Services                        8.1      0.48%        0.6        0.46%          8.7       0.56%           11.5        0.73%
  Pay Cable                            55.4      3.29%        4.6        3.51%         72.0       4.61%           99.6        6.32%
  New Product Tier                    297.7     17.65%       22.8       17.39%        245.5      15.72%          219.1       13.89%
  Mini-Pay                              2.4      0.14%        0.2        0.15%          2.5       0.16%            2.4        0.15%
  Pay Per View                          0.0      0.00%        0.0        0.00%          0.0       0.00%            0.0        0.00%
                                    -------    ------       -----      ------       -------     ------         -------      -------
     Total Unregulated Programming    363.6     21.56%       28.2       21.51%        328.7      21.05%          332.6       21.09%
                                    -------    ------       -----      ------       -------     -------        -------      -------
  Remote Control                        2.5      0.15%        0.2        0.15%          2.5       0.16%            2.9        0.18%
  Converter Rental                     34.1      2.02%        2.7        2.06%         35.6       2.28%           39.4        2.50%
  Other - VCR                           0.0      0.00%        0.0        0.00%          0.0       0.00%            0.0        0.00%
                                    -------    ------       -----      ------       -------     -------        -------      -------
     Total Equipment                   36.6      2.17%        2.9        2.21%         38.1       2.44%           42.3        2.68%
                                    -------    ------       -----      ------       -------     -------        -------      -------

  Wire Maintenance Agreements           6.6      0.39%        0.5        0.38%          7.0       0.45%            7.8        0.49%
  Installation                         14.5      0.86%        0.7        0.53%         13.6       0.87%           14.5        0.92%
                                    -------    ------       -----      ------       -------     -------        -------      -------
     Total Installation / Service      21.1      1.25%        1.2        0.92%         20.6       1.32%           22.3        1.41%
                                    -------    ------       -----      ------       -------     -------        -------      -------
  Guide Revenue                         3.4      0.20%        0.3        0.23%          2.3       0.15%            0.0        0.00%
  Late Charges                         13.7      0.81%        0.8        0.61%         13.5       0.86%           14.0        0.89%
  Home Shopping                        10.3      0.61%        1.3        0.99%         14.5       0.93%            7.8        0.49%
  FCC User Fee Pass Thru                2.1      0.12%        0.1        0.08%          1.8       0.12%            1.8        0.11%
  Franchise Pass Thru                   0.0      0.00%        0.0        0.00%          0.0       0.00%            0.0        0.00%
  Miscellaneous / Rent                  7.0      0.42%        0.5        0.38%         12.7       0.81%            6.0        0.38%
                                    -------    ------       -----      ------       -------     ------         -------      -------
     Total Non-Service / Misc.         36.5      2.16%        3.0        2.29%         44.8       2.87%           29.6        1.88%
                                    -------    ------       -----      ------       -------     -------        -------      -------
  Advertising                          68.4      4.06%        6.5        4.96%         67.2       4.30%           69.4        4.40%
                                               ------                  ------                   ------                      -------
Total Revenues                      1,686.3    100.00%      131.1      100.00%      1,561.5     100.00%        1,577.0      100.00%
                                    -------    ------       -----      ------       -------     -------        -------      -------

--------------------------------------------------------------------------------
Falcon Classic Cable       EXHIBIT C8       Operating Cash Flow: Budget & Actual
Income Properties                           Valuation Date:  December 31, 1996
Redmond, Oregon
--------------------------------------------------------------------------------

                                      1997 Budget         Dec Mo 1996 Actual           1996 Actual                 1995 Actual
                                --------------------     --------------------     --------------------        ---------------------
                                ($000s)    % to Rev.     ($000s)    % to Rev.     ($000s)    % to Rev.        ($000s)     % to Rev.
                                -------    ---------     -------    ---------     -------    ---------        -------     ---------
Operating Expenses:
 Technical
   Personnel                      125.0      7.41%          3.5        2.67%        100.9       6.46%           90.6         5.75%
   Other                                                   (8.6)      -6.56%         48.3       3.09%           61.4         3.89%
   Programming                    261.7     15.52%           18       13.73%        208.4      13.35%          249.9        15.85%
                                            ------
   Capitalized Labor & O/H                                 (8.4)      -6.41%        (82.3)     -5.27%          (36.4)       -2.31%
                                                           ----       ------        -----      -----           -----        ------
    Total Technical               386.7     22.93%          4.5        3.43%        275.3      17.63%          365.5        23.18%
                                  -----     ------         ----       ------        -----      -----           -----        ------
Production & L/O
   Personnel                                                0.5        0.38%          2.4       0.15%            1.2         0.08%
   Other                                                    0.2        0.15%          1.6       0.10%            0.3         0.02%
                                                           ----       ------        -----      -----           -----        ------
    Total Production & L/O          4.7      0.28%          0.7        0.53%          4.0       0.26%            1.5         0.10%
                                  -----     ------         ----       ------        -----      -----           -----        ------
 Ad Sales
   Personnel                                                2.2        1.68%         34.3       2.20%           21.3         1.35%
   Other                                                    1.7        1.30%         17.9       1.15%           12.7         0.81%
                                                           ----       ------        -----      -----           -----        ------
    Total Ad Sales                 45.8      2.72%          3.9        2.97%         52.2       3.34%           34.0         2.16%
                                  -----     ------         ----       ------        -----      -----           -----        ------
 Marketing
   Commissions                                              1.0        0.76%          2.3       0.15%            0.6         0.04%
   Other                                                    3.4        2.59%         47.2       3.02%           35.1         2.23%
                                                           ----       ------        -----      -----           -----        ------
    Total Marketing                36.5      2.16%          4.4        3.36%         49.5       3.17%           35.7         2.26%
                                  -----     ------         ----       ------        -----      -----           -----        ------
 General & Administrative
   Personnel                                                3.4        2.59%         82.6       5.29%           75.6         4.79%
   Other                                                   15.4       11.75%        169.0      10.82%          179.6        11.39%
                                                           ----       ------        -----      -----           -----        ------
    Total G & A                   289.2     17.15%         18.8       14.34%        251.6      16.11%          255.2        16.18%
                                  -----     ------         ----       ------        -----      -----           -----        ------
Total Operating Expense
   Before Partnership Exps.       762.9     45.24%         32.3       24.64%        632.6      40.51%          691.9        43.87%
                                  -----     ------         ----       ------        -----      -----           -----        ------
Total Oper. Cash Flow
   Before Partnership Exps.      $923.4     54.76%        $98.8       75.36%       $928.9      59.49%         $885.1        56.13%
                                 ======     ======        =====       ======       ======      ======         ======        ======

--------------------------------------------------------------------------------
Falcon Classic Cable              EXHIBIT C9                Operating Cash Flow:
Income Properties                                           Budget & Actual
California City, California
                                                            Valuation Date:
                                                            December 31,1996
--------------------------------------------------------------------------------

                                            1997 Budget          Dec Mo 1996 Actual          1996 Actual             1995 Actual
                                        ($000s)   % to Rev.     ($000s)    % to Rev.      ($000s)  % to Rev.     ($000s)   % to Rev.
Revenues:
  Primary / Commercial                  $377.5      50.17%      $31.4        50.48%       $364.6     48.40%      $367.0      47.28%
  Expanded Tier                          131.1      17.42%       10.9        17.52%        136.4     18.11%       145.7      18.77%
                                        ------      -----       -----       ------        ------    ------       ------     ------
     Total Regulated Programming         508.6      67.60%       42.3        68.01%        501.0     66.51%       512.7      66.04%
                                        ------      -----       -----       ------        ------    ------       ------     ------

  Radio Services                           6.0       0.80%        0.5         0.80%          6.4      0.85%         7.7       0.99%
  Pay Cable                               78.0      10.37%        6.9        11.09%         94.5     12.54%       107.8      13.89%
  New Product Tier                        66.2       8.80%        5.0         8.04%         51.2      6.80%        40.8       5.26%
  Mini-Pay                                 0.0       0.00%        0.0         0.00%          0.0      0.00%         0.0       0.00%
  Pay Per View                             0.0       0.00%        0.0         0.00%          0.0      0.00%         0.0       0.00%
                                        ------      -----       -----       ------        ------    ------       ------     ------
     Total Unregulated Programming       150.2      19.96%       12.4        19.94%        152.1     20.19%       156.3      20.13%
                                        ------      -----       -----       ------        ------    ------       ------     ------

  Remote Control                           3.3       0.44%        0.3         0.48%          3.5      0.46%         3.6       0.46%
  Converter Rental                        50.0       6.65%        4.1         6.59%         54.1      7.18%        55.7       7.18%
  Other - VCR                              0.0       0.00%        0.0         0.00%          0.0      0.00%         0.0       0.00%
                                        ------      -----       -----       ------        ------    ------       ------     ------
     Total Equipment                      53.3       7.08%        4.4         7.07%         57.6      7.65%        59.3       7.64%
                                        ------      -----       -----       ------        ------    ------       ------     ------

  Wire Maintenance Agreements              4.2       0.56%        0.4         0.64%          4.7      0.62%         4.3       0.55%
  Installation                            18.3       2.43%        1.4         2.25%         16.9      2.24%        24.9       3.21%
                                        ------      -----       -----       ------        ------    ------       ------     ------
     Total Installation / Service         22.5       2.99%        1.8         2.89%         21.6      2.87%        29.2       3.76%
                                        ------      -----       -----       ------        ------    ------       ------     ------

  Guide Revenue                            1.0       0.13%        0.1         0.16%          0.8      0.11%         0.0       0.00%
  Late Charges                             8.1       1.08%        0.6         0.96%          8.7      1.15%         7.9       1.02%
  Home Shopping                            7.1       0.94%        0.5         0.80%          7.1      0.94%         9.9       1.28%
  FCC User Fee Pass Thru                   1.0       0.13%        0.1         0.16%          1.0      0.13%         1.0       0.13%
  Franchise Pass Thru                      0.0       0.00%        0.0         0.00%          0.0      0.00%         0.0       0.00%
  Miscellaneous / Rent                     0.6       0.08%        0.0         0.00%          3.4      0.45%         0.0       0.00%
                                        ------      -----       -----       ------        ------    ------       ------     ------
     Total Non-Service / Misc.            17.8       2.37%        1.3         2.09%         21.0      2.79%        18.8       2.42%
                                        ------      -----       -----       ------        ------    ------       ------     ------

  Advertising                              0.0       0.00%        0.0         0.00%          0.0      0.00%         0.0       0.00%

Total Revenues                           752.4     100.00%       62.2       100.00%        753.3    100.00%       776.3     100.00%
                                        ------     ------       -----       ------        ------    ------       ------     -------

------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties             EXHIBIT C10          Operating Cash Flow: Budget & Actual
California City, California                                               Valuation Date:  December 31, 1996
------------------------------------------------------------------------------------------------------------

                                     1997 Budget            Dec Mo 1996 Actual           1996 Actual              1995 Actual
                                ---------------------      --------------------       --------------------     ------------------
                                ($000s)     % to Rev.      ($000s)    % to Rev.       ($000s)    % to Rev.     ($000s)  % to Rev.
                                -------     ---------      -------    ---------       -------    ---------     -------  ---------
Operating Expenses:
 Technical
   Personnel                      52.9         7.03%         1.1         1.77%         15.1        2.00%        17.5       2.25%
   Other                                                     5.6         9.00%         72.9        9.68%        73.7       9.49%
   Programming                   178.5        23.72%        11.2        18.01%        145.9       19.37%       177.1      22.81%
                                              -----
   Capitalized Labor & O/H                                  (1.1)       -1.77%        (15.0)      -1.99%       (18.5)     -2.38%
                                                           -----        -----        ------       -----       ------      -----
    Total Technical              231.4        30.75%        16.8        27.01%        218.9       29.06%       249.8      32.18%
                                ------        -----        -----        -----        ------       -----       ------      -----
Production & L/O
   Personnel                                                   0         0.00%          0.1        0.01%         0.0       0.00%
   Other                                                       0         0.00%          0.0        0.00%         0.0       0.00%
                                                           -----        -----        ------       -----       ------      -----
    Total Production & L/O         0.0         0.00%           0         0.00%          0.1        0.01%         0.0       0.00%
                                ------        -----        -----        -----        ------       -----       ------      -----
 Ad Sales
   Personnel                                                   0         0.00%          0.0        0.00%         0.0       0.00%
   Other                                                       0         0.00%          0.0        0.00%         0.0       0.00%
                                                           -----        -----        ------       -----       ------      -----
    Total Ad Sales                 0.0         0.00%           0         0.00%          0.0        0.00%         0.0       0.00%
                                ------        -----        -----        -----        ------       -----       ------      -----

 Marketing
   Commissions                                               0.0         0.00%          0.0        0.00%         0.0       0.00%
   Other                                                     0.6         0.96%          6.2        0.82%        11.7       1.51%
                                                           -----        -----        ------       -----       ------      -----
    Total Marketing               16.1         2.14%         0.6         0.96%          6.2        0.82%        11.7       1.51%
                                ------        -----        -----        -----        ------       -----       ------      -----
 General & Administrative
   Personnel                                                 1.0         1.61%          7.3        0.97%        11.3       1.46%
   Other                                                     6.6        10.61%         85.8       11.39%        90.1      11.61%
                                                           -----        -----        ------       -----       ------      -----
    Total G & A                  102.0        13.56%         7.6        12.22%         93.1       12.36%       101.4      13.06%
                                ------        -----        -----        -----        ------       -----       ------      -----
Total Operating Expense
   Before Partnership Exps.      349.5        46.45%        25.0        40.19%        318.3       42.25%       362.9      46.75%
                                ------        -----        -----        -----        ------       -----       ------      -----

Total Oper. Cash Flow
   Before Partnership Exps.     $402.9        53.55%       $37.2        59.81%       $435.0       57.75%      $413.4      53.25%
                                ======        =====        =====        =====        ======       =====       ======      =====

                                   EXHIBIT D
               REGION AND SYSTEM CASH FLOW PROJECTION ASSUMPTIONS

                                   EXHIBIT D
               REGION AND SYSTEM CASH FLOW PROJECTION ASSUMPTIONS
                          BEGINNING DECEMBER 31, 1996

INTRODUCTION

A cash flow projection has been developed for each Region and System. These projections are shown in Exhibit E.

HOMES PASSED

Homes passed are based upon current passings and projection of growth provided by CACI and operational management (see Tables 2A-2E). Accordingly, households are projected to grow at the following annual rates during the projection period.

                                                       Years 1-5                 Years 6-10
                Operating                               Annual                     Annual
                  Area                                Growth Rate               Growth Rate
                  ----                                -----------               -----------
            Burke County                                  1.0%                      0.5%
            Centreville                                   2.0%                      1.0%
            Somerset                                      3.0%                      1.5%
            Redmond                                       3.8%                      1.9%
            California City                               3.0%                      1.5%

EBU PENETRATION
Current penetrations are shown below. The national average basic penetration is 68.3%. Penetration is increased as shown in the table below. This growth considers the relatively poor off-air reception in certain of the areas and increased System channel offerings after projected rebuilds.

          Operating                    Current                  Projected                Projected
             Area                    Penetration           Year 1 Penetration       Year 10 Penetration
             ----                    -----------           ------------------       -------------------
      Burke County                      55.5%                    55.4%                      60.0%
      Centreville                       52.8%                    53.8%                      65.0%
      Somerset                          88.3%                    89.0%                      90.0%
      Redmond                           50.7%                    50.0%                      52.5%
      California City                   68.6%                    69.0%                      73.5%

EBU's

This is the product of homes passed times EBU penetration.

AVERAGE EBU REVENUE

Tables 3A-3E analyze regional and system revenues for 1995, 1996 and projected 1997. This analysis provides a baseline for the projections. The first page of Exhibit E shows the revenue projection assumptions by service. Many of these assumptions are compared to projections prepared by Paul Kagan Associates, Inc. and published in The Cable TV Financial Databook (1996). Revenues for digital and telephony services have not been projected as they were too speculative, nor was the capex needed to implement these services forecasted.

TOTAL REVENUE

This is the product of EBU's times average EBU revenue. Page 2 of Exhibit for each Region and System details the revenue projections by service.

OPERATING CASH FLOW MARGIN (%)

The operating margin is a function of the average revenue per EBU and the cost of providing services. The operating performance of each Region and System was reviewed for prior years and for 1996. The 1996 cash flow margin, after corporate expense allocation is shown below. Including the corporate expense allocation reduces the margins by approximately 3.7%. The appraiser understands that this allocation accounts for the System's use of corporate legal, finance and tax services. The appraisers believe it is appropriate to use the lower margin. Kane Reece assumed that the likely buyer would be a large MSO and the allocated services provided would require approximately an equivalent reduction in margin.



The following table delineates the 1996 margin, the year one projected margin, the ultimate margin, and the year achieved.


                                                                                  Ultimate Margin
                                                                                  ---------------
Operating                       1996                  Year One                                    Year
Area                       Actual Margin               Margin                  %                Achieved
----                       -------------               ------                  -                --------
Burke County                    56.1%                   57.3%                55.0%                  5
Centreville                     47.2%                   48.7%                55.0%                  8
Somerset                        51.6%                   52.0%                55.0%                  7
Redmond                         55.8%                   51.1%                55.0%                  6
California City                 54.0%                   54.0%                55.0%                  3

Year one margin is based upon appraisers review of the FCCIP management prepared 1997 budget and adjusted as necessary.

OPERATING CASH FLOW

This is the computational result of Total Revenue times Operating Margin.

CAPITAL EXPENDITURES

Capital expenditures were incorporated into the projections based upon the appraisers physical inspection of each Region and System, the appraisers determination of various components of customer and replacement capital, and the FCCIP management prepared capital expenditure plan.

For modelling purposes, capital expenditures were separated into two components; rebuild capital and recurring capital. Recurring capital includes subscriber capital (drops and converters), new build, both fill-in and line extension capital, pre and post wire of multiple dwelling units, headend equipment, furniture, vehicles, etc.

The following table outlines the ten year projected capex requirements by Region and System ($000s).

           Operating
             Area                       Rebuild                    Recurring                   Total
             ----                       -------                    ---------                   -----
       Burke County                    $10,700                       $3,227                  $13,927
       Centreville                       9,692                        6,127                   15,819
       Somerset                         11,853                        2,503                   14,356
       Redmond                           4,985                        1,082                    6,067
       California City                     692                          633                    1,325

NET CASH FLOW
This is the computational result of operating cash flow minus capital expenditures.

PRESENT VALUE FACTOR

A 15% mid-year convention. The reader is referred to the text for a discussion of the discount rate.

PRESENT VALUE CASH FLOW

This is the result of multiplying the net cash flow times the present value factor. The sum of the yearly "present valued" cash flows is shown as an element of the value indication.

RESIDUAL VALUE

A multiple of eight times year 11 cash flow was used. The reader is referred to the text for a discussion of the residual multiple.

Taxes, adjusted for an estimated remaining tax basis in the assets (calculations shown on the next page), are deducted and the after tax proceeds are then discounted to present value. The discounted residual is then added to the present value of the annual cash flows to yield the value indication.

                                                  Burke                                                               California
                                                 County          Centreville      Somerset           Redmond             City
                                                 ------          -----------      --------           -------          ----------
Estimated Tax Basis for Residual Calculation
Business Enterprise Value                       $19,960,000      $23,800,000      $33,230,000       $7,770,000        $3,530,000
Unamortized Basis:
  Tangible @ 25% life less than 10 yrs                    0                0                0                0                 0
  Amortizable intangibles at 75%                  4,985,010        5,944,050        8,299,193        1,940,558           881,618
  Capital Expenditures                              993,829        1,565,225        1,020,830          634,982           362,902
                                                -----------      -----------      -----------      -----------        ----------
         Tax Basis                                5,978,839        7,509,275        9,320,023        2,575,607         1,244,520
  Year 10 "Sales Price"                          46,776,571       63,056,287       70,531,280       21,255,607         6,897,117
  Percent of "Sales Price" not Taxable                 12.8%            11.9%            13.2%            12.1%             18.0%
  Net Capital Gains Tax                                30.5%            30.8%            30.4%            30.8%             28.7%
                                                ===========      ===========      ===========      ===========        ==========

                                   EXHIBIT E
                    REGION AND SYSTEM CASH FLOW PROJECTIONS

----------------------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties, L.P.             KANE REECE ASSOCIATES, INC.                        Exhibit E-1A
Burke, NC                                                CATV SYSTEM VALUATION MODEL            Valuation Date:  December 31, 1996
----------------------------------------------------------------------------------------------------------------------------------

Growth Rate in Homes Passed                          1.0% Thru Yr 5
Homes Passed @ 12/31/96                           18,986
Equivalent Billing Units @ 12/31/96               10,546          55.5%   EBU's/HP
Pay Units @ 12/31/96                               4,614          43.8%   Pay Units/EBU's
Operating Margin for 96 Yr.                         56.4%  After Adj Partnership Expenses & One time payments from programmers.
Operating Margin for 95 Yr.                         54.8%  After Adj Partnership Expenses
Weighted average discount rate                      15.0%

                                      Year             1             2            3            4            5
                                      ----             -             -            -            -            -
                Basic Rev/EBU (now $22.32)         $22.91        $23.90       $25.00       $26.10       $27.30
                               Growth rate            2.6%          4.5%         4.5%         4.5%         4.5%
                          Kagan Projection         $26.04        $27.35       $28.44       $29.58       $30.76
                               Growth rate           12.9%          5.0%         4.0%         4.0%         4.0%

              Pay Rev/Pay Unit (now $7.66)          $7.51         $7.51        $7.51        $7.51        $7.51
                               Growth rate           -1.9%            0%           0%           0%           0%
                         Kagan Projection*          $8.15         $8.03        $7.93        $7.82        $7.73
                               Growth rate           -1.5%         -1.5%        -1.2%        -1.4%        -1.2%

              New Product Tier (now $7.74)          $8.52         $9.37       $10.07       $10.58       $11.11
                               Growth rate           23.1%         10.0%         7.5%         5.0%         5.0%

                  Mini-Pay/EBU (now $0.07)          $0.07         $0.09        $0.12        $0.14        $0.18
                               Growth rate            0.0%         25.0%        25.0%        25.0%        25.0%


          Pay-Per-View Rev/EBU (now $0.81)          $1.01         $1.22        $1.40        $1.61        $1.85
                               Growth rate           25.2%         20.0%        15.0%        15.0%        15.0%
                          Kagan Projection          $0.74         $1.01        $1.27        $1.65        $2.01
                               Growth rate           22.0%         36.5%        25.7%        29.9%        21.8%

                  Equipment/EBU (now$3.67)          $3.68         $3.79        $3.91        $4.02        $4.15
                               Growth rate            0.3%            3%           3%           3%           3%

               Advertising/EBU (now $1.06)          $1.20         $1.44        $1.73        $2.08        $2.39
                               Growth rate           13.5%         20.0%        20.0%        20.0%        15.0%
                          Kagan Projection          $2.00         $2.24        $2.49        $2.75        $3.08
                               Growth rate           14.0%         12.0%        11.2%        10.4%        12.0%

             Home Shopping/EBU (now $0.29)          $0.31         $0.37        $0.45        $0.54        $0.62
                               Growth rate            6.9%           20%          20%          20%          15%

            Install/Service/EBU (now $.68)          $0.74         $0.78        $0.82        $0.86        $0.90
                               Growth rate            8.8%            5%           5%           5%           5%

     Wire Maint. Agreement/EBU (now $0.54)          $0.54         $0.56        $0.57        $0.59        $0.61
                               Growth rate            0.0%          3.0%         3.0%         3.0%         3.0%

  Late Fees, Radio & Other/EBU (now $0.95)          $0.96         $1.01        $1.06        $1.11        $1.17
                               growth rate            1.1%          5.0%         5.0%         5.0%         5.0%

                    Pay-to-EBU (now 43.9%)           40.7%         41.0%        41.5%        42.0%        43.0%
                         Kagan Projection*           79.7%         81.2%        81.9%        82.4%        82.8%

                      Total Annual EBU Rev        $516.15       $547.34      $578.89      $609.42      $641.94
                      monthly (now $40.90)         $43.01        $45.61       $48.24       $50.78       $53.50
                           Compound growth            5.3%
                          Kagan Projection         $33.72        $35.22       $36.85       $38.70       $40.62
                           Compound growth            4.8%


Growth Rate in Homes Passed                          1.0% Thru Yr 5
Homes Passed @ 12/31/96                           18,986
Equivalent Billing Units @ 12/31/96               10,546          55.5%   EBU's/HP
Pay Units @ 12/31/96                               4,614          43.8%   Pay Units/EBU's
Operating Margin for 96 Yr.                         56.4%  After Adj Partnership Expenses & One time payments from programmers.
Operating Margin for 95 Yr.                         54.8%  After Adj Partnership Expenses
Weighted average discount rate                      15.0%

                                      Year             6            7            8             9           10
                                      ----             -            -            -             -           --
               Basic Rev/EBU  (now $22.32)        $28.50       $29.80       $31.10        $32.50       $34.00
                              Growth rate            4.5%         4.5%         4.5%          4.5%         4.5%
                          Kagan Projection        $31.99       $33.27       $34.60        $35.99      n/a
                              Growth rate            4.0%         4.0%         4.0%          4.0%

             Pay Rev/Pay Unit  (now $7.66)         $7.51        $7.51        $7.51         $7.51        $7.51
                               Growth rate             0%           0%           0%            0%           0%
                         Kagan Projection*         $7.63        $7.54        $7.45         $7.35      n/a
                              Growth rate           -1.3%        -1.2%        -1.2%         -1.3%

              New Product Tier (now $7.74)        $11.66       $12.25       $12.86        $13.50       $14.18
                               Growth rate           5.0%         5.0%         5.0%          5.0%         5.0%

                  Mini-Pay/EBU (now $0.07)         $0.23        $0.28        $0.35         $0.44        $0.55
                               Growth rate          25.0%        25.0%        25.0%         25.0%        25.0%


          Pay-Per-View Rev/EBU (now $0.81)         $2.04        $2.24        $2.46         $2.71        $2.98
                               Growth rate          10.0%        10.0%        10.0%         10.0%        10.0%
                          Kagan Projection         $2.36        $2.81        $3.25         $3.66      n/a
                              Growth rate           17.4%        19.1%        15.7%         12.6%

                 Equipment/EBU (now $3.67)         $4.27        $4.40        $4.53         $4.67        $4.81
                               Growth rate             3%           3%           3%            3%           3%

               Advertising/EBU (now $1.06)         $2.75        $3.02        $3.33         $3.66        $4.02
                               Growth rate          15.0%        10.0%        10.0%         10.0%        10.0%
                          Kagan Projection         $3.47        $3.87        $4.28         $4.69      n/a
                              Growth rate           12.7%        11.5%        10.6%          9.6%

            Home Shopping/EBU (now $0.29)          $0.71        $0.81        $0.94         $1.08        $1.24
                               Growth rate            15%          15%          15%           15%          15%

            Install/Service/EBU (now $.68)         $0.94        $0.99        $1.04         $1.09        $1.15
                               Growth rate             5%           5%           5%            5%           5%

     Wire Maint. Agreement/EBU (now $0.54)         $0.63        $0.64        $0.66         $0.68        $0.70
                               Growth rate           3.0%         3.0%         3.0%          3.0%         3.0%

  Late Fees, Radio & Other/EBU (now $0.95)         $1.23        $1.29        $1.35         $1.42        $1.49
                               growth rate           5.0%         5.0%         5.0%          5.0%         5.0%

                    Pay-to-EBU (now 43.9%)          44.0%        45.0%        46.0%         47.0%        48.0%
                         Kagan Projection*          83.0%        83.2%        83.1%         83.1%         n/a

                     Total Annual EBU Rev        $675.03      $709.29      $744.95       $783.36      $824.70
                      monthly (now $40.90)        $56.25       $59.11       $62.08        $65.28       $68.73
                           Compound growth
                         Kagan Projection         $42.60       $44.74       $46.91        $49.15
                           Compound growth           4.8%

   *Kane Reece adjusted Kagan Projection to exclude mini-pay from pay category.

------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties, L.P.           KANE REECE  ASSOCIATES, INC.             Exhibit E-1b
Burke, NC                                              CATV SYSTEM VALUATION MODEL
------------------------------------------------------------------------------------------------------------

            Year                            1             2             3             4             5
            ----                   ----------   -----------   -----------   -----------   -----------
Homes Passed                           19,046        19,237        19,429        19,623        19,820

EBU Penetration                          55.4%         56.0%         56.0%         57.0%         58.0%
  Kagan Penetration Projection           68.5%         67.7%         66.6%         65.5%         64.4%

Equivalent Billing Units               10,552        10,773        10,880        11,185        11,495

Basic Revenue/EBU                      $22.91        $23.90        $25.00        $26.10        $27.30

Basic Revenue                       2,900,929     3,089,579     3,264,095     3,503,253     3,765,895
                                   ----------    ----------    ----------    ----------   -----------

Pay-to-Basic Ratio                       40.7%         42.0%         43.0%         44.0%         45.0%
Pay Units                               4,295         4,524         4,679         4,922         5,173

Pay Revenue/Pay Unit                    $7.51         $7.51         $7.51         $7.51         $7.51

Pay Revenue                           387,234       407,970       421,860       443,773       466,439
                                   ----------    ----------    ----------    ----------   -----------

New Product Tier/EBU                    $8.52         $9.37        $10.07        $10.58        $11.11

New Product Tier Revenue            1,078,801     1,211,529     1,315,417     1,419,911     1,532,233
                                   ----------    ----------    ----------    ----------   -----------

Mini-Pay Revenue/EBU                    $0.07         $0.09         $0.12         $0.14         $0.18

Mini-Pay Revenue/EBU                    9,370        11,958        15,096        19,400        24,922
                                   ----------    ----------    ----------    ----------   -----------
Pay-Per-View Revenue/EBU                $1.01         $1.22         $1.40         $1.61         $1.85

Pay-Per-View Revenue                  128,393       157,297       182,701       215,996       255,281
                                   ----------    ----------    ----------    ----------   -----------

Equipment Revenue/ EBU                  $3.68         $3.79         $3.91         $4.02         $4.15

Equipment Revenue                     466,316       490,362       510,124       540,158       571,785
                                   ----------    ----------    ----------    ----------   -----------

Advertising Revenue/EBU                 $1.20         $1.44         $1.73         $2.08         $2.39

Advertising Revenue/EBU               152,286       186,569       226,122       278,954       329,689
                                   ----------    ----------    ----------    ----------   -----------

Home Shopping/EBU                       $0.31         $0.37         $0.45         $0.54         $0.62

Home Shopping Revenue                  39,252        48,089        58,284        71,901        84,978
                                   ----------    ----------    ----------    ----------   -----------

Installation Revenue/EBU                $0.74         $0.78         $0.82         $0.86         $0.90

Installation Revenue                   93,699       100,444       106,520       114,982       124,078
                                   ----------    ----------    ----------    ----------   -----------

Franchise Fee Pass-thru Revenue/EBU     $0.54         $0.56         $0.57         $0.59         $0.61

Franchise Fee Pass-thru Revenue        68,375        71,901        74,798        79,202        83,839
                                   ----------    ----------    ----------    ----------   -----------

Late Fees & Other Revenue/EBU           $0.96         $1.01         $1.06         $1.11         $1.17

Late Fees & Other Revenue             121,555       130,305       138,189       149,166       160,966
                                   ----------    ----------    ----------    ----------   -----------

                  Total Revenue    $5,446,208    $5,906,002    $6,313,206    $6,836,696    $7,400,105
                                   ==========    ==========    ==========    ==========   ===========



            Year                           6             7             8             9             10
            ----                   ----------    ----------    ----------    ----------   -----------
Homes Passed                           19,919        20,018        20,118        20,219         20,320

EBU Penetration                          59.0%         60.0%         60.0%         60.0%          60.0%
  Kagan Penetration Projection           63.4%         62.3%         61.6%         60.9%

Equivalent Billing Units               11,752        12,011        12,071        12,131         12,192

Basic Revenue/EBU                      $28.50        $29.80        $31.10        $32.50         $34.00

Basic Revenue                       4,019,208     4,295,139     4,504,923     4,731,255      4,974,369
                                   ----------    ----------    ----------    ----------    -----------

Pay-to-Basic Ratio                       46.0%         47.0%         48.0%         49.0%          50.0%
Pay Units                               5,406         5,645         5,794         5,944          6,096

Pay Revenue/Pay Unit                    $7.51         $7.51         $7.51         $7.51          $7.51

Pay Revenue                           487,450       509,021       522,451       536,002        549,675
                                   ----------    ----------    ----------    ----------    -----------

New Product Tier/EBU                   $11.66        $12.25        $12.86        $13.50         $14.18

New Product Tier Revenue            1,644,767     1,765,057     1,862,577     1,965,484      2,074,077
                                   ----------    ----------    ----------    ----------    -----------

Mini-Pay Revenue/EBU                    $0.23         $0.28         $0.35         $0.44          $0.55

Mini-Pay Revenue/EBU                   31,848        40,687        51,113        64,210         80,664
                                   ----------    ----------    ----------    ----------    -----------

Pay-Per-View Revenue/EBU                $2.04         $2.24         $2.46         $2.71          $2.98

Pay-Per-View Revenue                  287,079       322,745       356,794       394,436        436,049
                                   ----------    ----------    ----------    ----------    -----------

Equipment Revenue/ EBU                  $4.27         $4.40         $4.53         $4.67          $4.81

Equipment Revenue                     602,088       633,815       656,093       679,155        703,027
                                   ----------    ----------    ----------    ----------    -----------

Advertising Revenue/EBU                 $2.75         $3.02         $3.33         $3.66          $4.02

Advertising Revenue/EBU               387,608       435,763       481,736       532,559        588,744
                                   ----------    ----------    ----------    ----------   -----------

Home Shopping/EBU                       $0.71         $0.81         $0.94         $1.08          $1.24

Home Shopping Revenue                  99,907       117,425       135,714       156,851        181,281
                                   ----------    ----------    ----------    ----------    -----------

Installation Revenue/EBU                $0.94         $0.99         $1.04         $1.09          $1.15

Installation Revenue                  133,191       142,932       150,829       159,162        167,956
                                   ----------    ----------    ----------    ----------    -----------

Franchise Fee Pass-thru Revenue/EBU     $0.63         $0.64         $0.66         $0.68          $0.70

Franchise Fee Pass-thru Revenue        88,283        92,935        96,201        99,583        103,083
                                   ----------    ----------    ----------    ----------    -----------

Late Fees & Other Revenue/EBU           $1.23         $1.29         $1.35         $1.42          $1.49

Late Fees & Other Revenue             172,788       185,425       195,670       206,480        217,888
                                   ----------    ----------    ----------    ----------    -----------

                  Total Revenue    $7,954,215    $8,540,942    $9,014,100    $9,525,178    $10,076,814
                                   ==========    ==========    ==========    ==========    ===========

------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties, L.P.           KANE REECE  ASSOCIATES, INC.             Exhibit E-1c
Burke, NC                                              CATV SYSTEM VALUATION MODEL
------------------------------------------------------------------------------------------------------------

                                 Year                1             2             3              4               5
                                 ----       ----------    ----------    ----------     ----------      ----------
Total Revenue                               $5,446,208    $5,906,002    $6,313,206     $6,836,696      $7,400,105

Margin % to Revenue                               57.3%         56.5%         56.0%          55.5%           55.0%

Operating Cash Flow                          3,120,677     3,336,891     3,535,395      3,794,366       4,070,058

Captal Expenditures:
              - Rebuild/Extensions             423,000     2,857,000     2,971,000      4,199,000          66,000
              - Recurring                      713,000       292,000       278,000        288,000         293,000
                                            ----------    ----------    ----------     ----------      ----------
                        Total                1,136,000     3,149,000     3,249,000      4,487,000         359,000
                                            ----------    ----------    ----------     ----------      ----------

Net Cash Flow                                1,984,677       187,891       286,395       (692,634)      3,711,058

 Present Value Factor @ 15.0%                  0.93250       0.81087       0.70511        0.61314         0.53316

PV Net Cash Flow                             1,850,721       152,356       201,940       (424,679)      1,978,597
                                            ----------    ----------    ----------     ----------      ----------

                                 Year                6             7            8               9              10
                                 ----       ----------    ----------   ----------      ----------     -----------
Total Revenue                               $7,954,215    $8,540,942   $9,014,100      $9,525,178     $10,076,814

Margin % to Revenue                               55.0%         55.0%        55.0%           55.0%           55.0%

Operating Cash Flow                          4,374,818     4,697,518    4,957,755       5,238,848       5,238,848

Captal Expenditures:
              - Rebuild/Extensions              34,000        36,000       37,000          38,000          39,000
              - Recurring                      288,000       292,000      259,000         261,000         263,000
                                            ----------    ----------   ----------      ----------     -----------
                        Total                  322,000       328,000      296,000         299,000         302,000
                                            ----------    ----------   ----------      ----------     -----------
                                                     0
Net Cash Flow                                4,052,818     4,369,518    4,661,755       4,939,848       5,240,248

 Present Value Factor @ 15.0%                  0.46362       0.40315      0.35056         0.30484         0.26508

PV Net Cash Flow                             1,878,966     1,761,561    1,634,239       1,505,851       1,389,064
                                            ----------    ----------   ----------      ----------     -----------


           Present Value of Net Cash Flows              $11,928,616                        Residual Value
           Present Value of Residual                      8,032,852                        ---------------
                                                        -----------      8x's Yr 11 Operating Cash Flow              $46,776,571
                Value Indication under Income Approach  $19,961,467       Less: Taxes                        30.5%    14,279,206
                                                        -----------                                                  -----------
                         Value Indication (Rounded)     $19,960,000       After Tax Proceeds (end of year 10)         32,497,365
                                                        -----------                                                  -----------
                           Value Indication/EBU              $1,893       Present Value @ 15.0%                      $ 8,032,852
                                                             ------                                                  -----------
                         Cash Flow  Multiple - Projected        6.4
                                                                ---

------------------------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties, L.P.             KANE REECE ASSOCIATES, INC.                            Exhibit E-2a
Centreville, MD                                          CATV SYSTEM VALUATION MODEL              Valuation Date:  December 31, 1996
------------------------------------------------------------------------------------------------------------------------------------

Growth Rate in Homes Passed                       2.0% Thru Yr 5
Homes Passed @ 12/31/96                        23,857
Equivalent Billing Units @ 12/31/96            12,593            52.8% EBU's/HP
Pay Units @ 12/31/96                            7,440            59.1% Pay Units/EBU's
Operating Margin for 96 Yr.                      47.2%  After Adj Partnership Expenses
Operating Margin for 95 Yr.                      40.8%  After Adj Partnership Expenses
Weighted average discount rate                   15.0%

                                    Year            1               2             3            4            5
                                                    -               -             -            -            -
              Basic Rev/EBU (now $23.18)       $24.04          $25.10        $26.20       $27.40       $28.60
                             Growth rate          3.7%            4.5%          4.5%         4.5%         4.5%
                        Kagan Projection       $26.04          $27.35        $28.44       $29.58       $30.76
                             Growth rate         12.9%            5.0%          4.0%         4.0%         4.0%

            Pay Rev/Pay Unit (now $8.50)        $9.04           $9.04         $9.04        $9.04        $9.04
                             Growth rate          6.4%              0%            0%           0%           0%
                       Kagan Projection*        $8.15           $8.03         $7.93        $7.82        $7.73
                             Growth rate         -1.5%           -1.5%         -1.2%        -1.4%        -1.2%

            New Product Tier (now $4.97)        $5.11           $5.37         $5.63        $5.92        $6.21
                             Growth rate          2.8%            5.0%          5.0%         5.0%         5.0%

Video Games & Activation/EBU (now $0.28)        $0.28           $0.35         $0.44        $0.55        $0.68
                             Growth rate          0.0%           25.0%         25.0%        25.0%        25.0%

        Pay-Per-View Rev/EBU (now $0.00)        $0.00           $0.00         $0.02        $0.50        $1.00
                             Growth rate          0.0%            0.0%          n/a       2400.0%       100.0%
                        Kagan Projection        $0.74           $1.01         $1.27        $1.65        $2.01
                             Growth rate         22.0%           36.5%         25.7%        29.9%        21.8%

                Equipment/EBU (now$0.32)        $0.33           $0.34         $0.35        $1.05        $1.72
                             Growth rate          3.1%              3%            3%           3%           3%

             Advertising/EBU (now $0.83)        $0.89           $1.07         $1.28        $1.54        $1.77
                             Growth rate          7.2%           20.0%         20.0%        20.0%        15.0%
                        Kagan Projection        $2.00           $2.24         $2.49        $2.75        $3.08
                             Growth rate         14.0%           12.0%         11.2%        10.4%        12.0%

           Home Shopping/EBU (now $0.46)        $0.36           $0.43         $0.52        $0.62        $0.72
                             Growth rate        -21.7%             20%           20%          20%          15%

         Install/Service/EBU (now $0.37)        $0.38           $0.40         $0.42        $0.44        $0.46
                             Growth rate          2.7%              5%            5%           5%           5%

  Wire  Maint. Agreement/EBU (now $0.27)        $0.28           $0.29         $0.30        $0.31        $0.32
                             Growth rate          3.7%            3.0%          3.0%         3.0%         3.0%

Late Fees, Radio & Other/EBU (now $1.53)        $1.72           $1.81         $1.90        $1.99        $2.09
                             growth rate         12.4%            5.0%          5.0%         5.0%         5.0%

                 Pay-to-EBU  (now 59.1%)         60.0%           60.0%         60.0%        60.0%        60.0%
                       Kagan Projection*         79.7%           81.2%         81.9%        82.4%        82.8%

                    Total Annual EBU Rev      $465.77         $486.87       $509.73      $540.53      $571.70
                    monthly (now $37.22)       $38.81          $40.57        $42.48       $45.04       $47.64
                         Compound growth          5.4%
                        Kagan Projection       $33.72          $35.22        $36.85       $38.70       $40.62
                         Compound growth          4.8%

                                    Year            6               7             8            9           10
                                                    -               -             -            -           --
             Basic Rev/EBU  (now $23.18)       $29.90          $31.20        $32.60       $34.10       $35.60
                             Growth rate          4.5%            4.5%          4.5%         4.5%         4.5%
                        Kagan Projection       $31.99          $33.27        $34.60       $35.99      n/a
                             Growth rate          4.0%            4.0%          4.0%         4.0%

           Pay Rev/Pay Unit  (now $8.50)        $9.04           $9.04         $9.04        $9.04        $9.04
                             Growth rate            0%              0%            0%           0%           0%
                       Kagan Projection*        $7.63           $7.54         $7.45        $7.35      n/a
                             Growth rate         -1.3%           -1.2%         -1.2%        -1.3%

            New Product Tier (now $4.97)        $6.52           $6.85         $7.19        $7.55        $7.93
                             Growth rate          5.0%            5.0%          5.0%         5.0%         5.0%

Video Games & Activation/EBU (now $0.28)        $0.85           $1.07         $1.34        $1.67        $2.09
                             Growth rate         25.0%           25.0%         25.0%        25.0%        25.0%

        Pay-Per-View Rev/EBU (now $0.00)        $1.50           $1.88         $2.16        $2.37        $2.61
                             Growth rate         50.0%           25.0%         15.0%        10.0%        10.0%
                        Kagan Projection        $2.36           $2.81         $3.25        $3.66      n/a
                             Growth rate         17.4%           19.1%         15.7%        12.6%

               Equipment/EBU (now$0.32)         $3.04           $3.02         $3.00        $3.06        $3.13
                             Growth rate            3%              3%            3%           3%           3%

            Advertising/EBU  (now $0.83)        $2.03           $2.24         $2.46        $2.71        $2.98
                             Growth rate         15.0%           10.0%         10.0%        10.0%        10.0%
                        Kagan Projection        $3.47           $3.87         $4.28        $4.69      n/a
                             Growth rate         12.7%           11.5%         10.6%         9.6%

          Home Shopping/EBU (now $0.46)         $0.82           $0.95         $1.09        $1.25        $1.44
                             Growth rate           15%             15%           15%          15%          15%

         Install/Service/EBU (now $0.37)        $0.48           $0.51         $0.53        $0.56        $0.59
                             Growth rate            5%              5%            5%           5%           5%

   Wire Maint. Agreement/EBU (now $0.27)        $0.32           $0.33         $0.34        $0.35        $0.37
                             Growth rate          3.0%            3.0%          3.0%         3.0%         3.0%

Late Fees, Radio & Other/EBU (now $1.53)        $2.20           $2.30         $2.42        $2.54        $2.67
                             growth rate          5.0%            5.0%          5.0%         5.0%         5.0%

                 Pay-to-EBU  (now 59.1%)         60.0%           60.0%         60.0%        60.0%        60.0%
                       Kagan Projection*         83.0%           83.2%         83.1%        83.1%         n/a

                    Total Annual EBU Rev      $605.33         $637.69       $671.52      $707.38      $745.40
                    monthly (now $37.22)       $50.44          $53.14        $55.96       $58.95       $62.12
                         Compound growth
                        Kagan Projection       $42.60          $44.74        $46.91       $49.15
                         Compound growth

  *Kane Reece adjusted Kagan Projection to exclude mini-pay from pay category.

----------------------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties, L.P.             KANE REECE ASSOCIATES, INC.                                  Exhibit E-2b
Centreville, MD                                          CATV SYSTEM VALUATION MODEL
----------------------------------------------------------------------------------------------------------------------------------

                              Year            1            2            3            4            5
                              ----            -            -            -            -            -
Homes Passed                             23,953       24,432       24,920       25,419       25,927

EBU Penetration                            53.8%        56.0%        56.0%        57.0%        59.0%
  Kagan Penetration Projection             68.5%        67.7%        66.6%        65.5%        64.4%

Equivalent Billing Units                 12,896       13,682       13,955       14,489       15,297

Basic Revenue/EBU                        $24.04       $25.10       $26.20       $27.40       $28.60

Basic Revenue                         3,720,238    4,120,965    4,387,596    4,763,903    5,249,957
                                     ----------   ----------   ----------   ---------    ----------
Pay-to-Basic Ratio                         60.0%        42.0%        43.0%        44.0%        45.0%
Pay Units                                 7,738        5,746        6,001        6,375        6,884

Pay Revenue/Pay Unit                      $9.04        $9.04        $9.04        $9.04        $9.04

Pay Revenue                             839,375      623,366      650,972      691,566      746,742
                                     ----------   ----------   ----------   ---------    ----------
New Product Tier/EBU                      $5.11        $5.37        $5.63        $5.92        $6.21

New Product Tier Revenue                790,783      880,918      943,463    1,028,493    1,140,165
                                     ----------   ----------   ----------   ---------    ----------
Mini-Pay Revenue/EBU                      $0.28        $0.35        $0.44        $0.55        $0.68

Mini-Pay Revenue/EBU                     43,331       57,464       73,266       95,082      125,484
                                     ----------   ----------   ----------   ---------    ----------
Pay-Per-View Revenue/EBU                  $0.00        $0.00        $0.02        $0.50        $1.00

Pay-Per-View Revenue                          0            0        3,349       86,933      183,565
                                     ----------   ----------   ----------   ---------    ----------
Equipment Revenue/ EBU                    $0.33        $0.34        $0.35        $1.05        $1.72

Equipment Revenue                        51,068       55,805       58,629      182,696      315,379
                                     ----------   ----------   ----------   ---------    ----------
Advertising Revenue/EBU                   $0.89        $1.07        $1.28        $1.54        $1.77

Advertising Revenue/EBU                 137,729      175,346      214,624      267,391      324,654
                                     ----------   ----------   ----------   ---------    ----------
Home Shopping/EBU                         $0.36        $0.43        $0.52        $0.62        $0.72

Home Shopping Revenue                    55,711       70,927       86,814      108,158      131,321
                                     ----------   ----------   ----------   ---------    ----------
Installation Revenue/EBU                  $0.38        $0.40        $0.42        $0.44        $0.46

Installation Revenue                     58,806       65,509       70,160       76,483       84,787
                                     ----------   ----------   ----------   ---------    ----------
Franchise Fee Pass-thru Revenue/EBU       $0.28        $0.29        $0.30        $0.31        $0.32

Franchise Fee Pass-thru Revenue          43,331       47,350       49,746       53,196       57,849
                                     ----------   ----------   ----------   ---------    ----------
Late Fees & Other Revenue/EBU             $1.72        $1.81        $1.90        $1.99        $2.09

Late Fees & Other Revenue               266,173      296,512      317,565      346,185      383,774
                                     ----------   ----------   ----------   ---------    ----------
                     Total Revenue   $6,006,544   $6,394,161   $6,856,184   $7,700,085   $8,743,677
                                     ----------   ----------   ----------   ---------    ----------


                              Year           6            7            8             9           10
                              ----           -            -            -             -           --
Homes Passed                            26,187       26,448       26,713        26,980       27,250

EBU Penetration                           61.0%        63.0%        65.0%         65.0%        65.0%
  Kagan Penetration Projection            63.4%        62.3%        61.6%         60.9%

Equivalent Billing Units                15,974       16,662       17,363        17,537       17,712

Basic Revenue/EBU                       $29.90       $31.20       $32.60        $34.10       $35.60

Basic Revenue                        5,731,391    6,238,434    6,792,548     7,176,140    7,566,724
                                    ----------  -----------  -----------   -----------  -----------
Pay-to-Basic Ratio                        46.0%        47.0%        48.0%         49.0%        50.0%
Pay Units                                7,348        7,831        8,334         8,593        8,856

Pay Revenue/Pay Unit                     $9.04        $9.04        $9.04         $9.04        $9.04

Pay Revenue                            797,104      849,547      904,117       932,183      960,719
                                    ----------  -----------  -----------   -----------  -----------
New Product Tier/EBU                     $6.52        $6.85        $7.19         $7.55        $7.93

New Product Tier Revenue             1,250,133    1,369,234    1,498,170     1,588,809    1,684,932
                                    ----------  -----------  -----------   -----------  -----------
Mini-Pay Revenue/EBU                     $0.85        $1.07        $1.34         $1.67        $2.09

Mini-Pay Revenue/EBU                   163,794      213,569      278,191       351,216      443,411
                                    ----------  -----------  -----------   -----------  -----------
Pay-Per-View Revenue/EBU                 $1.50        $1.88        $2.16         $2.37        $2.61

Pay-Per-View Revenue                   287,528      374,906      449,277       499,147      554,552
                                    ----------  -----------  -----------   -----------  -----------
Equipment Revenue/ EBU                   $3.04        $3.02        $3.00         $3.06        $3.13

Equipment Revenue                      582,563      603,297      624,809       644,424      664,663
                                    ----------  -----------  -----------   -----------  -----------
Advertising Revenue/EBU                  $2.03        $2.24        $2.46         $2.71        $2.98

Advertising Revenue/EBU                389,869      447,345      512,779       569,697      632,933
                                    ----------  -----------  -----------   -----------  -----------
Home Shopping/EBU                        $0.82        $0.95        $1.09         $1.25        $1.44

Home Shopping Revenue                  157,700      189,174      226,701       263,313      305,838
                                    ----------  -----------  -----------   -----------  -----------
Installation Revenue/EBU                 $0.48        $0.51        $0.53         $0.56        $0.59

Installation Revenue                    92,965      101,822      111,410       118,150      125,298
                                    ----------  -----------  -----------   -----------  -----------
Franchise Fee Pass-thru Revenue/EBU      $0.32        $0.33        $0.34         $0.35        $0.37

Franchise Fee Pass-thru Revenue         62,220       66,850       71,752        74,644       77,652
                                    ----------  -----------  -----------   -----------  -----------
Late Fees & Other Revenue/EBU            $2.20        $2.30        $2.42         $2.54        $2.67

Late Fees & Other Revenue              420,788      460,877      504,276       534,785      567,140
                                    ----------  -----------  -----------   -----------  -----------
                     Total Revenue  $9,936,056  $10,915,054  $11,974,031   $12,752,508  $13,583,862
                                    ----------  -----------  -----------   -----------  -----------

-----------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties, L.P.         KANE REECE ASSOCIATES, INC.              Exhibit E-2c
Centreville, MD                                      CATV SYSTEM VALUATION MODEL
-----------------------------------------------------------------------------------------------------------

                             Year             1             2            3            4            5
                             ----            --            --           --           --           --
Total Revenue                        $6,006,544    $6,394,161   $6,856,184   $7,700,085   $8,743,677

Margin % to Revenue                        48.7%         49.0%        50.0%        51.0%        52.0%

Operating Cash Flow                   2,925,187     3,133,139    3,428,092    3,927,043    4,546,712

Captal Expenditures:
              - Rebuild/Extensions    1,194,000     4,552,000    3,021,000      183,000      193,000
              - Recurring               636,000       303,000      275,000    1,477,000    1,183,000
                                     ----------    ----------   ----------   ----------   ----------
                        Total         1,830,000     4,855,000    3,296,000    1,660,000    1,376,000
                                     ==========    ==========   ==========   ==========   ==========

Net Cash Flow                         1,095,187    (1,721,861)     132,092    2,267,043    3,170,712

 Present Value Factor @ 15.0%           0.93250       0.81087      0.70511      0.61314      0.53316

PV Net Cash Flow                      1,021,267    (1,396,212)      93,139    1,390,008    1,690,505
                                     ==========    ==========   ==========   ==========   ==========



                             Year            6             7             8              9            10
                             ----           --            --            --             --            --
Total Revenue                       $9,936,056   $10,915,054   $11,974,031    $12,752,508   $13,583,862

Margin % to Revenue                       53.0%         54.0%         55.0%          55.0%         55.0%

Operating Cash Flow                  5,266,109     5,894,129     6,585,717      7,013,880     7,471,124

Captal Expenditures:
              - Rebuild/Extensions     101,000       105,000       110,000        114,000       119,000
              - Recurring              523,000       489,000       505,000        365,000       371,000
                                     ----------    ----------   ----------     ----------    ----------
                        Total          624,000       594,000       615,000        479,000       490,000
                                     ==========    ==========   ==========     ==========    ==========
                                             0
Net Cash Flow                        4,642,109     5,300,129     5,970,717      6,534,880     6,981,124

 Present Value Factor @ 15.0%          0.46362       0.40315       0.35056        0.30484       0.26508

PV Net Cash Flow                     2,152,173     2,136,734     2,093,113      1,992,076     1,850,529
                                     ==========    ==========   ==========     ==========    ==========


Present Value of Net Cash Flows           $13,023,334                                                         Residual Value
Present Value of Residual                  10,780,920              ---------------------------------------------------------
                                          -----------              8x's Yr 11 Operating Cash Flow              $63,056,287
  Value Indication under Income Approach  $23,804,253               Less: Taxes                        30.8%    19,441,454
                                          -----------                                                          -----------
              Value Indication (Rounded)  $23,800,000               After Tax Proceeds (end of year 10)         43,614,833
                                          ===========                                                          ===========

                Value Indication/EBU           $1,890               Present Value @ 15.0%                      $10,780,920
                                               ======                                                          ===========

              Cash Flow  Multiple - Proje         8.1
                                                  ===

-----------------------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties                   KANE REECE ASSOCIATES, INC.                        Exhibit E-3a
Somerset, Kentucky                                       CATV SYSTEM VALUATION MODEL             Valuation Date:  December 31, 1995
-----------------------------------------------------------------------------------------------------------------------------------
Growth Rate in Homes Passed                      1.60% Thru Yr 5
Homes Passed @ 12/31/96                        22,060
Equivalent Billing Units @ 12/31/96            19,486         88.3%   EBU's/HP
Pay Units @ 12/31/96                            3,914         20.1%   Pay Units/EBU's
Operating Margin for 96 Yr.                      51.5%   After Adj Partnership Expenses & One-Time Payments from Programmers
Operating Margin for 95 Yr.                      49.6%   After Adj Partnership Expenses
Weighted average discount rate                   15.0%

                                   Year             1            2            3            4            5
                                   ----             -            -            -             -           -
             Basic Rev/EBU (now $21.34)        $21.60       $22.60       $23.60       $25.00       $26.10
                            Growth rate           1.2%         7.0%         7.0%         6.0%         4.5%
                       Kagan Projection        $26.04       $27.35       $28.44       $29.58       $30.76
                            Growth rate          12.9%         5.0%         4.0%         4.0%         4.0%

            Pay Rev/Pay Unit (now $8.43)        $8.43        $8.43        $8.43        $8.43        $8.43
                            Growth rate           0.0%         0.0%         0.0%         0.0%         0.0%
                       Kagan Projection         $8.15        $8.03        $7.93        $7.82        $7.73
                            Growth rate          -1.5%        -1.5%        -1.2%        -1.4%        -1.2%

           New Product Tier (now $5.12)         $5.48        $6.03        $6.63        $7.16        $7.52
                            Growth rate           7.0%        10.0%        10.0%         8.0%         5.0%

               Mini-Pay/EBU (now $0.00)         $0.00        $0.05        $0.06        $0.08        $0.10
                            Growth rate           0.0%         0.0%        25.0%        25.0%        25.0%

       Pay-Per-View Rev/EBU (now $0.05)         $0.06        $0.25        $0.50        $0.60        $0.69
                            Growth rate          25.0%       300.0%       100.0%        20.0%        15.0%
                       Kagan Projection         $0.74        $1.01        $1.27        $1.65        $2.01
                            Growth rate          22.0%        36.5%        25.7%        29.9%        21.8%

               Equipment/EBU (now$0.49)         $0.50        $1.50        $2.50        $2.58        $2.65
                            Growth rate           3.0%       197.2%        66.7%         3.0%         3.0%

            Advertising/EBU (now $1.48)         $1.66        $1.86        $2.04        $2.21        $2.38
                            Growth rate          12.0%        12.0%        10.0%         8.0%         8.0%
                       Kagan Projection         $2.00        $2.24        $2.49        $2.75        $3.08
                            Growth rate          14.0%        12.0%        11.2%        10.4%        12.0%

          Home Shopping/EBU (now $0.45)         $0.45        $0.47        $0.50        $0.52        $0.55
                            Growth rate           0.0%         5.0%         5.0%         5.0%         5.0%

        Install/Service/EBU (now $0.66)         $0.69        $0.73        $0.76        $0.80        $0.84
                            Growth rate           5.0%         5.0%         5.0%         5.0%         5.0%

Franchise Fee Pass-thru/EBU (now $0.11)         $0.11        $0.18        $0.39        $0.63        $0.87
                            Growth rate           n/a          n/a          n/a          n/a          n/a

      Late Fees & Other/EBU (now $0.96)         $1.01        $1.06        $1.11        $1.17        $1.23
                            growth rate           5.0%         5.0%         5.0%         5.0%         5.0%

                 Pay-to-EBU (now 20.1%)          20.0%        20.0%        20.0%        20.0%        20.0%
                       Kagan Projection          79.7%        81.2%        81.9%        82.4%        82.8%

                   Total Annual EBU Rev       $399.00      $436.90      $477.42      $509.05      $535.37
                   monthly (now $32.22)        $33.25       $36.41       $39.78       $42.42       $44.61
                        Compound growth           6.2%
                       Kagan Projection        $33.72       $35.22       $36.85       $38.70       $40.62
                        Compound growth           4.8%


Growth Rate in Homes Passed                      1.60% Thru Yr 5
Homes Passed @ 12/31/96                        22,060
Equivalent Billing Units @ 12/31/96            19,486         88.3%   EBU's/HP
Pay Units @ 12/31/96                            3,914         20.1%   Pay Units/EBU's
Operating Margin for 96 Yr.                      51.5%   After Adj Partnership Expenses & One-Time Payments from Programmers
Operating Margin for 95 Yr.                      49.6%   After Adj Partnership Expenses
Weighted average discount rate                   15.0%

                                   Year             6            7            8             9           10
                                   ----             -            -            -             -           --
              Basic Rev/EBU (now $21.34)       $27.30       $28.50       $29.80        $31.10       $32.50
                            Growth rate           4.5%         4.5%         4.5%          4.5%         4.5%
                       Kagan Projection        $31.99       $33.27       $34.60        $35.99          n/a
                            Growth rate           4.0%         4.0%         4.0%          4.0%

           Pay Rev/Pay Unit (now $8.43)         $8.43        $8.43        $8.43         $8.43        $8.43
                            Growth rate           0.0%         0.0%         0.0%          0.0%         0.0%
                       Kagan Projection         $7.63        $7.54        $7.45         $7.35          n/a
                            Growth rate          -1.3%        -1.2%        -1.2%         -1.3%

           New Product Tier (now $5.12)         $7.89        $8.29        $8.70         $9.14        $9.59
                            Growth rate           5.0%         5.0%         5.0%          5.0%         5.0%

               Mini-Pay/EBU (now $0.00)         $0.12        $0.15        $0.19         $0.24        $0.30
                            Growth rate          25.0%        25.0%        25.0%         25.0%        25.0%

       Pay-Per-View Rev/EBU (now $0.05)         $0.79        $0.91        $1.00         $1.10        $1.21
                            Growth rate          15.0%        15.0%        10.0%         10.0%        10.0%
                       Kagan Projection         $2.36        $2.81        $3.25         $3.66          n/a
                            Growth rate          17.4%        19.1%        15.7%         12.6%

              Equipment/ EBU (now$0.49)         $2.73        $2.81        $2.90         $2.99        $3.07
                            Growth rate           3.0%         3.0%         3.0%          3.0%         3.0%

            Advertising/EBU (now $1.48)         $2.56        $2.75        $2.96         $3.18        $3.42
                            Growth rate           7.5%         7.5%         7.5%          7.5%         7.5%
                       Kagan Projection         $3.47        $3.87        $4.28         $4.69          n/a
                            Growth rate          12.7%        11.5%        10.6%          9.6%

          Home Shopping/EBU (now $0.45)         $0.57        $0.60        $0.63         $0.66        $0.70
                            Growth rate           5.0%         5.0%         5.0%          5.0%         5.0%

        Install/Service/EBU (now $0.66)         $0.88        $0.93        $0.98         $1.02        $1.08
                            Growth rate           5.0%         5.0%         5.0%          5.0%         5.0%

Franchise Fee Pass-thru/EBU (now $0.11)         $1.15        $1.44        $1.76         $2.10        $2.20
                            Growth rate           n/a          n/a          n/a           n/a          n/a

      Late Fees & Other/EBU (now $0.96)         $1.29        $1.35        $1.42         $1.49        $1.56
                            growth rate           5.0%         5.0%         5.0%          5.0%         5.0%

                 Pay-to-EBU (now 20.1%)          20.0%        20.0%        20.0%         20.0%        20.0%
                       Kagan Projection          83.0%        83.2%        83.1%         83.1%         n/a

                   Total Annual EBU Rev       $563.74      $593.13      $624.31       $656.57      $687.95
                   monthly (now $32.22)        $46.98       $49.43       $52.03        $54.71       $57.33
                        Compound growth
                       Kagan Projection        $42.60       $44.74       $46.91        $49.15
                        Compound growth           4.8%


    *Kane Reece adjusted Kagan Projection to exclude mini-pay from pay category.


--------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties           KANE REECE ASSOCIATES, INC.          Exhibit E-3b
Somerset, Kentucky                               CATV SYSTEM VALUATION MODEL
--------------------------------------------------------------------------------------------------

                                Year           1             2             3             4             5
                                ----           -             -             -             -             -
Homes Passed                              22,236        22,592        22,954        23,321        23,694

EBU Penetration                             89.0%         89.5%         90.0%         90.0%         90.0%
  Kagan Penetration Projection              68.5%         67.7%         66.6%         65.5%         64.4%

Equivalent Billing Units                  19,790        20,220        20,658        20,989        21,325

Basic Revenue/EBU                         $21.60        $22.60        $23.60        $25.00        $26.10

Basic Revenue                          5,129,689     5,483,685     5,850,449     6,296,670     6,678,903
                                       ---------     ---------     ---------     ---------     ---------
Pay-to-Basic Ratio                          20.0%         20.0%         20.0%         20.0%         20.0%
Pay Units                                  3,958         4,044         4,132         4,198         4,265

Pay Revenue/Pay Unit                       $8.43         $8.43         $8.43         $8.43         $8.43

Pay Revenue                              400,401       409,093       417,960       424,647       431,442
                                       ---------     ---------     ---------     ---------     ---------
New Product Tier/EBU                       $5.48         $6.03         $6.63         $7.16         $7.52

New Product Tier Revenue               1,301,041     1,462,212     1,643,298     1,803,158     1,923,609
                                       ---------     ---------     ---------     ---------     ---------
Mini-Pay Revenue/EBU                       $0.00         $0.05         $0.06         $0.08         $0.10

Mini-Pay Revenue/EBU                           0        12,132        15,494        19,677        24,990
                                       ---------     ---------     ---------     ---------     ---------
Pay-Per-View Revenue/EBU                   $0.06         $0.25         $0.50         $0.60         $0.69

Pay-Per-View Revenue                      14,843        60,660       123,950       151,120       176,569
                                       ---------     ---------     ---------     ---------     ---------
Equipment Revenue/ EBU                     $0.50         $1.50         $2.50         $2.58         $2.65

Equipment Revenue                        119,859       363,961       619,751       648,557       678,702
                                       ---------     ---------     ---------     ---------     ---------
Advertising Revenue/EBU                    $1.66         $1.86         $2.04         $2.21         $2.38

Advertising Revenue/EBU                  393,656       450,466       506,253       555,501       609,541
                                       ---------     ---------     ---------     ---------     ---------
Home Shopping/EBU                          $0.45         $0.47         $0.50         $0.52         $0.55

Home Shopping Revenue                    106,869       114,648       122,990       131,205       139,970
                                       ---------     ---------     ---------     ---------     ---------
Installation Revenue/EBU                   $0.69         $0.73         $0.76         $0.80         $0.84

Installation Revenue                     164,578       176,558       189,404       202,056       215,553
                                       ---------     ---------     ---------     ---------     ---------
Franchise Fee Pass-thru Revenue/EBU        $0.11         $0.18         $0.39         $0.63         $0.87

Franchise Fee Pass-thru Revenue           26,123        43,951        97,650       157,897       223,856
                                       ---------     ---------     ---------     ---------     ---------
Late Fees & Other Revenue/EBU              $1.01         $1.06         $1.11         $1.17         $1.23

Late Fees & Other Revenue                239,385       256,811       275,497       293,900       313,532
                                       ---------     ---------     ---------     ---------     ---------
                     Total Revenue    $7,896,444    $8,834,177    $9,862,696   $10,684,390   $11,416,667
                                      ==========    ==========    ==========   ===========   ===========


                                Year              6             7             8              9            10
                                ----              -             -             -              -            --
Homes Passed                                 23,884        24,075        24,267         24,461        24,657

EBU Penetration                                90.0%         90.0%         90.0%          90.0%         90.0%
  Kagan Penetration Projection                 63.4%         62.3%         61.6%          60.9%

Equivalent Billing Units                     21,495        21,667        21,841         22,015        22,191

Basic Revenue/EBU                            $27.30        $28.50        $29.80         $31.10        $32.50

Basic Revenue                             7,041,867     7,410,211     7,810,206      8,216,127     8,654,673
                                          ---------     ---------     ---------      ---------     ---------
Pay-to-Basic Ratio                             20.0%         20.0%         20.0%          20.0%         20.0%
Pay Units                                     4,299         4,333         4,368          4,403         4,438

Pay Revenue/Pay Unit                          $8.43         $8.43         $8.43          $8.43         $8.43

Pay Revenue                                 434,893       438,372       441,879        445,414       448,978
                                          ---------     ---------     ---------      ---------     ---------
New Product Tier/EBU                          $7.89         $8.29         $8.70          $9.14         $9.59

New Product Tier Revenue                  2,035,948     2,154,847     2,280,690      2,413,882     2,554,853
                                          ---------     ---------     ---------      ---------     ---------
Mini-Pay Revenue/EBU                          $0.12         $0.15         $0.19          $0.24         $0.30

Mini-Pay Revenue/EBU                         31,487        39,674        49,989         62,986        79,363

Pay-Per-View Revenue/EBU                      $0.79         $0.91         $1.00          $1.10         $1.21

Pay-Per-View Revenue                        204,678       237,263       263,077        291,700       323,437
                                          ---------     ---------     ---------      ---------     ---------
Equipment Revenue/ EBU                        $2.73         $2.81         $2.90          $2.99         $3.07

Equipment Revenue                           704,655       731,602       759,578        788,624       818,781
                                          ---------     ---------     ---------      ---------     ---------
Advertising Revenue/EBU                       $2.56         $2.75         $2.96          $3.18         $3.42

Advertising Revenue/EBU                     660,498       715,716       775,550        840,386       910,642
                                          ---------     ---------     ---------      ---------     ---------
Home Shopping/EBU                             $0.57         $0.60         $0.63          $0.66         $0.70

Home Shopping Revenue                       148,144       156,796       165,953        175,644       185,902
                                          ---------     ---------     ---------      ---------     ---------
Installation Revenue/EBU                      $0.88         $0.93         $0.98          $1.02         $1.08

Installation Revenue                        228,142       241,465       255,567        270,492       286,289
                                          ---------     ---------     ---------      ---------     ---------
Franchise Fee Pass-thru Revenue/EBU           $1.15         $1.44         $1.76          $2.10         $2.20

Franchise Fee Pass-thru Revenue             295,554       374,315       461,098        555,948       587,173
                                          ---------     ---------     ---------      ---------     ---------
Late Fees & Other Revenue/EBU                 $1.29         $1.35         $1.42          $1.49         $1.56

Late Fees & Other Revenue                   331,843       351,222       371,734        393,443       416,420
                                          ---------     ---------     ---------      ---------     ---------
                     Total Revenue      $12,117,710   $12,851,483   $13,635,321    $14,454,647   $15,266,511
                                        ===========   ===========   ===========    ===========   ===========

----------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties       KANE REECE ASSOCIATES, INC.         Exhibit E-3c
Somerset, Kentucky                           CATV SYSTEM VALUATION MODEL
----------------------------------------------------------------------------------------------



                               Year             1              2               3              4               5
                               ----             -              -               -              -               -
Total Revenue                          $7,896,444     $8,834,177      $9,862,696    $10,684,390     $11,416,667

Margin % to Revenue                          52.0%          52.5%           53.0%          53.5%           54.0%

Operating Cash Flow                     4,106,151      4,637,943       5,227,229      5,716,148       6,165,000

Capital Expenditures:
              - Rebuild/Extensions      2,312,000      2,025,000       6,525,000        148,000         155,000
              - Recurring                 226,000        264,000         275,000        256,000         266,000
                                       ----------     ----------     -----------     ----------      ----------
                        Total           2,538,000      2,289,000       6,800,000        404,000         421,000
                                       ==========     ==========     ===========     ==========      ==========

Net Cash Flow                           1,568,151      2,348,943      (1,572,771)     5,312,148       5,744,000

 Present Value Factor @ 15.0%             0.93250        0.81087         0.70511        0.61314         0.53316

PV Net Cash Flow                       $1,462,308     $1,904,696     ($1,108,973)    $3,257,075      $3,062,486
                                       ==========     ==========     ===========     ==========      ==========


                               Year              6              7               8                9              10
                               ----              -              -               -                -              --
Total Revenue                          $12,117,710    $12,851,483     $13,635,321      $14,454,647     $15,266,511

Margin % to Revenue                           54.5%          55.0%           55.0%            55.0%           55.0%

Operating Cash Flow                      6,604,152      7,068,316       7,499,426        7,950,056       8,396,581

Capital Expenditures:
              - Rebuild/Extensions         131,000        134,000         138,000          141,000         144,000
              - Recurring                  229,000        236,000         243,000          250,000         258,000
                                        ----------     ----------     -----------       ----------      ----------
                        Total              360,000        370,000         381,000          391,000         402,000
                                        ==========     ==========     ===========       ==========      ==========

Net Cash Flow                            6,244,152      6,698,316       7,118,426        7,559,056       7,994,581

 Present Value Factor @ 15.0%              0.46362        0.40315         0.35056          0.30484         0.26508

PV Net Cash Flow                        $2,894,912     $2,700,410      $2,495,458       $2,304,284      $2,119,172
                                        ==========     ==========     ===========       ==========      ==========


Present Value of Net Cash Flows                $21,091,827                                   Residual Value
Present Value of Residual                       12,138,583               ------------------------------------------------------
                                               -----------               8x's Yr 11 Operating Cash Flow             $70,531,280
  Value Indication under Income Approach       $33,230,410               Less: Taxes (see Schedule          30.4%    21,423,940
                                               ===========                                                          -----------
              Value Indication (Rounded)       $33,230,000               After Tax Proceeds (end of year 10)         49,107,340
                                               ===========                                                          ===========
                Value Indication/EBU                $1,705               Present Value @ 15.0%                      $12,138,583
                                                    ======                                                          ===========
              Cash Flow  Multiple - Projected          8.1
                                                       ===

----------------------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties               KANE REECE ASSOCIATES, INC.                          Exhibit E-4a
Redmond, Oregon                                      CATV SYSTEM VALUATION MODEL                Valuation Date:  December 31, 1995
----------------------------------------------------------------------------------------------------------------------------------

Growth Rate in Homes Passed                    3.80% Thru Yr 5
Homes Passed @ 12/31/96                       7,252
Equivalent Billing Units @ 12/31/96           3,679         50.7%   EBU's/HP
Pay Units @ 12/31/96                            706         19.2%   Pay Units/EBU's
Operating Margin for 96 Yr.                    55.8%   After Adj Partnership Expenses & One-Time Payments from Programmers
Operating Margin for 95 Yr.                    52.4%   After Adj Partnership Expenses
Weighted average discount rate                 15.0%


                                   Year            1            2            3            4            5            6
                                   ----            -            -            -            -            -            -
            Basic Rev/EBU  (now $24.14)       $24.14       $25.20       $26.30       $27.50       $28.70       $30.00
                            Growth rate          0.0%         4.5%         4.5%         4.5%         4.5%         4.5%
                       Kagan Projection       $26.04       $27.35       $28.44       $29.58       $30.76       $31.99
                            Growth rate         12.9%         5.0%         4.0%         4.0%         4.0%         4.0%

           Pay Rev/Pay Unit (now $6.32)        $6.32        $6.51        $6.51        $6.70        $6.70        $6.91
                            Growth rate          0.0%         3.0%         0.0%         3.0%         0.0%         3.0%
                       Kagan Projection        $8.15        $8.03        $7.93        $7.82        $7.73        $7.63
                            Growth rate         -1.5%        -1.5%        -1.2%        -1.4%        -1.2%        -1.3%

           New Product Tier (now $6.16)        $6.16        $6.78        $7.45        $8.05        $8.45        $8.88
                            Growth rate          0.0%        10.0%        10.0%         8.0%         5.0%         5.0%

               Mini-Pay/EBU (now $0.05)        $0.05        $0.06        $0.08        $0.10        $0.12        $0.15
                            Growth rate          0.0%        25.0%        25.0%        25.0%        25.0%        25.0%

       Pay-Per-View Rev/EBU (now $0.00)        $0.00        $0.50        $0.63        $0.78        $0.94        $1.08
                            Growth rate          0.0%        25.0%        25.0%        25.0%        20.0%        15.0%
                       Kagan Projection        $0.74        $1.01        $1.27        $1.65        $2.01        $2.36
                            Growth rate         22.0%        36.5%        25.7%        29.9%        21.8%        17.4%

              Equipment/EBU (now $0.82)        $0.84        $1.50        $2.50        $2.58        $2.65        $2.73
                            Growth rate          3.0%        77.6%        66.7%         3.0%         3.0%         3.0%

           Advertising/EBU  (now $1.45)        $1.54        $1.73        $1.95        $2.14        $2.35        $2.53
                            Growth rate          6.0%        12.5%        12.5%        10.0%        10.0%         7.5%
                       Kagan Projection        $2.00        $2.24        $2.49        $2.75        $3.08        $3.47
                            Growth rate         14.0%        12.0%        11.2%        10.4%        12.0%        12.7%

          Home Shopping/EBU (now $0.31)        $0.33        $0.34        $0.36        $0.38        $0.40        $0.42
                            Growth rate          5.0%         5.0%         5.0%         5.0%         5.0%         5.0%

         Install/Service/EBU (now $.45)        $0.45        $0.47        $0.50        $0.52        $0.55        $0.57
                            Growth rate          0.0%         5.0%         5.0%         5.0%         5.0%         5.0%
Franchise Fee Pass-thru/EBU (now $0.00)       $0.00        $0.00        $0.00        $0.00        $0.00        $0.00
                            Growth rate          n/a          n/a          n/a          n/a          n/a          n/a

      Late Fees & Other/EBU (now $0.71)        $0.71        $0.75        $0.78        $0.82        $0.86        $0.91
                            growth rate          0.0%         5.0%         5.0%         5.0%         5.0%         5.0%

                Pay-to-EBU  (now 19.2%)         19.2%        19.0%        19.0%        19.0%        19.0%        19.0%
                       Kagan Projection         79.7%        81.2%        81.9%        82.4%        82.8%        83.0%

                   Total Annual EBU Rev      $425.17      $462.77      $501.32      $529.65      $555.57      $582.91
                   monthly (now $35.43)       $35.43       $38.56       $41.78       $44.14       $46.30       $48.58
                        Compound growth          5.8%
                       Kagan Projection       $33.72       $35.22       $36.85       $38.70       $40.62       $42.60
                        Compound growth          4.8%



                                   Year             7            8             9           10
                                   ----             -            -             -           --
             Basic Rev/EBU (now $24.14)        $31.40       $32.80        $34.30       $35.80
                            Growth rate           4.5%         4.5%          4.5%         4.5%
                       Kagan Projection        $33.27       $34.60        $35.99          n/a
                            Growth rate           4.0%         4.0%          4.0%

           Pay Rev/Pay Unit (now $6.32)         $6.91        $7.11         $7.11        $7.33
                            Growth rate           0.0%         3.0%          0.0%         3.0%
                       Kagan Projection         $7.54        $7.45         $7.35          n/a
                            Growth rate          -1.2%        -1.2%         -1.3%

           New Product Tier (now $6.16)         $9.32        $9.78        $10.27       $10.79
                            Growth rate           5.0%         5.0%          5.0%         5.0%

               Mini-Pay/EBU (now $0.05)         $0.19        $0.24         $0.30        $0.37
                            Growth rate          25.0%        25.0%         25.0%        25.0%

       Pay-Per-View Rev/EBU (now $0.00)         $1.24        $1.36         $1.50        $1.65
                            Growth rate          15.0%        10.0%         10.0%        10.0%
                       Kagan Projection         $2.81        $3.25         $3.66          n/a
                            Growth rate          19.1%        15.7%         12.6%

              Equipment/EBU (now $0.82)         $2.81        $2.90         $2.99        $3.07
                            Growth rate           3.0%         3.0%          3.0%         3.0%

            Advertising/EBU (now $1.45)         $2.72        $2.92         $3.14        $3.38
                            Growth rate           7.5%         7.5%          7.5%         7.5%
                       Kagan Projection         $3.87        $4.28         $4.69          n/a
                            Growth rate          11.5%        10.6%          9.6%

          Home Shopping/EBU (now $0.31)         $0.44        $0.46         $0.48        $0.50
                            Growth rate           5.0%         5.0%          5.0%         5.0%

         Install/Service/EBU (now $.45)         $0.60        $0.63         $0.66        $0.70
                            Growth rate           5.0%         5.0%          5.0%         5.0%

Franchise Fee Pass-thru/EBU (now $0.00)         $0.00        $0.00         $0.00        $0.00
                            Growth rate           n/a          n/a           n/a          n/a

      Late Fees & Other/EBU (now $0.71)         $0.95        $1.00         $1.05        $1.10
                            growth rate           5.0%         5.0%          5.0%         5.0%

                 Pay-to-EBU (now 19.2%)          19.0%        19.0%         19.0%        19.0%
                       Kagan Projection          83.2%        83.1%         83.1%         n/a

                   Total Annual EBU Rev       $611.83      $641.41       $672.56      $705.13
                   monthly (now $35.43)        $50.99       $53.45        $56.05       $58.76
                        Compound growth
                       Kagan Projection        $44.74       $46.91        $49.15


    *Kane Reece adjusted Kagan Projection to exclude mini-pay from pay category.

--------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties              KANE REECE  ASSOCIATES, INC .                       Exhibit E-4b
Redmond, Oregon                                     CATV SYSTEM VALUATION MODEL
--------------------------------------------------------------------------------------------------------------------

                             Year            1            2            3            4            5
                             ----            -            -            -            -            -
Homes Passed                             8,407        9,925       10,303       10,694       11,100

EBU Penetration                           50.0%        48.0%        49.0%        49.5%        50.0%
  Kagan Penetration Projection            68.5%        67.7%        66.6%        65.5%        64.4%

Equivalent Billing Units                 4,204        4,764        5,048        5,294        5,550

Basic Revenue/EBU                       $24.14       $25.20       $26.30       $27.50       $28.70

Basic Revenue                        1,217,670    1,440,685    1,593,223    1,746,867    1,911,487
                                    ----------   ----------   ----------   ----------   ----------

Pay-to-Basic Ratio                        19.2%        19.0%        19.0%        19.0%        19.0%
Pay Units                                  807          905          959        1,006        1,055

Pay Revenue/Pay Unit                     $6.32        $6.51        $6.51        $6.70        $6.70

Pay Revenue                             61,208       70,709       74,925       80,923       84,847
                                    ----------   ----------   ----------   ----------   ----------

New Product Tier/EBU                     $6.16        $6.78        $7.45        $8.05        $8.45

New Product Tier Revenue               310,723      387,384      451,530      511,349      562,948
                                    ----------   ----------   ----------   ----------   ----------

Mini-Pay Revenue/EBU                     $0.05        $0.06        $0.08        $0.10        $0.12

Mini-Pay Revenue/EBU                     2,522        3,573        4,733        6,203        8,130
                                    ----------   ----------   ----------   ----------   ----------

Pay-Per-View Revenue/EBU                 $0.00        $0.50        $0.63        $0.78        $0.94

Pay-Per-View Revenue                         0       28,585       37,862       49,627       62,440
                                    ----------   ----------   ----------   ----------   ----------

Equipment Revenue/ EBU                   $0.84        $1.50        $2.50        $2.58        $2.65

Equipment Revenue                       42,603       85,755      151,447      163,570      176,646
                                    ----------   ----------   ----------   ----------   ----------

Advertising Revenue/EBU                  $1.54        $1.73        $1.95        $2.14        $2.35

Advertising Revenue/EBU                 77,529       98,854      117,842      135,925      156,767
                                    ----------   ----------   ----------   ----------   ----------

Home Shopping/EBU                        $0.33        $0.34        $0.36        $0.38        $0.40

Home Shopping Revenue                   16,419       19,539       21,740       23,936       26,351
                                    ----------   ----------   ----------   ----------   ----------

Installation Revenue/EBU                 $0.45        $0.47        $0.50        $0.52        $0.55

Installation Revenue                    22,699       27,013       30,055       33,091       36,430
                                    ----------   ----------   ----------   ----------   ----------

Franchise Fee Pass-thru Revenue/EB       $0.00        $0.00        $0.00        $0.00        $0.00

Franchise Fee Pass-thru Revenue              0            0            0            0            0

Late Fees & Other Revenue/EBU            $0.71        $0.75        $0.78        $0.82        $0.86

Late Fees & Other Revenue               35,814       42,620       47,420       52,210       57,478
                                    ----------   ----------   ----------   ----------   ----------
                    Total Revenue   $1,787,187   $2,204,719   $2,530,776   $2,803,701   $3,083,524
                                    ==========   ==========   ==========   ==========   ==========




                             Year            6            7            8             9           10
                             ----            -            -            -             -           --
Homes Passed                            11,311       11,526       11,745        11,968       12,196

EBU Penetration                           50.5%        51.0%        51.5%         52.0%        52.5%
  Kagan Penetration Projection            63.4%        62.3%        61.6%         60.9%

Equivalent Billing Units                 5,712        5,878        6,049         6,224        6,403

Basic Revenue/EBU                       $30.00       $31.40       $32.80        $34.30       $35.80

Basic Revenue                        2,056,393    2,214,969    2,380,801     2,561,613    2,750,633
                                    ----------   ----------   ----------    ----------   ----------

Pay-to-Basic Ratio                        19.0%        19.0%        19.0%         19.0%        19.0%
Pay Units                                1,085        1,117        1,149         1,182        1,217

Pay Revenue/Pay Unit                     $6.91        $6.91        $7.11         $7.11        $7.33

Pay Revenue                             89,943       92,559       98,100       100,934      106,956
                                    ----------   ----------   ----------    ----------   ----------

New Product Tier/EBU                     $8.88        $9.32        $9.78        $10.27       $10.79

New Product Tier Revenue               608,350      657,349      710,225       767,283      828,849
                                    ----------   ----------   ----------    ----------   ----------

Mini-Pay Revenue/EBU                     $0.15        $0.19        $0.24         $0.30        $0.37

Mini-Pay Revenue/EBU                    10,459       13,455       17,306        22,257       28,623
                                    ----------   ----------   ----------    ----------   ----------

Pay-Per-View Revenue/EBU                 $1.08        $1.24        $1.36         $1.50        $1.65

Pay-Per-View Revenue                    73,902       87,459       98,994       112,040      126,793
                                    ----------   ----------   ----------    ----------   ----------

Equipment Revenue/ EBU                   $2.73        $2.81        $2.90         $2.99        $3.07

Equipment Revenue                      187,256      198,485      210,366       222,937      236,238
                                    ----------   ----------   ----------    ----------   ----------

Advertising Revenue/EBU                  $2.53        $2.72        $2.92         $3.14        $3.38

Advertising Revenue/EBU                173,443      191,875      212,246       234,756      259,631
                                    ----------   ----------   ----------    ----------   ----------

Home Shopping/EBU                        $0.42        $0.44        $0.46         $0.48        $0.50

Home Shopping Revenue                   28,476       30,770       33,245        35,916       38,798
                                    ----------   ----------   ----------    ----------   ----------

Installation Revenue/EBU                 $0.57        $0.60        $0.63         $0.66        $0.70

Installation Revenue                    39,368       42,539       45,961        49,653       53,637
                                    ----------   ----------   ----------    ----------   ----------

Franchise Fee Pass-thru Revenue/EB       $0.00        $0.00        $0.00         $0.00        $0.00

Franchise Fee Pass-thru Revenue              0            0            0             0            0

Late Fees & Other Revenue/EBU            $0.91        $0.95        $1.00         $1.05        $1.10

Late Fees & Other Revenue               62,114       67,117       72,516        78,342       84,628
                                    ----------   ----------   ----------    ----------   ----------
                    Total Revenue   $3,329,705   $3,596,576   $3,879,759    $4,185,732   $4,514,785
                                    ==========   ==========   ==========    ==========   ==========

--------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties         KANE REECE ASSOCIATES, INC.            Exhibit E-4c
Redmond, Oregon                                CATV SYSTEM VALUATION MODEL
--------------------------------------------------------------------------------------------------

                                  Year            1            2            3            4            5
                                  ----            -            -            -            -            -
Total Revenue                            $1,787,187   $2,204,719   $2,530,776   $2,803,701   $3,083,524

Margin % to Revenue                            51.1%        53.0%        53.5%        54.0%        54.5%

Operating Cash Flow                         913,253    1,168,501    1,353,965    1,513,999    1,680,520

Capital Expenditures:
              - Rebuild/Extensions          853,000    1,641,000    1,638,000      116,000      123,000
              - Recurring                   144,000       26,000       99,000      118,000      126,000
                                           --------    ---------    ---------     --------     --------
                        Total               997,000    1,667,000    1,737,000      234,000      249,000
                                           --------    ---------    ---------     --------     --------
Net Cash Flow                               (83,747)    (498,499)    (383,035)   1,279,999    1,431,520

 Present Value Factor @ 15.0%               0.93250      0.81087      0.70511      0.61314      0.53316

PV Net Cash Flow                           ($78,095)   ($404,220)   ($270,081)    $784,815     $763,233
                                           ========    =========    =========     ========     ========


                                  Year               6            7            8             9           10
                                  ----               -            -            -             -           --
Total Revenue                               $3,329,705   $3,596,576   $3,879,759    $4,185,732   $4,514,785

Margin % to Revenue                               55.0%        55.0%        55.0%         55.0%        55.0%

Operating Cash Flow                          1,831,338    1,978,117    2,133,867     2,302,153    2,483,132

Capital Expenditures:
              - Rebuild/Extensions             116,000      119,000      123,000       126,000      130,000
              - Recurring                      104,000      109,000      113,000       119,000      124,000
                                              --------    ---------    ---------      --------     --------
                        Total                  220,000      228,000      236,000       245,000      254,000
                                              --------    ---------    ---------      --------     --------
Net Cash Flow                                1,611,338    1,750,117    1,897,867     2,057,153    2,229,132

 Present Value Factor @ 15.0%                  0.46362      0.40315      0.35056       0.30484      0.26508

PV Net Cash Flow                              $747,048     $705,555     $665,322      $627,097     $590,889
                                              ========     ========     ========      ========     ========


        Present Value of Net Cash Flows          $4,131,564                               Residual Value
        Present Value of Residual                 3,637,961               ----------------------------------------------------
                                                 ----------               8x's Yr 11 Operating Cash Flow           $21,255,607
             Value Indication under Income Appr  $7,769,526               Less: Taxes (see Schedule)(C)    30.8%     6,538,024
                                                 ----------                                                        -----------
                     Value Indication (Rounded)  $7,770,000               After Tax Proceeds (end of year 10)       14,717,583
                                                 ----------                                                        -----------
                       Value Indication/EBU          $2,112               Present Value @ 15.0%                    $ 3,637,961
                                                     ------                                                        ===========
                     Cash Flow  Multiple - Proj         8.5
                                                        ---

-----------------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties              KANE REECE ASSOCIATES, INC.                       Exhibit E-5a
California City, California                         CATV SYSTEM VALUATION MODEL            Valuation Date:  December 31, 1995
-----------------------------------------------------------------------------------------------------------------------------

Growth Rate in Homes Passed                    3.00% Thru Yr 5  (CACI shows 5.7%, System Mgmt says 2-3%)
Homes Passed @ 12/31/96                       2,858
Equivalent Billing Units @ 12/31/96           1,960         68.6%   EBU's/HP
Pay Units @ 12/31/96                            839         42.8%   Pay Units/EBU's
Operating Margin for 96 Yr.                    54.0%   After Adj Partnership Expenses & One-Time Payments from Programmers
Operating Margin for 95 Yr.                    49.6%   After Adj Partnership Expenses
Weighted average discount rate                 15.0%

                                  Year            1            2            3            4            5
                                  ----            -            -            -            -            -

            Basic Rev/EBU  (now $21.50)      $21.70       $22.70       $23.70       $24.80       $25.90
                            Growth rate         1.0%         4.5%         4.5%         4.5%         4.5%
                       Kagan Projection      $26.04       $27.35       $28.44       $29.58       $30.76
                            Growth rate        12.9%         5.0%         4.0%         4.0%         4.0%

           Pay Rev/Pay Unit (now $8.12)       $8.12        $8.12        $8.12        $8.12        $8.12
                            Growth rate         0.0%         0.0%         0.0%         0.0%         0.0%
                       Kagan Projection       $8.15        $8.03        $7.93        $7.82        $7.73
                            Growth rate        -1.5%        -1.5%        -1.2%        -1.4%        -1.2%

           New Product Tier (now $2.54)       $2.67        $2.85        $3.05        $3.24        $3.40
                            Growth rate         5.0%         7.0%         7.0%         6.0%         5.0%

               Mini-Pay/EBU (now $0.00)       $0.00        $0.05        $0.06        $0.08        $0.10
                            Growth rate         n/a          n/a         25.0%        25.0%        25.0%

       Pay-Per-View Rev/EBU (now $0.00)       $0.00        $0.25        $0.33        $0.39        $0.45
                            Growth rate         0.0%         0.0%        30.0%        20.0%        15.0%
                       Kagan Projection       $0.74        $1.01        $1.27        $1.65        $2.01
                            Growth rate        22.0%        36.5%        25.7%        29.9%        21.8%

               Equipment/EBU (now$2.36)       $2.43        $2.50        $2.58        $2.66        $2.74
                            Growth rate         3.0%         3.0%         3.0%         3.0%         3.0%

            Advertising/EBU (now $0.00)       $0.00        $0.00        $0.00        $0.00        $0.00
                            Growth rate        10.0%        10.0%        10.0%         8.0%         8.0%
                       Kagan Projection       $2.00        $2.24        $2.49        $2.75        $3.08
                            Growth rate        14.0%        12.0%        11.2%        10.4%        12.0%

          Home Shopping/EBU (now $0.29)       $0.30        $0.32        $0.34        $0.35        $0.37
                            Growth rate         5.0%         5.0%         5.0%         5.0%         5.0%

        Install/Service/EBU (now $0.88)       $0.92        $0.97        $1.02        $1.07        $1.12
                            Growth rate         5.0%         5.0%         5.0%         5.0%         5.0%

Franchise Fee Pass-thru/EBU (now $0.00)       $0.00        $0.00        $0.00        $0.00        $0.00
                            Growth rate         n/a          n/a          n/a          n/a          n/a

      Late Fees & Other/EBU (now $0.72)       $0.76        $0.79        $0.83        $0.88        $0.92
                            growth rate         5.0%         5.0%         5.0%         5.0%         5.0%

                Pay-to-EBU  (now 42.8%)        40.0%        40.0%        40.0%        40.0%        40.0%
                       Kagan Projection        79.7%        81.2%        81.9%        82.4%        82.8%

                   Total Annual EBU Rev     $384.36      $404.27      $421.87      $440.48      $458.89
                   monthly (now $31.62)      $32.03       $33.69       $35.16       $36.71       $38.24
                        Compound growth         4.4%
                       Kagan Projection      $33.72       $35.22       $36.85       $38.70       $40.62
                        Compound growth         4.8%



                                  Year            6            7            8             9           10
                                  ----            -            -            -            -            --
            Basic Rev/EBU  (now $21.50)      $27.10       $28.30       $29.60        $30.90       $32.30
                            Growth rate         4.5%         4.5%         4.5%          4.5%         4.5%
                       Kagan Projection      $31.99       $33.27       $34.60        $35.99          n/a
                            Growth rate         4.0%         4.0%         4.0%          4.0%

           Pay Rev/Pay Unit (now $8.12)       $8.12        $8.12        $8.12         $8.12        $8.12
                            Growth rate         0.0%         0.0%         0.0%          0.0%         0.0%
                       Kagan Projection       $7.63        $7.54        $7.45         $7.35          n/a
                            Growth rate        -1.3%        -1.2%        -1.2%         -1.3%

           New Product Tier (now $2.54)       $3.57        $3.75        $3.93         $4.13        $4.34
                            Growth rate         5.0%         5.0%         5.0%          5.0%         5.0%

               Mini-Pay/EBU (now $0.00)       $0.12        $0.15        $0.19         $0.24        $0.30
                            Growth rate        25.0%        25.0%        25.0%         25.0%        25.0%

       Pay-Per-View Rev/EBU (now $0.00)       $0.52        $0.59        $0.65         $0.72        $0.79
                            Growth rate        15.0%        15.0%        10.0%         10.0%        10.0%
                       Kagan Projection       $2.36        $2.81        $3.25         $3.66          n/a
                            Growth rate        17.4%        19.1%        15.7%         12.6%

              Equipment/EBU (now $2.36)       $2.82        $2.90        $2.99         $3.08        $3.17
                            Growth rate         3.0%         3.0%         3.0%          3.0%         3.0%

           Advertising/EBU  (now $0.00)       $0.00        $0.00        $0.00         $0.00        $0.00
                            Growth rate         7.5%         7.5%         7.5%          7.5%         7.5%
                       Kagan Projection       $3.47        $3.87        $4.28         $4.69          n/a
                            Growth rate        12.7%        11.5%        10.6%          9.6%

          Home Shopping/EBU (now $0.29)       $0.39        $0.41        $0.43         $0.45        $0.47
                            Growth rate         5.0%         5.0%         5.0%          5.0%         5.0%

        Install/Service/EBU (now $0.88)       $1.18        $1.24        $1.30         $1.37        $1.43
                            Growth rate         5.0%         5.0%         5.0%          5.0%         5.0%

Franchise Fee Pass-thru/EBU (now $0.00)       $0.00        $0.00        $0.00         $0.00        $0.00
                            Growth rate         n/a          n/a          n/a           n/a          n/a

      Late Fees & Other/EBU (now $0.72)       $0.96        $1.01        $1.06         $1.12        $1.17
                            growth rate         5.0%         5.0%         5.0%          5.0%         5.0%

                Pay-to-EBU  (now 42.8%)        40.0%        40.0%        40.0%         40.0%        40.0%
                       Kagan Projection        83.0%        83.2%        83.1%         83.1%         n/a

                  Total Annual EBU Rev      $478.86      $499.23      $520.89       $542.96      $566.68
                   monthly (now $31.62)      $39.91       $41.60       $43.41        $45.25       $47.22
                        Compound growth
                       Kagan Projection      $42.60       $44.74       $46.91        $49.15
                        Compound growth         4.8%


    *Kane Reece adjusted Kagan Projection to exclude mini-pay from pay category.

-----------------------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties             KANE REECE ASSOCIATES, INC.                                         EXHIBIT E-5b
California City, California                         CATV SYSTEM VALUATION MODEL
-----------------------------------------------------------------------------------------------------------------------------------


         Year               1         2         3         4           5           6           7           8           9          10
         ----               -         -         -         -           -           -           -           -           -          --
Homes Passed            2,901     2,988     3,078     3,170       3,265       3,314       3,364       3,414       3,465       3,517

EBU Penetration          69.0%     69.5%     70.0%     70.5%       71.0%       71.5%       72.0%       72.5%       73.0%       73.5%
  Kagan Penetration
    Projection           68.5%     67.7%     66.6%     65.5%       64.4%       63.4%       62.3%       61.6%       60.9%

Equivalent Billing
  Units                 2,002     2,077     2,154     2,235       2,318       2,369       2,422       2,475       2,530       2,585

Basic Revenue/EBU      $21.70    $22.70    $23.70    $24.80      $25.90      $27.10      $28.30      $29.60      $30.90      $32.30

Basic Revenue         521,217   565,663   612,675   665,062     720,471     770,548     822,450     879,197     938,002   1,002,025
                     --------  --------  --------  --------    --------    --------    --------    --------    --------  ----------

Pay-to-Basic Ratio       40.0%     40.0%     40.0%     40.0%       40.0%       40.0%       40.0%       40.0%       40.0%       40.0%
Pay Units                 801       831       862       894         927         948         969         990       1,012       1,034

Pay Revenue/Pay Unit    $8.12     $8.12     $8.12     $8.12       $8.12       $8.12       $8.12       $8.12       $8.12       $8.12

Pay Revenue            78,014    80,937    83,965    87,102      90,351      92,352      94,393      96,474      98,596     100,761
                     --------  --------  --------  --------    --------    --------    --------    --------    --------  ----------

New Product Tier/EBU    $2.67     $2.85     $3.05     $3.24       $3.40       $3.57       $3.75       $3.93       $4.13       $4.34

New Product Tier
  Revenue              64,059    71,111    78,936    86,797      94,537     101,462     108,890     116,855     125,397     134,558
                     --------  --------  --------  --------    --------    --------    --------    --------    --------  ----------

Mini-Pay Revenue/EBU    $0.00     $0.05     $0.06     $0.08       $0.10       $0.12       $0.15       $0.19       $0.24       $0.30

Mini-Pay Revenue/EBU        0     1,246     1,616     2,095       2,717       3,471       4,434       5,665       7,237       9,245
                     --------  --------  --------  --------    --------    --------    --------    --------    --------  ----------

Pay-Per-View
  Revenue/EBU           $0.00     $0.25     $0.33     $0.39       $0.45       $0.52       $0.59       $0.65       $0.72       $0.79

Pay-Per-View Revenue        0     6,230     8,402    10,459      12,476      14,665      17,238      19,380      21,787      24,491
                     --------  --------  --------  --------  ----------  ----------  ----------  ----------  ----------  ----------

Equipment Revenue/EBU   $2.43     $2.50     $2.58     $2.66       $2.74       $2.82       $2.90       $2.99       $3.08       $3.17

Equipment Revenue      58,386    62,390    66,666    71,231      76,105      80,125      84,352      88,798      93,474      98,392
                     --------  --------  --------  --------  ----------  ----------  ----------  ----------  ----------  ----------

Advertising Revenue/
  EBU                   $0.00     $0.00     $0.00     $0.00       $0.00       $0.00       $0.00       $0.00       $0.00       $0.00

Advertising Revenue/
  EBU                       0         0         0         0           0           0           0           0           0           0

Home Shopping/EBU       $0.30     $0.32     $0.34     $0.35       $0.37       $0.39       $0.41       $0.43       $0.45       $0.47

Home Shopping Revenue   7,314     7,967     8,679     9,453      10,296      11,050      11,859      12,726      13,657      14,654
                     --------  --------  --------  --------  ----------  ----------  ----------  ----------  ----------  ----------

Installation Revenue/
  EBU                   $0.92     $0.97     $1.02     $1.07       $1.12       $1.18       $1.24       $1.30       $1.37       $1.43

Installation Revenue   22,194    24,176    26,335    28,685      31,243      33,531      35,986      38,618      41,441      44,468
                     --------  --------  --------  --------  ----------  ----------  ----------  ----------  ----------  ----------

Franchise Fee
  Pass-thru
  Revenue/EBU           $0.00     $0.00     $0.00     $0.00       $0.00       $0.00       $0.00       $0.00       $0.00       $0.00

Franchise Fee
  Pass-thru
  Revenue                   0         0         0         0           0           0           0           0           0           0

Late Fees & Other
  Revenue/EBU           $0.76     $0.79     $0.83     $0.88       $0.92       $0.96       $1.01       $1.06       $1.12       $1.17

Late Fees & Other
  Revenue              18,159    19,781    21,547    23,469      25,562      27,435      29,443      31,597      33,906      36,383
                     --------  --------  --------  --------  ----------  ----------  ----------  ----------  ----------  ----------

    Total Revenue    $769,342  $839,501  $908,820  $984,353  $1,063,757  $1,134,639  $1,209,044  $1,289,311  $1,373,499  $1,464,978
                     ========  ========  ========  ========  ==========  ==========  ==========  ==========  ==========  ==========

---------------------------------------------------------------------------------------------------------------------------------
Falcon Classic Cable Income Properties              KANE REECE ASSOCIATES, INC.                                     Exhibit E-5c
California City, California                           CATV SYSTEM VALUATION MODEL
---------------------------------------------------------------------------------------------------------------------------------

                        Year           1           2           3           4             5
                                       -           -           -           -             -
Total Revenue                   $769,342    $839,501    $908,820    $984,353    $1,063,757
Margin % to Revenue                 54.0%       54.5%       55.0%       55.0%         55.0%
Operating Cash Flow              415,445     457,528     499,851     541,394       585,067
Captal Expenditures:
  - Rebuild/Extensions            20,000      41,000      44,000      96,000        99,000
  - Recurring                     70,000      79,000      81,000      58,000        61,000
                                --------    --------    --------    --------    ----------
            Total                 90,000     120,000     125,000     154,000       160,000
                                ========    ========    ========    ========    ==========

Net Cash Flow                    325,445     337,528     374,851     387,394       425,067
 Present Value Factor
   @ 15.0%                       0.93250     0.81087     0.70511     0.61314       0.53316

PV Net Cash Flow                $303,479    $273,693    $264,310    $237,526    $  226,630
                                ========    ========    ========    ========    ==========



                        Year           6             7             8             9            10
                                       -             -             -             -            --
Total Revenue                 $1,134,639    $1,209,044    $1,289,311    $1,373,499    $1,464,978
Margin % to Revenue                 55.0%         55.0%         55.0%         55.0%         55.0%
Operating Cash Flow              624,052       664,974       709,121       755,424       805,738
Captal Expenditures:
  - Rebuild/Extensions            76,000        77,000        78,000        80,000        81,000
  - Recurring                     54,000        55,000        57,000        58,000        60,000
                              ----------    ----------    ----------    ----------    ----------
            Total                130,000       132,000       135,000       138,000       141,000
                              ==========    ==========    ==========    ==========    ==========
Net Cash Flow                    494,052       532,974       574,121       617,424       664,738
 Present Value Factor
   @ 15.0%                       0.46362       0.40315       0.35056       0.30484       0.26508
PV Net Cash Flow              $  229,052    $  214,867    $  201,266    $  188,214    $  176,206
                              ==========    ==========    ==========    ==========    ==========


Present Value of Net Cash Flows            $2,315,242                      Residual Value
Present Value of Residual                   1,215,829     ------------------------------------------------
                                           ----------     8x's Yr 11 Operating Cash Flow        $6,897,117
  Value Indication under Income Approach   $3,531,072     Less: Taxes (see Schedule) @28.7%      1,978,409
                                           ----------                                           ----------
  Value Indication (Rounded)               $3,530,000     After Tax Proceeds (end of year 10)    4,918,708
                                           ----------                                           ----------
  Value Indication/EBU                         $1,801     Present Value @ 15.0%                 $1,215,829
                                           ----------                                           ----------
  Cash Flow  Multiple - Projected                 8.5
                                           ----------


                        QUALIFICATIONS OF THE APPRAISERS

KANE REECE PROVIDES VALUATION, MANAGEMENT AND TECHNICAL CONSULTING TO THE MEDIA
                        AND COMMUNICATIONS INDUSTRIES.

                     STATEMENT OF BACKGROUND AND EXPERIENCE


                             JOHN E. KANE CFA, ASA

John E. (Jack) Kane is a Principal and President of Kane Reece Associates, Inc., a Firm he co-founded in 1986.

Mr. Kane has personally conducted valuation and appraisal studies of real and personal property and intangible assets of media/communications businesses with aggregate values over $40 billion. He has served as a valuation and communications industry expert, providing advice, management consulting, testimony, and litigation support. The clients he serves number among the largest in the industry. Mr. Kane has been accepted as an expert in the media/communication industry in Federal Courts, U.S. Bankruptcy Courts, various trial courts, various administrative hearing boards, and the American Arbitration Association. He has spoken on valuation, industry, and tax issues at meetings of the National Cable Television Association, the Broadcast Cable Financial Management Association, the Cable Television Tax Professionals Institute, and the American Society of Appraisers.

Prior to his current position, Mr. Kane was Chief Operating Officer of Frazier, Gross & Kadlec, Inc., a Washington, DC communications consultancy and was Executive Vice President of Valuation Research Corporation in Princeton, New Jersey. While at these firms, he was responsible for all media/communications clients.

Mr. Kane has been actively involved in the communications industry for eighteen years, gaining experience as a Vice President of Group W Cable (formerly one of the largest cable television companies) where he was involved with acquisitions, divestitures, strategic planning, and capital investments. In that position, Mr. Kane was responsible for the analysis, approval, and monitoring of approximately $100 million of annual capital expenditures. Prior to Group W, Mr. Kane was Director of Financial Analysis for the RCA Corporation and later, Director of Corporate Planning for the RCA Communications Group. While at RCA, Mr. Kane was intimately involved in the start-up of RCA's domestic satellite communications business (RCA American Communications).

He received an undergraduate degree from Upsala College and an M.B.A. in Finance from St. Johns University where he was elected to the National Business Honor Society, Beta Gamma Sigma and the National Economics Honor Society, Omicron Delta Epsilon. Mr. Kane is a member of the Institute of Chartered Financial Analysts (CFA), as well as the New York Society of Security Analysts and the Association for Investment Management and Research. He or his Firm is also a member of the American Economic Association, National Cable Television Association, the Cable Television Tax Professionals Institute, National Association of Broadcasters, the Broadcast Cable Financial Management Association, the Personal Communications Industry Association, and International Licensing Industry Merchandisers' Association. He is an Accredited Senior Appraiser - Business Valuation of the American Society of Appraisers (ASA) and the Firm's representative to the ASA's Affiliate Firm Committee.

Mr. Kane and his Firm received the 1993 Presidents Award from the Cable Television Tax Professionals Institute.

Mr. Kane serves on the Executive Board of the Watchung Area Council of the Boy Scouts of America.

                     STATEMENT OF BACKGROUND AND EXPERIENCE


                           HENRY E. SHERMAN CFA, CPA

Henry E. Sherman is a Vice President of Kane Reece Associates, Inc. Mr. Sherman joined the Firm in June 1988.

Mr. Sherman is responsible for the analysis and evaluation of business operations for determining fair market value of closely held and thinly- traded public corporations, purchase price allocations, due diligence support, and solvency and fairness opinions. Mr. Sherman is experienced in valuing business interests and intangible and tangible assets in media oriented businesses such as cable television, broadcast radio and television, publishing, and telecommunications.

Prior to his current position, Mr. Sherman was a Senior Consultant of Standard Research Consultants in New York City. While at Standard Research, he was responsible for all solvency letters and fairness opinions. Previous to employment at Standard Research, Mr. Sherman was a Supervising Appraiser of Valuation Research Corporation where he had responsibility for clients in a broad range of industries.

Mr. Sherman has been involved in the industry for over seventeen years, beginning as Manager of Business Analysis of Group W Cable where he had responsibility in the areas of acquisitions, divestitures, and capital expenditure analysis. Mr. Sherman is also experienced in developing and implementing business and strategic plans.

Mr. Sherman received an undergraduate degree from Johnston College of the University of Redlands and an M.B.A. from the Bernard Baruch College of the City University of New York. Mr. Sherman is a member of The Institute of Chartered Financial Analysts (CFA), a Certified Public Accountant (CPA), a member of The American Institute of Certified Public Accountants, The New York State Society of Certified Public Accountants, a member of The New York Society of Security Analysts, a member of The American Bankruptcy Institute, a member of The New York Media Association, and a candidate for Senior Member - Business Valuation of the American Society of Appraisers (ASA).

                                    APPENDIX
                           GLOSSARY OF CABLE TV TERMS

                       GLOSSARY OF CABLE TELEVISION TERMS


ACCESS CHANNELS -                   Channels set aside by the cable operator
                                    for use by the public, educational
                                    institutions, municipal government, or for lease on a non-discriminatory basis.

ACCESS TIME -                       Total time required to locate, recover and
                                    display data on-screen after initiating
                                    command to do so, in other words, the time it takes to get from point A to point B in getting data from a computer.

ACTIVATED CHANNEL -                 A cable channel that is technically
                                    equipped to carry and deliver video
                                    programming.

ADDRESSABILITY
  (Addressable Converter) -         The capability of transmitting video,
                                    audio, and/or data to specific locations or "addresses" on the cable system. This requires an addressable converter which permits the cable operator to authorize the reception of programs according to subscribers' orders.

ADDRESSABLE -                       Control of customers' home receiving
                                    equipment from the headend.

AERIAL PLANT -                      Cable that is suspended in the air on
                                    telephone or electric utility poles.

ALPHANUMERIC KEYBOARD -             Keyboard which allows communications with a
                                    computer in letters and numbers.

ALTERNATIVE ACCESS
  PROVIDER -                        A telecommunications provider, other than
                                    the local telephone company that provides a connection, between a customer's premises
                                    (usually a large business customer) to the point of presence of the long distance carrier, or portions thereof.

AML SYSTEM -                        A microwave system that is used to
                                    distribute the signals of a cable system from the central headend to receive locations in the service area where the signals are placed on the coaxial distribution system. The frequency of operation is licensed by the FCC.

AMPLIFIER -                         A device that boosts the strength of an
                                    electrical signal.  In a cable system,
                                    amplifiers are spaced at regular intervals throughout the system to keep signals picture-perfect no matter where you live.

ANTENNA -                           A device designed to receive radio
                                    frequency signals.

ANTI-ALIASING -                     A manipulation of software that make
                                    combinations of diagonal or curved lines appear consistent in computer generated images.

ASCERTAINMENT -                     A survey of a community to determine local
                                    concerns, needs, and interests, especially in regard to cable programming.



                                     -A 1-

AUTOMATED CHANNEL/
  PROGRAMMING -                     A channel programmed with text or graphics
                                    utilizing a character generator. Typical information includes news, weather, program guides, and bulletin boards.

BANDWIDTH -                         Frequency spectrum used to transmit
                                    pictures, sounds or both.  The average
                                    television station uses a bandwidth of six million cycles per second (6 megahertz).

BASIC SERVICE -                     The channels and services subscribers for
                                    their minimum monthly fee.  Basic fare
                                    normally includes broadcast stations, plus satellite signals (e.g. superstations) and access channels.

BAUD -                              The measure of data rates via modems.
                                    Common BAUD rates are 2400, 9600, and
                                    14,000.  At 2,400 BAUD, a modem is
                                    transferred 2,400 bits per second.  It
                                    takes 10 bits to represent a BTYE in
                                    communications situations, so 2,400 BAUD represents 240 bytes per second.

BIRD -                              Colloquial for any communications
                                    satellite.

BIT - The smallest unit of data in a computer, either a zero or a one.

BIT MAP -                           The representation of a graphic image in
                                    terms of dots or pixels that create the
                                    image.

BROADBAND COMMUNICATIONS
  SYSTEM - Frequently used as a synonym for cable television. It can describe any system capable of delivering "wideband" channels and services.

BURST - In color TV terms, a reference point that appears in the vertical blanking interval; in computer terms, a program encoded in a digital audio tone.

BUS INTERFACE -                     Refers to a connection between a circuit or
                                    group of circuits providing an electronic pathway for two central processing input/output units.

BYTE - 8 bits make a byte. A byte is the standard unit of memory and processing in most personal computers.

CABLECASTING -                      Production of programming on a private
                                    communications system, using coaxial cable as the means of transmission to paying subscribers.

CABLE READY TELEVISION
  SET - A television set or a VCR that has the following attributes: an improved tuner that is more resistant to interference than traditional tuners, the ability to tune cable channels according to an FCC approved channel plan, and a special connector known as a "decoder interface connector" that allows the seamless





                                     -A 2-
                                    connection of cable service to the cable ready set without the use of a traditional set-top box. If a device has all three of the above, it may be marketed as a "Cable Ready" device.



CABLE SYSTEM -                      A communication system that distributes
                                    broadcast television signals, satellite
                                    signals, original programming, and other services by means of coaxial cable. Also known as cable communications or Community
                                    Antenna Television (CATV).

CABLE TELEVISION -                  Communications system that distributes
                                    broadcast and non-broadcast signals, as
                                    well as multiplicity of satellite signals, original programming and other signals by means of a coaxial cable and/or optical fiber.

CARS (Cable Television
  Relay Services) -                 Terrestrial microwave frequency band used
                                    to relay television, FM radio, cablecasting and other band signals from the original reception site to the headend terminal for distribution over cable.

CASH FLOW -                         Cash flow is operating income minus
                                    interest expense; and it basically
                                    indicates the amount of cash available
                                    before taxes, capital expenditures and debt retirement. Due to its capital-intensive nature, the cable industry is considered a "cash flow" business since the depreciation allowance acceptable for tax purposes is a non-cash expenditure, and thus can generate funds available for use by the system.

CAV - Constant Angular Velocity; a videodisc playback mode in which a given disc rotates at a persistent speed, notwithstanding the position of the reading head or stylus.

CD-ROM XA -                         Compact disc read-only memory extender
                                    architecture; a more sophisticated form of CD-ROM, permitting interleaving of sound and data for animation and sound synchronization.

CENTRAL OFFICE -                    A telecommunications facility where calls
                                    are switched. It generally represents a 10,000-line service area.

CG (Character Generator)-           Device which electronically displays
                                    letters and numbers on the television
                                    screen.

CHANNEL -                           A designated portion of the electromagnetic
                                    spectrum, 6 MHz wide, which carries a
                                    television signals.  (Audio and data
                                    signals occupy far less spectrum space.)

CHANNEL CAPACITY -                  Maximum number of channels that a cable
                                    system can carry simultaneously.

CHARACTER GENERATOR -               A device which electronically displays
                                    letters and numerals on the TV screen.





                                     -A 3-
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CHERRY PICKING -                    Overbuilding economically desirable
                                    portions of a franchised community.

CHROMINANCE -                       The color portion of a video signal that
                                    defines the luminance and hue of an on-
                                    screen image.

CIRC - Cross Interleaved Reed-Solomon Code; method of error detection and correction for CD audio discs.

CLI - Cumulative Leakage Index is defined as the basic signal leakage performance criteria as per FCC 76.611 with measurements (in microvolts/meter) made over a large percentage of the system.

CLOCK RATE -                        The clock speed that synchronizes internal
                                    operations of a central processing chip.
                                    Clock rates range from 8 million cycles per second (in the original IBM-AT) up to 166 million cycles per second (in the latest
                                    Intel processors).

CLV - Constant Lineary Velocity; alternate format for video discs, allowing twice the playing time per side, although it can be read in linear playing time alone.

COAXIAL CABLE -                     Actual line of transmission for carrying
                                    television signals.  Its principal
                                    conductor is either a pure copper or
                                    copper-coated wire, surrounded by
                                    insulation and then encased in aluminum.

COLLOCATION -                       The circumstance whereby competitors to
                                    local telephone companies locate facilities at or close to the local telephone company central offices to facilitate their offering of an alternative means of delivering local telecommunications services. A form of collocation, known as "virtual collocation", permits the achievement much of the functionality of physical collocation by technical means.
                                    This technique can be used where telephone companies decline to make physical collocation available.

COLOR DEPTH -                       The number of colors displayed at any given
                                    pixel. If the color is one bit deep, then the pixel can be black or white; if the color is 8 bits deep, then 64 colors can be displayed. So called "True Color" is 32 bits deep and represent over 16 million colors at any given pixel.

COMMON CARRIER -                    An entity that provides communication
                                    services to the public, at rates approved by state or federal authority, on a non-discriminatory basis, and exercises no control over the message content.

COMMUNICATIONS COMMON
  CARRIER -                         General name for any medium which carries
                                    messages prepared by others for a fee and is required by law to offer its services on a non-discriminatory basis. Common carriers are regulated by federal and state





                                     -A 4-
                                    agencies and excercise no control over the message content carried.


COMMUNITY ANTENNA
  TELEVISION -                      A system comprised of antennas, coaxial
                                    cables or other electrical conductors, and other electronic equipment used to receive and distribute radio and/or television signals, directly or indirectly, off-the-air, to subscribers for a fee.

COMPETITIVE ACCESS
  PROVIDER -                        A telecommunications entity engaged in
                                    providing competitive access service.

CONDUIT -                           Metal or plastic tubing that protects
                                    coaxial cable in underground installations and makes it possible to install additional cables for transmitting information.

CONVERTER -                         Device that is attached between the
                                    television set and the cable system that can increase the number of channels available on the TV set, enabling it to accommodate the multiplicity of channels offered by cable TV.

CPU - Central processing unit; the "brain" that facilitates the functions of any computer.

CRAWL - The movement of a printed message from right to left or bottom to top of a television screen, usually while a picture is on screen.

CROSS-OWNERSHIP -                   Legal term for ownership of two or more
                                    kinds of communication outlets (radio, TV, newspaper) by the same individual or company in the same market. The FCC prohibits companies from owning certain combinations of media within given markets to avoid monopoly situations.

CRT -                               Cathode Ray Tube (television/computer
                                    screen).

CYCLE TIME -                        Refers to time required for performance of
                                    particular functions; in the context of
                                    video games, refers to the relative
                                    responsiveness of a particular system or platform.

DATA PATH -                         The number of data bits simultaneously
                                    processed internally in a central
                                    processor. A 32-bit CPU has a data path that is twice as wide as a 16-bit CPU.

DATA RATES -                        Data rates are a key concern in
                                    communications applications and CD-ROM
                                    applications. Telephone engineers refer to bit rates and calculate the number of bits per second that can be transferred; so an ISDN "B- Channel" has a data rate of 64 kbps - which means 64 thousand bits per second. A computer engineer might refer to this as 64 kilo-BAUD. The opportunity for confusion is great when talking about bit rates off a





                                     -A 5-

                                    CD-ROM drive, which is often written as 150 kbps. While this looks like bits per second, it is actually Bytes per second! The bit rate off a CD-ROM drive is about
                                    1.2 megabits per second!  The usual
                                    convention is to refer to bits with a "b" and bytes with a "B", but this is not always rigorously followed.

DBS (Direct Broadcasting
  Satellite) -                      System in which signals are transmitted
                                    directly from a satellite to a home rooftop receiving dish (antenna).

DEDICATED CHANNEL -                 A cable channel designated exclusively for
                                    a specific purpose or type of programming.
                                    Examples include public access, educational use, or business data.

DEMOGRAPHICS -                      Breakdown of television viewers by such
                                    factors as age, sex, income levels,
                                    education and race. These figures are used in selling advertising time.

DESCRAMBLER -                       Electronic circuit that restores a
                                    scrambled video signal to its standard form.

DIALING PARITY -                    The offering to all telecommunications
                                    providers the capability to provide service that includes the dialing by their customers of the same number of digits to complete calls.

DIGITAL COMPRESSION -               An engineering technique for converting a
                                    cable television signal into a digital
                                    format (in which it can easily be stored and manipulated) which may then be processed so as to require a smaller portion of spectrum for its transmission.
                                    It could allow many channels to be carried in the capacity currently needed for one signal.

DIRECT BROADCASTING
  BY SATELLITE -                    A distribution system in which programming
                                    is transmitted directly via satellite to a receiving dish on an apartment building
                                    (multiple subscribers) or to an individual residence.

DISTANT SIGNALS -                   Television channel from another market
                                    imported and carried locally by a cable
                                    television system.

DISTRIBUTION CABLE -                Cable branching off the trunk line and
                                    passing residences that may subscribe to cable services.

DISTRIBUTION SYSTEM -               Part of a cable system consisting of trunk
                                    and feeder cables used to carry signals
                                    from headend to customer terminals.

DONGLE -                            Yes, it's a real part of multimedia jargon;
                                    it's a electronic device that controls
                                    access to a range of licensed applications.

DOWNLINK -                          Reception of video and audio programming
                                    from satellites in orbit using dish
                                    antennas and electronic equipment.





                                     -A 6-

DOWNSTREAM -                        Flow of signals from the cable system
                                    headend through the distribution network to the customer.

DRIVE BAY -                         The opening in a computer unit to hold a
                                    floppy drive, a hard drive, a tape drive or other device.

DROP CABLE -                        The last piece of cable that connects the
                                    customer's home to the cable system.

DUAL CABLE -                        Two independent distribution systems
                                    operating side-by side providing double the channel capacity of a single cable.

DVI - Digital Video Interaction; enables compressing, decompressing and displaying digital graphics and full motion video with audio; works with CD-ROM, CD-I and hard or floppy discs.

EARTH STATION -                     Structure, referred to as a "dish", used
                                    for receiving and/or transmitting those
                                    electromagnetic signals coming from or
                                    going to a satellite.

EDC/ECC -                           Stands for Error Detection Code/Error
                                    Correction Code; effective and complex
                                    means of discerning errors and correcting
                                    CD-ROM discs.

EDITING -                           The process of combining various segments
                                    of master videotape into a new or altered program.



EDUCATIONAL ACCESS
   CHANNEL -                        A channel on a cable system which is
                                    designated for exclusive use by
                                    educational entities.

EEPROM - A read-only memory program that can be erased electronically or a type of PROM, programmable read-only memory that can be erased with electric current.

EMERGENCY OVERRIDE -                The capability to interrupt all channels of
                                    a cable system with an emergency message to subscribers.

EQUAL ACCESS -                      The offering of access to local exchange
                                    facilities on a nondiscriminatory basis.

EXCLUSIVITY -                       Contractual right to be the sole exhibition
                                    of a program in a particular area during a particular time.

FAT - Nothing to do with dieting; stands for File Allocation Table; it's that part of a DOS system that keeps record of just where all those files are on a given disk.

FCC - Federal Communications Commission; the federal government's policy, licensing, and regulatory agency which governs communications within its jurisdiction.

FEEDER CABLE (or BRANCH) -          An intermediate cable distribution line
                                    that connects housedrops to the main trunk line.





                                     -A 7-

FEEDER LINE -                       Cable distribution lines that connect the
                                    main trunk line or cable to the smaller
                                    drop cable.

FIBER OPTICS -                      Very thin and pliable tubes of glass or
                                    plastic used to carry wide bands of
                                    frequencies.

FILTER - A circuit which allows signals of desired channels to pass through but blocks others. Used in trunk and feeder lines for special cable services, such as two-way operation and also as a method to secure service.

FM CABLE SERVICE -                  FM radio signals offered by a cable system
                                    (the cable must be connected to the
                                    customer's FM stereo receiver).

FM SERVICE - CABLE RADIO -          Audio services provided by attaching cable
                                    to an FM converter.  Audio services can
                                    include radio stations, satellite audio, simulcasting of broadcast, satellite, or pay services, and special programs for the visually impaired such as radio reading services.

FOOTPRINT -                         Term used to describe the geographic area
                                    which receives sufficient satellite signal strength for reception.

FORBEARANCE -                       The practice whereby a regulatory agency,
                                    although possessing jurisdiction to
                                    regulate, declines to regulate, either
                                    entirely or to the extent permitted by law.
                                    Forbearance has usually been based upon the conclusion that the presence of competition limits a regulated company's market power.

FRANCHISE -                         Contractual agreement between a cable
                                    operator and a governmental body which
                                    defines the rights and responsibilities of each in the construction and operation of a cable system within a specified geographic area. Under the Cable Act, a cable operation may not provide cable service without a franchise.

FRANCHISE FEE -                     Annual fee collected from cable operator by
                                    franchising authority.  Generally based on
                                    2 to 5 percent of cable operator's gross revenues. Limited to 5% by Cable Act of 1984.

FRANCHISING AUTHORITY -             Governmental body responsible for awarding
                                    a franchise, specifying the terms of a
                                    franchise, and regulating its operation.
                                    While the franchise authority is usually a local city of county body, some areas are regulated exclusively on the state level.

FREQUENCY -                         A measure of the number of times an
                                    electromagnetic signal repeats an identical cycle within a unit of time. One hertz
                                    (Hz) is one cycle per second.  A Kilohertz
                                    (KHz) is 1,000 cycles per second, a
                                    megahertz (MHz) is one million cycles per second, and a gigahertz (GHz) is one billion cycles per second.





                                     -A 8-

GATEWAY -                           A computer system that can transfer data
                                    between two normally incompatible
                                    applications or networks.  A gateway
                                    reformats data so that it is readable by the other network or applications. In a functional sense, a gateway might convert data carried over a cable TV network to a format readable by the worldwide telephone network, or translate between data on an Ethernet local area network and the Internet.

GLASS MASTER -                      Part of the disc making process; a highly
                                    polished glass disc, coated with
                                    photoresist and imprinted with the use of a laser beam.

GOVERNMENT ACCESS
 CHANNEL -                          A channel on a cable system dedicated for
                                    use by local government.

GOVERNMENTAL
  CABLECASTING -                    An opportunity for government officials to
                                    disseminate information to their
                                    constituents via cable television. This can be achieved for example, by the official periodically submitting 3/4 inch videocassettes to the cable operator, sending abridged newsletters for display on a system's alphanumeric channel or participating in interview programs on access channels.

GROSS RECEIPTS -                    Total revenue (as defined in the governing
                                    franchise agreement) derived from
                                    programming and services on a cable system.

HARDWARE -                          Equipment involved in production, storage,
                                    distribution, or reception of electronic signals, such as the headend, the coaxial cable network, amplifiers, the television receiver and production equipment like cameras and videotape recorders.

HDTV - A television signal with greater detail and fidelity than the current TV systems used. The USA currently uses a system called NTSC; HDTV would provide a picture with twice the visual resolution as NTSC as well as CD-quality audio.

HEADEND -                           Electronic control center of the cable
                                    system. This is the site of the receiving antenna and the signal processing equipment essential to proper functioning of a cable system.

HIGH BAND -                         Television broadcast channels seven through
                                    thirteen.

HIGH DEFINITION TELEVISION
  (HDTV) - Television transmission which increases the number of lines on the television screen so as to enhance picture resolution.
                                    Standards are currently under evaluation by the FCC.

HOMES PASSED -                      The total number of homes which have the
                                    potential for being hooked up to the cable system.





                                     -A 9-

HOUSEDROP -                         The cable which connects the subscriber's
                                    set to the feeder (or branch) line of the cable system. Also referred to as drop cable.

HUBS - Local distribution centers where signals are taken from a master feed, and transmitted over cable to customers.

HYPERMEDIA -                        Refers to incorporation of other media in
                                    hypertext or the promotional pump-priming preceding every new wrinkle in media these days.

HYPERTEXT -                         The format for the great interactive
                                    American novel; writing in non-linear style intended to allow the reader to select and arrange segments to determine plot.

INDEPENDENT -                       Individually owned and operated cable
                                    television system, not affiliated with an MSO.

INSTITUTIONAL NETWORK -             A network which is operated in conjunction
                                    with a cable TV system, which is designed to satisfy the needs of schools, businesses, or government.

INTERACTIVE CABLE -                 A cable system that can carry information
                                    both to and from subscribers. Examples of uses include opinion polling, requests for pay-per-view, information retrieval, and video games. (See also TWO-WAY SYSTEM.)

INTERCONNECT -                      Connection of two or more cable systems by
                                    microwave, fiber, coaxial cable, or
                                    satellite, so that programming or
                                    advertising may be exchanged, shared, or simultaneously viewed.

INTERCONNECTION -                   The practice of linking cable systems,
                                    usually with microwave, so that users of different cable systems can receive the same services simultaneously.

INTERDICTION -                      A method of receiving TV signals by jamming
                                    unauthorized signals but having all other signals received in the clear. Because the jamming is accomplished outside the home and does not require a set-top terminal in the home, interdiction is receiving more operator interest, especially in light of recent FCC actions encouraging more consumer friendly approaches.

INTEREXCHANGE CARRIER -             A long distance carrier between serving
                                    areas of LATAs.

INTERLACED DISPLAY -                A raster display is "interlaced" when the
                                    display screen skips every other line the first time through and then comes back to scan the alternate lines. Television screens are interlaced. In computer applications, interlaced displays are thought to contribute to image flicker.





                                     -A 10-

INTER-LATA -                        The provision of telecommunications
                                    services between LATAs. Pursuant to the AT&T Consent Decree, the RBOC's are prohibited from providing telecommunications services between LATAs.

INTRA-LATA -                        The area within a LATA in which, pursuant
                                    to the AT&T Consent Decree, the RBOCs are permitted to offer local telephone service.

ISDN - Integrated Service Digital Network; a universal digital telecommunications standard developed to facilitate simultaneous transmission of high-bandwidth data, video and audio signals.

ITFS (Instructional
  Television Fixed Service) -       An instructional broadcasting system where
                                    signals are distributed on a special
                                    microwave band to one or more fixed
                                    receiving points.

JANUS DISC -                        Incidental allusion to the Roman god;
                                    CD-ROM that possess god-like capacity to incorporate data in two or more otherwise incompatible formats.

LASER ROT -                         Degeneration of a laser disc resulting from
                                    contamination of raw material or improper process control.

LATA -                              Local Access and Transport Area.

LAYERED ECC -                       Layered Error Correction Code; means of
                                    preserving integrity of CD-ROM material;
                                    term refers to the fact that it is used on top of the CIRC error correction of CD audio discs.

LEASED CHANNELS -                   Any channels made available by the operator
                                    to potential programmers for a fee.

LINE EXTENSION AREA -               Area outside the initial service area of a
                                    cable system where service will be provided after the area reaches a certain density.

LOCAL AREA NETWORK -                Network within a building of office
                                    complex.

LOCAL EXCHANGE CARRIER
  (LEC) - A local telephone company within a serving area or LATA.

LOCAL LOOP -                        The set of facilities used by a telephone
                                    company to transport signals between a
                                    central office, roughly similar to a cable
                                    TV headend, and a customer location.  The
                                    LOCAL LOOP using twisted pair copper wire typically stretches a maximum of 18,000 feet between CO and customer premises.

LOCAL ORIGINATION
  CHANNEL -                         A channel that carries programming produced
                                    by a cable system for the community it
                                    serves.  Unlike





                                     -A 11-
                                    access channels, it is under the operator's exclusive control and may carry advertising.

LOCAL ORIGINATION
  PROGRAMMING -                     Programming developed by an individual
                                    cable television system specifically for the community it serves.

LOCAL PROGRAMMING -                 All programming on a cable system that is
                                    originated locally.

LOCKOUT DEVICE OR
  LOCKBOX -                         A mechanism designed to prevent the
                                    reception of specific programs. Usually used to prevent reception of pay cable movies.

LOOP - A dedicated local information distribution service, using phone lines, cable or other technologies, usually between business machines or locations of an institution.

LOW BAND -                          Television broadcast channels two through
                                    six.

MAGNETO OPTICAL -                   An information storage format magnetically
                                    sensitive at high temperatures only; a
                                    magneto optical disc can be erased or
                                    recorded over.

MATV (Master Antenna
   Television System) -             A system that serves a concentration of
                                    television sets such as an apartment
                                    building, hotel, etc., utilizing one
                                    antenna to pick up broadcast signals.

MICROWAVE -                         One method of interconnecting a cable
                                    system with a series of high frequency
                                    receive and transmit antennas mounted on towers spaced up to 50 miles apart.

MIDBAND -                           The part of the electromagnetic spectrum
                                    that lies between television channels 6 and 7, allocated by the FCC for aeronautical, maritime, and land mobile radio. These frequencies can be used on cable systems with appropriate waivers, and may require converters for reception on home TV sets.

MMDS (Multichannel Multipoint
   Distribution Service) -          Private service utilizing a very high
                                    frequency (2 GHz) to transmit multiple
                                    television signals (also called wireless cable).

MODULATOR                           An electronic device that adjusts the level
                                    and frequency of TV channels to that
                                    desired.

MONITOR -                           A device used to display a video signal.

MPEG - Motion Picture Experts Group; the working committee operating under the auspices of the International Standards Organization to set standards for digital compression and decompression of motion video/audio.





                                     -A 12-

MSO (Multiple System Operator) -    Company that owns and operates more than
                                    one cable television system.

MULTIMEDIA -                        Literally, more than one medium
                                    simultaneously.  In popular usage,
                                    typically refers to graphics (with or
                                    without animation) accompanied by sound.
                                    Some computer-based encyclopedias claim to be multimedia because they use both text and still pictures, although this seems a weaker definition of the word.

MULTIPLEXING -                      The potential transmission of several feeds
                                    of the same cable network with the same
                                    programming available at different times of the day. This is seen as one possible use of the additional channel capacity that may be made available by digital compression.
                                    Multiplexing is also used by some cable
                                    networks to mean transmitting several
                                    slightly different versions of the network, for example several MTV channels carrying different genres of music.

MUST-CARRY CHANNEL -                Local broadcast signals that are required
                                    to be carried over a cable system by the FCC.

NARROWCASTING -                     Delivery of programming that address a
                                    specific need or highly focused audience.

NCTA (National Cable
  Television Association) -         The major trade association for the cable
                                    television industry.

NEAR VIDEO ON DEMAND (a.k.a.
  Near Movie on Demand) -           An entertainment and information service
                                    that "broadcasts" a common set of programs to customers on a scheduled basis. At least initially, NVOD services are expected to focus on delivery of movies and other video entertainment. NVOD typically features a schedule of popular movies and events, offered on a staggered-start basis
                                    (every 15 to 30 minutes, for example).  See
                                    VIDEO ON DEMAND.

NON-DUPLICATION RULES -             Restrictions placed on cable television
                                    systems prohibiting them from importing
                                    distant programming that is simultaneously available locally.

NON-INTERLACED DISPLAY -            Whenever a line on a raster display is
                                    scanned in order, the display is
                                    "non-interlaced".  This presents a
                                    steadier, sharper image.

NONPROFIT ACCESS
  CORPORATION -                     A corporation formed exclusively for the
                                    purpose of facilitating program production on access channels. May be responsible for setting policies, administering grants, and/or promoting use of access facilities.

NUMBER PORTABILITY -                A capability that permits
                                    telecommunications users to maintain the same telephone access number as they change telecommunications suppliers.





                                     -A 13-

OFF-AIR -                           Reception of a television signal that has
                                    been broadcast through the air.

OLE - Object linking and embedding; a specification enabling developers to readily integrate information drawn from different applications by extending graphical connections under Microsoft Windows, OS/2 Presentation Manager and Apple Macintosh System 7.0.

OOP - Object-Oriented Programming; a programming method where each element is self-contained, including all data and instructions related to a particular object.

ORDINANCE -                         Enabling legislation passed by a local
                                    government to establish guidelines for the franchising process.

ORIGINATION EQUIPMENT -             A category of television equipment which
                                    includes, but is not limited to, cameras, film chains, videotape recorders, lighting, and remote location equipment.

OROM - Optical Read-Only Memory; a laser-encoded optical memory storage format for digital data storage.

PAY-CABLE -                         Pay-TV delivered over cable, where
                                    subscribers pay an additional fee for
                                    programs such as first-run movies or sports events.

PAY-PER-VIEW -                      Cable programming for which customers pay
                                    on a one-time basis (e.g., for prize
                                    fights, Broadway shows and movie
                                    premieres).

PAY PROGRAMMING -                   Movies, sports, and made-for-cable specials
                                    that are available to the cable customer for a charge in addition to the basic fee.

PEL - Abbreviation for a "Picture Element", used by television engineers to refer to the smallest display point on a screen.

PENETRATION -                       Ratio of the number of cable customers (or
                                    pay-TV customers) to the total number of households passed by the system.

PERFORMANCE STANDARDS -             Minimum technical criteria that a cable
                                    system must meet as defined by the FCC and/ or a local ordinance.

PERSONAL COMMUNICATIONS
  SERVICES -                        A new wireless communications service that
                                    allows users to communicate through the use of miniature hand held devices transmitted over radio waves. The technology uses a network of transmission towers or "mini-cells" to relay the signal from one point to another.

PIRATING -                          Illegal tapping of pay TV or cable TV
                                    signals.





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

PIXEL - Abbreviation for a "Picture Element", used by computer scientists. A pixel is the smallest dot on the screen that is managed by a screen display program. A VGA screen with 640 x 480 resolution displays over 300,000 pixels.

PLANT - The hardware, buildings, and distribution system of a cable system.

POINT OF PRESENCE -                 The place at which, pursuant to the AT&T
                                    consent decree, a long distance carrier
                                    interconnects with a local telephone
                                    company.

POLE ATTACHMENT -                   Cable television hook-ups to telephone or
                                    electric utility poles.

POLE REARRANGEMENTS -               The process of spacing utility lines and
                                    cable on a pole in a sequence regulated by the Public Utilities Commission or the utility. This rearrangement often involves adding cross-arms or replacing the pole.

POLE RENTAL -                       A fee paid to a utility company for the
                                    right to use its poles.

POLLING/OPINION POLLING -           Using an interactive converter, the process
                                    whereby a cable subscriber may register a response to a request or a question posed on a cable program.

PULSE CODE MODULATION -             Means of changing analog audio to a digital
                                    format by use of successive samples of
                                    materials to be copied.

PREMIUM SERVICES -                  Optional services that have charges above
                                    basic cable.  Can include pay cable for
                                    special types of programming, video games, text and/or interactive services.

PROGRAMMER -                        Individual, organization, or company
                                    providing programs to cable systems.

PUBLIC ACCESS CHANNEL -             A channel designated for use by the general
                                    public or nonprofit entities within a
                                    community on a nondiscriminatory basis,
                                    with no charges for channel time.

RAM - Random Access Memory; that portion of a computer's memory that read and writes data, representing the day- to-day capacity enabling most computer tasks, expressed in video game terms as VRAM (Video Random Access Memory).

RASTER DISPLAY -                    The standard television display in which
                                    the screen is scanned horizontally in
                                    interlaced lines from upper left to lower right. The standard television display is 525 lines.

REBUILD -                           The systematic replacement of old cable
                                    plant -- to improve signal quality or
                                    increase channel capacity.









                                     -A 15-

RESOLUTION -                        The amount of detail in a picture.

RIEF - Resource Interchange File Format; a multimedia specification, not tied to a particular platform, which permits assorted audio and video elements to be stored in common formats.

RISC - Reduced Instruction Set Computing; RISC differs from CISC (Complex Instruction Set Computing) in that complex operations are defined in terms of a sequence of smaller, simpler operations. The computer hardware in a RISC computer is designed to optimize the speed at which the simplest operations are performed and thus achieve overall high performance levels. Direct comparisons between RISC and CISC based hardware are not easy to make, but each has its proponents and detractors.

SATELLITE (Domestic
  Communications) -                 Device located in geostationary orbit above
                                    the earth which receives transmissions from separate points and retransmits them to cable systems, DBS and others over a wide area.

SATELLITE MASTER ANTENNA
  TELEVISION SYSTEM (SMATV) -       Systems that serve a concentration of TV
                                    sets such as an apartment building, hotel, etc., utilizing one central antenna to pick up broadcast and/or satellite signals.

SATELLITE SERVICE -                 Any channel delivered to cable systems by a
                                    communications satellite.

SATURATED SYSTEM -                  Any cable system carrying up to its
                                    existing channel capacity.

SCRAMBLING -                        A signal security technique for rendering a
                                    TV picture unviewable, while permitting
                                    full restoration with a properly authorized decoder or descrambler.

SCSI - Small Computer Systems Interface, a standard way to connect external systems to a computer. In general, CD- ROM drives are connected to computers through an SCSI (pronounced "scuzzy") interface card.

SECURITY SYSTEMS -                  General term encompassing fire alarms,
                                    smoke detectors, burglary devices, and
                                    other services aimed at protecting the
                                    welfare and property of subscribers and
                                    users.  Some use cable system from
                                    subscriber's home to police or fire
                                    departments.

SERVICE/TEST EQUIPMENT -            A category of equipment which includes, but
                                    is not limited to, oscilloscopes, field
                                    strength meters, spectrum analyzers, and cable testing equipment.

SERVO Electronic/mechanical machine using feedback to make precise starts and stops of the optical head; focuses the laser beam.





                                     -A 16-

SET TOP BOX -                       Any of several different electronic devices
                                    that may be used in a customer's home to enable services to be on that customer's television set. If the "set top" device is for extended tuning of channels only, it is called a CONVERTER. It restores scrambled or otherwise protected signals, it is a DESCRAMBLER.

SHOP-AT-HOME -                      Programs allowing customers to view
                                    products and/or order them by cable
                                    television, inlcuding catalogues, shopping shows, etc.

SIGNAL COMPRESSION                  A method of combining television signals so
                                    that a larger number of channels than usual can be transmitted over a fixed bandwidth.
                                    A device to "expand" the wanted signal a the receive location is also required.

SIGNAL-TO-NOISE-RATIO -             The ratio of the desired signal to the
                                    amount of noise (interference or
                                    degradation) in a picture. The higher the S/N ratio, the better.

SMATV -                             Satellite master antenna television.
                                    Satellite dishes and aerial antennae
                                    erected on apartment buildings and
                                    multi-unit dwellings to receive and
                                    re-transmit satellite and off-the-air
                                    television signals to occupants of such
                                    buildings or dwellings.

SOFTWARE -                          Materials used in programming such as
                                    films, slides, video tapes, or video discs, and the information they carry. Also languages and formats used in computer programming. Compare to hardware.

SPECIAL-EFFECTS
  GENERATOR -                       A device used in the production of
                                    television programs that facilities
                                    transitions from one scene to another.

SPIN UP -                           Getting up to speed, referring to the
                                    rotation rate of a CD-ROM that must be
                                    reached for the disc to be readable.

SPRITE - A graphic element defined on a plane in front of the background plane. Video games are optimized to use sprites; computer displays are optimized around bit-maps.

STOPWORD -                          A word in the data base that is not
                                    included in the index.

STV (Subscription Television) -     Pay-TV delivered by UHF over-the-air.
                                    Signals are scrambled and decoded at the subscriber's set by special receiver.

SUBSCRIBER -                        Customer paying a monthly fee to cable
                                    system operators for the capability of
                                    receiving a diversity or programs and
                                    services.

SUPERSTATIONS -                     Broadcast stations whose signals are
                                    transmitted over satellite and available nationwide for distribution over





                                     -A 17-
                                    cable systems.  Examples include
                                    WGN-Chicago, WTBS-Atlanta, and WWOR-New
                                    York.


SUPERTRUNK -                        Cable that carries several video signals
                                    between facilities of a cable system.

SYNDICATED EXCLUSIVITY -            Requirement by which cable systems must
                                    blackout significant portions of their
                                    distant signals in order to protect
                                    syndicated programming which local
                                    television broadcasters had under an
                                    exclusive contract.  The FCC eliminated
                                    this requirement in 1980 and reimposed it in 1990.

TAP - The connection from the feeder cable to the subscriber housedrop.

TELECONFERENCING -                  A term for simultaneous sound hookup that
                                    allows individuals in two or more locations to meet with one another in a long-distance
                                    "conference" mode.  Video conferencing
                                    includes pictures and sound. Can be video one-way, audio two-way or two-way video.

TELETEXT -                          One-way system of storing and displaying
                                    printed and graphic material on the home television screen.

TERMINAL -                          Device that serves as interface between
                                    user and communication system, e.g.
                                    computer keyboard or a Fax machine.

TIERED PROGRAMMING -                A group of programs for which the customer
                                    is charged a fee. For example, most cable systems offer a satellite programming tier.

TIERS - Levels of programming or services offered in packages or singly to cable subscribers. Usually progressive in price, quality and quantity of programs. Compare to basic service.

TIME BASE CORRECTOR -               An electronic device that corrects and
                                    stabilizes the video image during editing and/or cablecasting. Local cable channels which are not equipped with time base correctors usually produce inferior picture quality.

TRANSLATOR -                        Relay system that picks up distant
                                    television signals, converts the signals to another channel to avoid interference, and retransmits them into areas the original television station could not reach.

TRANSPONDER -                       The part of a satellite that receives and
                                    transmits a signal.

TRUNKING -                          Transporting signals from one point (an
                                    antenna site for instance) to another point
                                    (such as a headend), usually without
                                    serving customers directly. Trunking can be accomplished by using coaxial cable, fiber optics or microwave radio.





                                     -A 18-

TRUNK LINE -                        The major distribution cable used in cable
                                    television systems.

TWO-WAY SYSTEM -                    A cable system which can carry signals in
                                    both directions, from the headend to the subscriber and back to the headend.

TVRO -                              A television receive-only earth station
                                    which receives signals

                                    from satellites in geosynchronous orbit.

TV TRANSLATOR -                     A relay system that picks up distant
                                    broadcast television signals, converts the signals to another channel to avoid interference, and re-transmits them into areas the original station could not reach.

UNBUNDLING -                        The separation and discrete offering of the
                                    components of the local telephone service.
                                    UNBUNDLING of network components
                                    facilitates the provision of "pieces" of the local network, such as local switching and transport, by telephone company competitors.

UNDERGROUND
  INSTALLATION -                    Method of installing cable underground as
                                    opposed to aerial suspension of cable on poles.

UPGRADE (OR SYSTEM
  UPGRADE) -                        Modification of cable plant or home
                                    terminal equipment (converters) to improve quality and/or increase channel capacity.

UPLINK - A satellite dish antenna and transmitter designed to send programming to a satellite for distribution.

UPSTREAM -                          Flow of any information from the customer,
                                    through the cable system, to the headend.

UPWARD COMPATIBLE -                 The high-tech equipment of upwardly mobile;
                                    an entity that can be incorporated in a
                                    larger, or more sophisticated environment, such as software that can run on computer systems of expanded capacity.

VCR (Video Cassette Recorder) -     A machine used to record and playback
                                    images on magnetic tape, packaged in a
                                    cassette for storage, convenience and
                                    longevity.

VAPORWARE -                         Word that connotes any multimedia product
                                    that is real only in the mind of its
                                    creator; related slang includes hyperware, indicating hardware that has not yet been delivered and slideware, something that only exits in slide presentations.

VIDEO DIALTONE -                    A means by which telephone companies may
                                    provide transmission facilities and for
                                    on-telco video programming as well as
                                    certain enhanced services to third party programmers.





                                     -A 19-

VIDEO ON DEMAND -                   An entertainment and information service
                                    that allows customers to order programs
                                    from library of material at any time they desire.

WORD -                              Typically 2 or 4 bytes make up a "word".
                                    Word is not often used today, but in use it would refer to the size of the instruction a CPU is required to process.

WORM - Write Once Read Many; a permanent optical storage that permits the user to record information on a blank disc.

YELLOW BOOK -                       The physical specification for any form of
                                    laser encoded optical memory storage
                                    medium (CD-ROM disc).





                                     -A 20-